EXHIBIT 4.19
CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS
DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT
TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
INVESTMENT AND SECURITIES SUBSCRIPTION AGREEMENT
by and among
NII HOLDINGS, INC.,
COMUNICACIONES NEXTEL DE MEXICO, S.A. DE C.V.,
NEXTEL INTERNATIONAL (URUGUAY), LLC
and
GRUPO TELEVISA, S.A.B.
Dated as of February 15, 2010

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS
DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT
TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

i

(continued)

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS
DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT
TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

(continued)

(continued)

(continued)

v

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS
DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT
TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED
THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
LIST OF EXHIBITS

Exhibit A	Calculations
Exhibit B	Closing Distribution Amount
Exhibit C-1	Form of Company Restated Bylaws
Exhibit C-2	Matters to be Included in Subsidiary Restated Bylaws
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Matters to be Included in Inversiones Nextel Trust, in the Inversiones Nextel de México, S.A. de C.V. bylaws and in the Inversiones Nextel Shareholders’ Agreement
Exhibit F	Investment Representations
Exhibit G	Auction Matters
Exhibit H	Description of Commercial Arrangements
Exhibit I	***
Exhibit J	Special Approval Matters
Exhibit K	Restricted Persons
Exhibit L	Success at the Auction
Exhibit M	Dividend Policy
Exhibit N	Form of Company Stockholders Resolution
DISCLOSURE STATEMENTS
Company Disclosure Statement
Investor Disclosure Statement

INVESTMENT AND SECURITIES SUBSCRIPTION AGREEMENT
     THIS INVESTMENT AND SECURITIES SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of February 15, 2010 (the “Effective Date”), by and among NII HOLDINGS, INC., a Delaware corporation (“NII”), NEXTEL INTERNATIONAL (URUGUAY), LLC, a Delaware limited liability company (“Uruguay”), COMUNICACIONES NEXTEL DE MEXICO, S.A. DE C.V., a Mexican corporation (the “Company”, and collectively with NII, Uruguay and any NII Subsidiary Party, the “Company Parties”), and GRUPO TELEVISA, S.A.B., a Mexican corporation (the “Investor”, and together with any Investor Subsidiary Party, the “Investor Parties”). The Company Parties and the Investor Parties are sometimes referred to in this Agreement collectively as the “Parties” or individually as a “Party”. Unless the context otherwise requires, terms used in this Agreement that are capitalized and not otherwise defined in context will have the meanings set forth or cross-referenced in Article 12.
RECITALS
     A. NII is the indirect parent company, and indirectly owns all the outstanding equity interests, of the Company. Uruguay, a Wholly Owned Subsidiary of NII, owns 99.9% of the outstanding equity interests of the Company, and Servicios NII, S. de R.L. de C.V., a Wholly Owned Subsidiary of NII, owns the remaining outstanding equity interests of the Company.
     B. The Investor desires to make a capital contribution to the Company, and the Company desires to issue to the Investor the Investor Quota and the Option and grant to the Investor certain other rights in accordance with the terms and subject to the conditions set forth in this Agreement.
     C. In connection with the contribution by the Investor and the other transactions pursuant to the terms and conditions of this Agreement, the Parties desire that the Investor be granted certain rights to representation on the Board and certain approval rights and certain other rights with respect to the Company.
     D. In connection with the contribution by the Investor and the grant of certain rights to the Investor contained in this Agreement, the Parties desire that NII, Uruguay and the Investor and each of their respective Affiliates (other than the Company) make certain commitments to and for the benefit of each other and the Company.
     E. Prior to the Closing, in accordance with and subject to the provisions set forth herein, the shareholders of the Company will approve the conversion of the Company from a variable capital corporation (sociedad anónima de capital variable) to a variable capital limited liability company (sociedad de responsabilidad limitada), with Bylaws containing the same rights and privileges of the Investor as would be granted to the Investor under applicable Law if the Company had remained a corporation (sociedad anónima de capital variable) (the “Conversion”).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1: INVESTMENT
     1.1 Capital Contribution and License. Subject to the terms and conditions set forth in this Agreement, including the Closing conditions set forth in Article 2:
     (a) Capital Contribution and Issuance of the Investor Quota. Subject to adjustment as set forth in this Article 1, the Investor will make, or will cause one of its Wholly Owned Subsidiaries to make, a capital contribution (the “Contribution”) to the Company in an amount equal to (i) $1,440,000,000 (one billion four hundred and forty million dollars) less (ii) the License Payment, and the Company will issue to the Investor a Quota (the “Investor Quota”) representing a 30% Percentage Interest in the Company. The Contribution will be made to the variable portion of capital of the Company to the extent permitted by Law. The Investor Quota will be subject to the transfer restrictions set forth in this Agreement and, except for such transfer restrictions, will be issued by the Company free and clear of all Encumbrances.
     (b) Payment of the License Payment and Granting of the Investor License and the Investor Sublicense. (i) The Investor, or one of its Wholly Owned Subsidiaries, will make a payment to NII in an amount equal to the Net Present Value of the Investor License Share (the “License Payment”); (ii) the Investor and NII will enter into a license agreement pursuant to which NII will grant to the Investor a non-exclusive seven-year license to the intellectual property licensed by NII to the Company pursuant to the Intercompany License Agreement (the “Investor License”); and (iii) the Investor and the Company will enter into a sublicense agreement pursuant to which the Investor will grant the Company a seven-year sublicense to the Investor License (the “Investor Sublicense”) under which the compensation payable to the Investor, when compared to the total compensation payable by the Company to NII and to the Investor pursuant to the Intercompany License Agreement and the Investor Sublicense, respectively, will equal the Investor’s Percentage Interest (the “Investor License Share”), and under which the payments to the Investor will be made concurrently with payments to NII under the Intercompany License Agreement. The Investor License and the Investor Sublicense will be subject to the transfer restrictions and rights of transfer as set forth in Section 9.10(c). If the Investor or its Permitted Transferees sell or otherwise dispose of all or a portion of their Percentage Interest in accordance with the terms of this Agreement, a proportionate interest in the Investor License and the Investor Sublicense will be transferred with such Percentage Interest, and the third party acquiror of such Percentage Interest will be entitled to the rights under the Investor License and the Investor Sublicense, including an Investor License Share proportionate to such holder’s Percentage Interest. Prior to the Closing, the Intercompany License Agreement will be amended so that it will terminate concurrent with the seven year expiration of the Investor License and the Investor Sublicense (the “Intercompany License Agreement Amendment”).

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
     1.2 *** Commitments.
          (a) ***
          (b) ***
     1.3 Investor Installments. Subject to the terms and conditions set forth in this Agreement, the Contribution will be made, and the License Payment will be paid, by the Investor, or one of its Wholly Owned Subsidiaries, in four installments as set forth in the table below (each an “Installment”). In advance of the date of each Installment, the Parties shall agree in a writing executed by the Parties on the amount of the License Payment and the Contribution. Each portion of the Contribution will be funded, and each portion of the License Payment will be paid, by bank wire transfer of immediately available funds to the accounts designated in writing by the Company or NII, as applicable, at least two Business Days in advance. The table below indicates the Investor’s aggregate Percentage Interest and Investor License Share immediately following the first Installment, and the Investor’s aggregate Percentage Interest and Investor License Share immediately after the funding of each subsequent Installment. The table below does not reflect any adjustments to the Investor’s Percentage Interest and Investor License Share to give effect to any *** or ***; therefore any *** or *** and any adjustment to the Investor’s Percentage Interest and the Investor License Share will be proportionately allocated across the Installments, the Investor’s Percentage Interest and the Investor License Share, as applicable. Any such allocation shall be agreed in a writing executed by the Parties prior to payment of the related Installment. No capital increases shall restrict Investor’s rights to make Installment payments and acquire the additional Percentage Interests and additional Investor License Shares set forth in the table below. In the event that, in accordance with this Agreement, the Investor no longer owns the Investor Quota or a put or call right with respect to the Investor Quota has been exercised or the drag-along right or the tag-along right with respect to the Investor Quota has been exercised, in each case prior to any Installment date, then the Investor’s obligations to fund all remaining Installments shall be null and void.

		Cumulative
		Percentage Interest
		and Investor
Date	Installment Amount	License Share
Closing Date	$1,140,000,000	25.33%
On or before the first anniversary of the Closing Date	$100,000,000	26.96%
On or before the second anniversary of the Closing Date	$100,000,000	28.51%
On or before the third anniversary of the Closing Date	$100,000,000	30.00%
Total	$1,440,000,000	30.00%
     1.4 Investor Default. If the Investor fails to fund (or cause to be funded) any Installment in full when due under Section 1.3 (a “Default”) and that Default continues for 20 days, then the amount unfunded will accrue a late fee from the date it was due (i.e., without giving effect to the 20-day grace period) until the date it is funded in full at a rate equal to ***% per annum (or, if such rate is not permitted by applicable Law, such lower rate that is the highest rate permitted by applicable Law). If the Default continues for 60 days, then all of the Investor’s rights (but not obligations) under Section 1.6 and Articles 7, 8 and 9 will be suspended without any other further action until the unfunded amount then due shall have been received in full by the Company Parties unless those rights have otherwise terminated pursuant to this Agreement.
     1.5 Distribution.
     (a) Distribution. Prior to the Closing, the Company shall declare a distribution in an amount equal to the estimate of the Closing Distribution Amount as set forth on the Estimated Closing Distribution Statement, subject to adjustment as provided for herein (the “Closing Distribution”), with a record date before the Closing. The Closing Distribution shall not be settled or paid until after the Final Distribution Amount has been agreed or determined pursuant to clause (c) below.
     (b) Closing Distribution Calculation. At least 10 Business Days prior to the scheduled Closing Date, the Company Parties will prepare and deliver, or cause to be prepared and delivered, to the Investor an estimated statement (the “Estimated Closing Distribution Statement”), setting forth their good faith calculation as of the Closing Date of the amount of the distribution described on Exhibit B (the “Closing Distribution Amount”). The Estimated Closing Distribution Statement (i) will include all of the components of the calculation of the Closing Distribution Amount, including but not limited to the items identified on Exhibit B, and appropriate supporting information and (ii) will be prepared in accordance with Mexican GAAP using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation and accrual methodologies used in preparing the Company Financial Statements.
     (c) Not later than the 30th day after the Closing Date, the Company Parties will cause the Company’s outside audit firm to prepare and deliver to the Investor a statement (the “Audited Closing Distribution Statement”), setting forth their calculation of the Closing Distribution Amount with the same detail and supporting information and subject to the same standards and preparation as the Estimated Closing Distribution Statement. Following the delivery of the Audited Closing Distribution Statement, the Company Parties shall provide the Investor with access to the necessary books, records and working papers of the Company and otherwise cooperate with the Investor to enable the Investor to verify the Closing Distribution Amount. If the Investor agrees with the calculation of the Audited Closing Distribution Statement, such statement will be the “Final Distribution Statement”, and the Closing Distribution Amount reflected on such Audited Closing Distribution Statement will be the “Final Distribution Amount”. If the Investor does not agree with the calculation of the Audited Closing Distribution Statement and the Company Parties and the Investor are unable to agree on the Final Distribution Amount within 30 days after the delivery of the Audited Closing Distribution Statement to the Investor, then the Company Parties and the Investor shall submit the dispute to a “nationally recognized” accountant selected by the mutual agreement of the Parties within 10 days after the end of such 30 day period (the “Accounting Firm”). If the Company Parties and the Investor are unable to mutually agree upon such an accountant within such 10-day period, then the Company Parties and the Investor shall on the day following the end of such 10-day period each select a “nationally recognized” accountant and within five days after their selection, those two accountants shall select a third “nationally recognized” accountant, which third accountant shall act as the Accounting Firm. Such third “nationally recognized” accountant shall not be an accountant or accounting firm that has performed accounting or similar services for the Company Parties or the Investor (or any of the their respective Affiliates) in the past three years. The Company Parties and the Investor shall request that the Accounting Firm provide a calculation of the Closing Distribution Amount within 30 days after its retention, and the Parties shall cooperate fully with the Accounting Firm so as to enable it to make such determination as quickly and as accurately as practicable. The Accounting Firm’s statement (the “Accounting Firm Closing Distribution Statement”) setting forth the calculation of the Closing Distribution Amount shall be in writing, delivered to NII and to the Investor and shall be conclusive and binding upon the Parties. The Parties agree that, absent manifest error on the part of the Accounting Firm, they shall have no right of action or other right to judicial review of the determination of the Accounting Firm. The fees and expenses of the Accounting Firm will be shared equally by the Investor Parties, on the one hand, and NII, on the other hand. In such case, the Accounting Firm Closing Distribution Statement shall be the “Final Distribution Statement” and the amount reflected thereon will be the “Final Distribution Amount.” All calculations shall be made in pesos (Mexican currency). Any components that are in a currency other than Mexican pesos shall be converted for these purposes into pesos (Mexican currency) at the official exchange rate used for payments of obligations in foreign currencies as published by the Bank of Mexico in the “Diario Oficial de la Federal de Federacion” on the day of the preparation of the Estimated Closing Distribution Statement (for purposes of the Estimated Closing Distribution Statement) and on the Closing Date for all other purposes of this Section 1.5.
     (d) The Company will take all necessary action so that the Closing Distribution Amount will be equal to the Final Distribution Amount.
     (e) Payments. The Closing Distribution shall be paid after determination of the Final Distribution Amount as set forth on the Final Distribution Statement.
     (f) No Disproportionate Distributions. Other than the Closing Distribution or capital redemptions contemplated by this Agreement, no distributions or dividends of the Company shall be made without the Investor receiving its proportionate share.
     (g) No Effect on Percentage Interests. For the avoidance of doubt, as of the Closing, after giving effect to the Closing Distribution and adjustments made pursuant to this Section 1.5, the Investor’s Percentage Interest will be 25.33% and NII’s Percentage Interests will be 74.67%, in each case subject to adjustment as provided in Section 1.2, and the Company shall take such corporate or other actions, and the Parties shall reasonably cooperate therewith, to ensure such Percentage Interests.

     1.6 Option to Acquire Additional Interest.
     (a) Grant of Option. The Company and NII grant to the Investor an option (the “Option”), subject to the provisions of this Section 1.6, to (i) increase the Investor’s Percentage Interest by an additional 7.5% of the Company’s total ownership (measured at the time immediately prior to exercising the Option and after giving effect to the Option) (the “Option Percentage Interest”) and (ii) increase the Investor License Share by an additional 7.5% of the aggregate compensation remaining to be paid to NII pursuant to the Intercompany License Agreement and to the Investor pursuant to the Investor Sublicense (measured at the time immediately prior to exercising the Option and after giving effect to the Option) (the “Option License Share”). (By way of example, assuming that, immediately prior to exercising the Option, the Investor’s Percentage Interest is equal to 30% and the Investor License Share is equal to 30%, then after giving effect to the exercise of the Option, the Investor’s Percentage Interest will be 37.5% and the Investor License Share will be 37.5%). The Investor may at any time prior to the exercise thereof Transfer the Option in whole, and not in part, to a Permitted Transferee or other transferee (in accordance with the provisions of Articles 7 and 8) without the consent of the Board or any other Quotaholder so long as the Permitted Transferee or such other transferee and the Transfer complies with Section 8.2 or 8.3. The Investor or a Permitted Transferee or other transferee, in its capacity as the holder of the Option, is referred to herein as the “Option Holder”. The Company Parties shall take or cause to be taken all necessary actions to approve and permit the grant of the Option and, if the Option is exercised, the increase in the Investor’s Percentage Interest and in the Investor License Share, including by voting in favor of and executing written consents to approve the increase to the Investor’s Percentage Interest and the Investor License Share, by waiving any preemptive, gross-up, subscription, anti-dilution or similar rights in favor of NII or its Affiliates that would otherwise be applicable to such increase and by registering such increase in the Company’s corporate books.
     (b) Exercise of Option. Subject to Sections 1.4 and 6.15, the Option may be exercised upon written notice from the Option Holder delivered to the Company during the period commencing 15 Business Days before, and ending 15 Business Days after, either of the third anniversary or the fourth anniversary of the Closing Date. No more than one option exercise notice may be delivered pursuant to this Section 1.6(b). The Option can be exercised only in whole, and not in part. If the Option Holder fails to exercise the Option (without regard to when paid) within the time period contained in this Section 1.6(b), then the Option will immediately expire as to such time period and become null and void as to such time period without any other further action.
     (c) Option Exercise Price. On the Settlement Date, the Option Holder will (i) make a capital contribution to the Company in cash in an amount equal to (A) the Fair Market Value as of the date of exercise (as agreed upon by the Parties or, if the Parties fail to agree on or before the 14th day after the Option Holder provides notice exercising the Option, then as determined by the Banker Approach under Section 9.9), without giving effect to the Option, times 7.5% minus (B) any amounts paid to NII pursuant to the following clause (ii) (the “Option Contribution”) and (iii) make a payment to NII equal to the Net Present Value of the Option License Share (the “Option License Payment”) (clauses (i) and (ii) collectively, the “Option Exercise Price”).
     (d) Mechanics. The settlement of the Option will occur as promptly as practicable (but not later than 5 Business Days) after determination of the Option Exercise Price, subject to extension as provided in Section 6.15 (the “Settlement Date”). On the Settlement Date the following shall occur in the order provided below:
     (i) The Company will declare a capital reduction in redemption of NII’s (or its applicable Subsidiary’s) Percentage Interest. The capital reduction will be in an amount equal to an amount of the Company’s capital which after such reduction will result in the Option Holder’s Percentage Interest being increased by an additional 3.75% of the Company’s total capital (the “Capital Reduction Percentage Interest”). Such capital reduction will be in an amount not more than the Option Contribution. A payable in that amount will be recorded on the books and records of the Company (the “Capital Reduction Payable”). By way of example, if the Option Holder’s Percentage Interest was 30% prior to exercise of the Option, its Percentage Interest will be 33.75% immediately after the steps described in this subclause (i) (when the capital reduction has been paid) and the Investor License Share will be proportionately increased.
     (ii) The Investor will make a capital contribution to the Company in the amount of the Option Contribution and will pay the Option License Payment to NII, in each case by bank wire transfer of immediately available funds to the bank account designated in writing by the Company or NII, as applicable, no later than two Business Days prior to the anticipated Settlement Date.
     (iii) The Company will increase the Option Holder’s Percentage Interest by a percentage such that, after giving effect to clauses (i), (ii) and (iv), the Option Holder’s Percentage Interest will have been increased by an additional 7.5% of the Company’s total capital (after giving effect to the option exercise) and will enter into such agreements and documents, including amendments to the Investor License, Investor Sublicense, and the Intercompany License Agreement, if any, as are necessary to effect a corresponding increase in the Investor License Share.
     (iv) The Company will then pay the Capital Reduction Payable to NII (or its applicable Subsidiary).
By way of example, if the Option Holder’s Percentage Interest was 30% prior to exercise of the Option, its Percentage Interest will be 37.5% immediately after the steps described in this Section 1.6(d) and the Investor License Share will be proportionately increased.
     (e) No Rights of Option Holder. The Option Holder is not, solely by virtue of the unexercised Option, entitled to any rights of a quotaholder in the Company with respect to the Option Percentage Interest.

     1.7 Time and Place of Closing. Unless this Agreement and/or the provisions of this Article 1 have been terminated under Section 11.1, the initial closing of the transactions contemplated by this Agreement (the “Closing”) will take place remotely via the exchange of documents and signatures on the third Business Day after satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date but subject to the satisfaction or waiver of those conditions) set forth in Article 2, or in such other manner and at such other time as the Parties will agree in writing. The date on which the Closing occurs will be the “Closing Date”.
     1.8 Closing Deliveries.
     (a) Deliveries by the Company Parties. At the Closing, the Company Parties will deliver, or cause to be delivered, to the Investor Parties the following items:
     (i) a certified copy of (A) the Company Restated Bylaws, together with shareholders meeting resolutions and other company actions of the Company approving and adopting the Company Restated Bylaws in substantially the form attached as Exhibit C-1 with any changes mutually agreed upon by the Parties (it being agreed that the Company Parties will not object to any proposed changes to the Company Restated Bylaws proposed by the Investor within 45 days after the Effective Date that the Parties reasonably determine are necessary or reasonably appropriate to grant Investor all rights that it would have been entitled to as a matter of Law (including any rights under the General Law of Mercantile Companies) if the Company were to remain a corporation (sociedad anónima de capital variable)) and (B) the Subsidiary Bylaws, together with resolutions or other company actions of the Company’s Subsidiaries approving and adopting such Subsidiary Bylaws to include the matters set forth on Exhibit C-2 in form and substance reasonably acceptable to the Parties, except, for those Subsidiaries of the Company where SCT approval is required the Subsidiary Bylaws will not be in effect until SCT approval is obtained;
     (ii) an original duly executed version of the Company’s shareholders resolutions (acta de asamblea de accionistas) evidencing (A) the authorization of an increase in the capital stock of the Company for an amount equal to the total interest to be acquired by the Investor as set forth in Article 1 and for the issuance of the Investor Quota, (B) the appointment of the Board members of the Company pursuant to Section 7.1(a), and (C) the appointment of the statutory auditors (comisarios) of the Company pursuant to Section 7.1(b);
     (iii) an original duly executed version of the quotaholders resolutions (acta de asamblea de socios) or shareholders resolutions (acta de asamblea de accionistas), as the case may be, of each of the Subsidiaries of the Company evidencing the appointment of the statutory auditors (comisarios) of each of those Subsidiaries pursuant to Section 7.1(b);
     (iv) (A) the Investor License, duly executed by NII, (B) the Investor Sublicense, duly executed by the Company and (C) the Intercompany License

Agreement Amendments, duly executed by NII and the Company, in each case in form and substance reasonably acceptable to the Investor;
     (v) the Investor Quota representing the Investor’s Percentage Interest as of the Closing Date pursuant to Section 1.3, in form and substance reasonably acceptable to the Investor, which Percentage Interest will increase with each Installment as set forth in Section 1.3, in each case subject to adjustment as described in Section 1.3;
     (vi) a complete copy of the quotaholders registry book of the Company, certified by the Secretary of the Board of Managers of the Company, including the entry evidencing the ownership interest of the Investor;
     (vii) an incumbency certificate or certified copies of powers of attorney of the officers of the Company Parties executing this Agreement and each of the other Transaction Documents on behalf of the applicable Company Party;
     (viii) the certificate required pursuant to Section 2.2(c);
     (ix) a registration rights agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), duly executed by NII; and
     (x) the other documents and instruments reasonably requested by the Investor Parties to consummate the transactions contemplated by this Agreement.
     (b) Deliveries by the Investor Parties. At the Closing, the Investor Parties will deliver, or cause to be delivered, to the Company Parties the following items:
     (i) that portion of the Contribution and the License Payment payable to the Company and NII, respectively, on the Closing Date under Section 1.3, subject to adjustment as described in Section 1.3;
     (ii) the Investor License and the Investor Sublicense (in form and substance reasonably acceptable to the Investor), duly executed by the Investor or the Investor’s Wholly Owned Subsidiary that acquires the Investor License Share;
     (iii) an incumbency certificate or certified copies of powers of attorney of the officers of the Investor Parties executing this Agreement on behalf of the applicable Investor Party;
     (iv) the certificate required pursuant to Section 2.3(c);
     (v) the Registration Rights Agreement, duly executed by the Investor; and

     (vi) the other documents and instruments reasonably requested by the Company Parties to consummate the transactions contemplated by this Agreement.
     1.9 Legend. In addition to any other legend that may be required under applicable Law, each Quota certificate (if any) will be stamped or otherwise imprinted with a legend substantially in the following form (in English and in Spanish):
“NO SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE EQUITY INTERESTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF THE INVESTMENT AND SECURITIES SUBSCRIPTION AGREEMENT, DATED AS OF FEBRUARY 15, 2010, BY AND AMONG THE COMPANY AND CERTAIN OF ITS QUOTAHOLDERS. THE COMPANY WILL NOT BE REQUIRED TO RECORD ANY SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE UNLESS MADE AS AFORESAID. A COPY OF THE ABOVE REFERENCED AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”
     1.10 Withholding. Notwithstanding anything in this Article 1 to the contrary, the Investor shall be entitled to deduct and withhold from the Installments any amount as may be required to be deducted and withheld with respect to the making of such payment under applicable United States or Mexican federal, state or local or foreign tax Laws (“Withholding Tax”). To the extent that amounts are so deducted and withheld by the Investor and evidence is provided to the Company or NII, as applicable, showing that such amounts have been thereafter paid to the appropriate taxing authority in accordance with applicable Law, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company or NII, as applicable, in respect of which such deduction and withholding was made by the Investor. The Company Parties shall provide the Investor with such residence or similar certificates reasonably requested by the Investor to reduce the amount of any Taxes required to be withheld on any payments made by the Investor to the Company Parties pursuant to this Agreement.
ARTICLE 2: CONDITIONS TO CLOSING
     2.1 Conditions to the Parties’ Obligations. The obligations of each Party to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part by the Party benefited thereby, to the extent permitted by applicable Law:

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
     (a) Success at the Auction. The Parties will have obtained a Success at the Auction.
     (b) No Violation of Law or Order. The Closing will not violate any Law or Order.
     (c) Regulatory Approvals. Each Party will have obtained all necessary approvals from the relevant Governmental Authorities in connection with the execution and delivery of and Closing under this Agreement, to the extent that the Party is required to obtain approvals and the approvals are required to be obtained by that Party on or before the Closing Date, in each case containing no condition or restriction which, in the reasonable opinion of any Party, would constitute an Adverse Condition.
     2.2 Conditions to the Investor Parties’ Obligations. The obligations of the Investor Parties to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction, on or before the Closing Date, of each of the following additional conditions, any or all of which may be waived in whole or in part by the Investor Parties, to the extent permitted by applicable Law; except, that, *** in the Auction in accordance with Section 1.2(a), then the Investor’s *** will operate as a complete waiver of the condition set forth in Section 2.2(a) (other than with respect to the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.8, 3.11(b), 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.11 and 4.18(b)) and the Company Parties will no longer be required to deliver the certificate referenced in Section 2.2(c) as to the matters set forth in Section 2.2(a) (other than with respect to the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.8, 3.11(b), 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.11 and 4.18(b)) at the Closing:
     (a) Representations and Warranties True. The representations and warranties (i) in Section 3.10 and Section 4.17 will have been true when made and will be true at the time of the Closing with the same effect as though the representations and warranties had been made at that time except for such failures to be true as would not have a material adverse effect on the Business Condition of NII or the Company, as applicable, (ii) in the first sentence of Section 3.1 and in Section 3.2, Section 3.8, and Section 3.11(b), and the first and second sentence of Section 4.1 and in Section 4.2, Section 4.6, Section 4.7, Section 4.11 and Section 4.18(b) will have been true when made and will be true at the time of the Closing with the same effect as though the representations and warranties had been made at that time, and (iii) of the Company Parties in this Agreement that are (A) qualified as to materiality will have been true when made and will be true at the time of the Closing with the same effect as though the representations and warranties had been made at that time, and (B) not qualified as to materiality will have been true in all material respects when made and will be true in all material respects at the time of the Closing with the same effect as though the representations and warranties had been made at that time, in each case except for representations and warranties that speak as of a specific date other than the Closing Date (which need be correct only as of the other date).

     (b) Performance. The Company Parties will have performed or complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company Parties prior to or at the time of the Closing.
     (c) Compliance Certificate. The Investor Parties will have received a certificate signed by an authorized officer with sufficient authority of each Company Party certifying as to the matters set forth in Sections 2.2(a) and (b).
     (d) No Material Adverse Change. There will have been no Material Adverse Change since December 31, 2008.
     (e) Company Parties’ Closing Deliveries. The Company Parties will have delivered, or caused to be delivered, to the Investor Parties those items listed in Section 1.8(a).
     (f) Company and Subsidiary Bylaws. The Company Restated Bylaws and Subsidiary Bylaws will have been duly adopted and shall be in full force and effect, except for the Subsidiary Bylaws that require approval of the SCT where the Company has filed for such approval in accordance with the provisions hereof.
     (g) Inversiones Nextel Amendments. The Inversiones Nextel Trust, the bylaws of Inversiones Nextel de México, S.A. de C.V. and the Inversiones Nextel Shareholders’ Agreement shall have been amended to include the matters set forth on Exhibit E in form and substance reasonably acceptable to the Parties, within 45 days following the Effective Date, and such amendment shall have been duly adopted and executed by the parties thereto and shall be in full force and effect, and a copy shall have been delivered to the Investor.
     (h) Estimated Closing Distribution Statement. The Company shall have delivered the Estimated Closing Distribution Statement within the time period contemplated by Section 1.5.
     2.3 Conditions to the Company Parties’ Obligations. The obligations of the Company Parties to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction, on or before the Closing Date, of each of the following additional conditions, any or all of which may be waived in whole or in part by the Company Parties, to the extent permitted by applicable Law:
     (a) Representations and Warranties True. The representations and warranties (i) in the first sentence of Section 5.1 and Section 5.2 will have been true when made and will be true at the time of the Closing with the same effect as though the representations and warranties had been made at that time, and (ii) of the Investor Parties in this Agreement that are (A) qualified as to materiality will have been true when made and will be true at the time of the Closing with the same effect as though the representations and warranties had been made at that time, and (B) not qualified as to materiality will have been true in all material respects when made and will be true in all material respects at the time of the Closing with the same effect as though the representations and warranties had been made at that time, in each case except for representations and warranties that speak as of a specific date other than the Closing Date (which need be correct only as of the other date).
     (b) Performance. The Investor Parties will have performed or complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Investor Parties prior to or at the time of the Closing.
     (c) Compliance Certificate. The Company Parties will have received a certificate signed by an authorized officer with sufficient authority of each Investor Party certifying as to the matters set forth in Sections 2.3(a) and (b).
     (d) Investor’s Closing Deliveries. The Investor Parties will have delivered, or caused to be delivered, to the Company Parties those items listed in Section 1.8(b).
     2.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article 2 to be satisfied if the failure was caused by that Party’s failure to comply with its obligations under this Agreement.
ARTICLE 3: REPRESENTATIONS AND WARRANTIES
REGARDING NII AND URUGUAY
     NII hereby represents and warrants to the Investor that, except as set forth in NII’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2008, NII’s Current Report on Form 8-K/A Filed on August 5, 2009, and NII’s Quarterly Reports on From 10-Q for the Fiscal Quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (but in each case excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, other than, in the case of any such disclosures or other statements, any factual or historical information contained therein):
     3.1 Corporate Status. NII is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, Uruguay is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of NII and Uruguay has all requisite corporate or other power and authority to own or lease and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and each of the other Transaction Documents to which it is a party and to carry out the provisions of this Agreement and each of the other Transaction Documents to which it is a party and consummate the transactions contemplated hereby and thereby. Each Subsidiary of NII (other than the Company and its Subsidiaries) executing any Transaction Document (each, if any, an “NII Subsidiary Party”) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or other power and authority to own or lease and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and each of the other Transaction Documents to which it is a party and to carry out the provisions of this Agreement and each of the other Transaction Documents to which it is a party and consummate the transactions contemplated hereby and thereby.
     3.2 Power and Authority. NII and each NII Subsidiary Party has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and each of the other Transaction Documents to which it is a party, and NII and each NII Subsidiary Party has taken all necessary corporate action to authorize this Agreement and each of the other Transaction Documents to which it is a party and its execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party. This Agreement has and, when executed, each of the other Transaction Documents to which NII or any NII Subsidiary Party is a party will have been duly executed and delivered by NII and each NII Subsidiary Party and constitutes, or will constitute, a valid and binding agreement of NII and each NII Subsidiary Party enforceable against NII and each NII Subsidiary Party in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors’ rights generally and by general equitable principles.
     3.3 No Conflict. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which NII or any NII Subsidiary Party is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not result in any violation of or conflict with, constitute a default (with or without notice or the lapse of time) under, or require any consent under (a) the charter, bylaws or other organizational documents of NII or any NII Subsidiary Party, (b) any obligation for borrowed money or any other agreement, including licenses and sublicenses of intellectual property, to which NII or any NII Subsidiary Party is a party or (c) except as contemplated by Section 3.4, any Law or Order, by which NII or any NII Subsidiary Party may be bound, except where the violation, conflict or default, or failure to obtain the consent, individually or in the aggregate, would not have a material adverse effect on (i) the Business Condition of NII and its Subsidiaries, taken as a whole, or (ii) the ability of NII or any NII Subsidiary Party to perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.
     3.4 Consents and Approvals. There are no Authorizations, consents, approvals or waivers required to be made, filed, given or obtained by NII or any NII Subsidiary Party with, to or from any Person in connection with the transactions contemplated to occur at or prior to the Closing by this Agreement and each of the other Transaction Documents to which NII or any NII Subsidiary Party is a party other than those Authorizations, consents, approvals and waivers that have already been obtained, in SEC filings made in connection with this Agreement and the transactions contemplated hereby or as to which the failure to make, file, give or obtain, individually or in the aggregate, would not have a material adverse effect on (a) the Business Condition of NII and its Subsidiaries, taken as a whole, or (b) the ability of NII and any NII Subsidiary Party to perform its obligations under this Agreement and each of the other Transaction Documents to which NII or any NII Subsidiary Party is a party.

     3.5 No Pending Proceedings. There are no Proceedings pending or, to the knowledge of NII, threatened by or before any Governmental Authority against NII or any NII Subsidiary Party, or any property of NII or any NII Subsidiary Party, that would reasonably be expected to have a material adverse effect on (a) the Business Condition of NII and its Subsidiaries, taken as a whole, or (b) the ability of NII and any NII Subsidiary Party to perform its obligations under this Agreement and each of the other Transaction Documents to which NII or any NII Subsidiary Party is a party. There are no Orders against NII or any NII Subsidiary Party or any of their respective properties or businesses that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on (i) the Business Condition of NII and its Subsidiaries, taken as a whole, or (ii) the ability of NII and any NII Subsidiary Party to perform its obligations under this Agreement and each of the other Transaction Documents to which NII or any NII Subsidiary Party is a party.
     3.6 Compliance with Laws. The conduct of the business of each of NII and its Subsidiaries (other than the Company and its Subsidiaries) and the Inversiones Nextel Trust complies with all Laws and Orders applicable thereto, except for violations or failures so to comply, if any, that would not have a material adverse effect on the Business Condition of NII and its Subsidiaries, taken as a whole. None of NII or its Subsidiaries (other than the Company and its Subsidiaries) has received any written or, to NII’s knowledge, oral communication from a Governmental Authority that alleges that NII or any of its Subsidiaries (other than the Company and its Subsidiaries) is not in compliance with, or may be liable under, any Law or Order other than instances of alleged non-compliance or alleged liability that are not reasonably expected to have a material adverse effect on the Business Condition of NII and its Subsidiaries, taken as a whole.
     3.7 Brokers and Finders. Except for Lazard Frères & Co. LLC, NII has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.
     3.8 Capitalization of NII.
     (a) The authorized capital stock of NII consists of 600,000,000 shares of common stock, par value $0.001 per share (“NII Shares”) and 10,000,001 shares of preferred stock, par value $1.00 per share (“NII Preferred Stock”). As of December 31, 2009, (i) 166,730,066 NII Shares were issued and outstanding, (ii) no NII Shares were held in treasury or owned by a Subsidiary of the Company, (iii) 12,517,735 NII Shares were reserved for issuance pursuant to outstanding employee stock options or equity awards or reserved for issuance for future grant pursuant to employee incentive plans, (iv) 17,131,274 NII Shares were reserved for issuance pursuant to NII’s outstanding 3.125% Convertible Notes due 2012, 2.75% Convertible Notes due 2025, and 2.875% Convertible Notes due 2035; and (v) no shares of NII Preferred Stock were issued and outstanding. All NII Shares outstanding or reserved for issuance as noted in clause (iii) of the foregoing sentence and all NII Shares to be issued to the Investor pursuant to this Agreement, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and any Encumbrances.
     (b) Except as set forth in Section 3.8(a), as of the Effective Date, (i) NII does not have any shares of its capital stock issued or outstanding other than NII Shares that have become outstanding after December 31, 2009 upon exercise of employee stock options outstanding as of December 31, 2009, and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which NII is a party obligating NII to (A) issue, transfer or sell any shares of capital stock or other equity interests of NII or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem, repurchase, or otherwise acquire any such shares of capital stock or other equity interests or (D) provide material funds to, or make any investment (in the form of a loan, capital contribution or otherwise), in any Person. NII and its Subsidiaries (other than the Company and its Subsidiaries) have no material indebtedness except as set forth in the NII SEC Documents. Except as set forth in Section 3.8(a), as of the Effective Date NII has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of NII on any matter. There are no shareholder agreements, registration agreements, voting trusts or other agreements or understandings to which NII is a party with respect to the voting or registration of the capital stock or other equity interest of NII or any preemptive rights with respect thereto.
     3.9 Reports and Financial Statements; Internal Control.
     (a) NII has filed all forms, documents, statements and reports required to be filed with the SEC since January 1, 2007 (the “NII SEC Documents”). As of their respective dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the Effective Date, the NII SEC Documents complied, and each of the NII SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder. As of the time of filing with the SEC, none of the NII SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such NII SEC Document has been amended or superseded by a later NII SEC Document filed prior to the Effective Date. There has been no material correspondence between the SEC and NII occurring since January 1, 2008. As of the date hereof, there are no material outstanding or unresolved comments in letters from the SEC staff with respect to any of the NII SEC Documents. To the knowledge of NII, as of the Effective Date, none of the NII SEC Documents is the subject of ongoing SEC review or investigation.

     (b) Each of the balance sheets included in the financial statements (including all related notes and schedules) of NII and its Subsidiaries included in the NII SEC Documents present fairly, in all material respects, the consolidated financial position of NII and its Subsidiaries as of the respective dates thereof, and each of the other related statements included in such financial statements present fairly, in all material respects, the consolidated results of operations and cash flows of NII and its Subsidiaries for the respective periods thereof (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein.
     (c) NII and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are, in all material respects, (i) sufficient to provide reasonable assurance regarding the reliability of NII’s financial reporting and the preparation of NII financial statements for external purposes in accordance with U.S. GAAP and (ii) designed to ensure that material information relating to NII and its Subsidiaries required to be included in reports filed under the Securities Act and the Exchange Act, is made known to NII’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective in timely alerting NII’s principal executive officer and its principal financial officer to material information required to be included in NII’s periodic reports required under the Exchange Act. Except as described in the NII SEC Documents, since December 31, 2008, there have been (A) no known material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect NII’s ability to record, process, summarize and report financial information, and (B) to NII’s knowledge, no fraud, whether or not material, that involves management or other employees who have a significant role in NII’s internal controls.
     3.10 No Undisclosed Liabilities. Except (a) as set forth or reserved against in NII’s consolidated balance sheets (or the notes thereto) for the fiscal year ended December 31, 2008 included in the NII SEC Documents filed prior to the Effective Date, (b) for transactions contemplated by this Agreement and (c) for liabilities and obligations incurred in the Ordinary Course of Business since December 31, 2008, neither NII nor any of its Subsidiaries has any liabilities or obligations, whether or not accrued, absolute, contingent or otherwise and whether due or to become due, that would, individually or in the aggregate, be material to NII and its Subsidiaries taken as a whole.
     3.11 Absence of Certain Changes or Events. Since December 31, 2008, except as otherwise required or contemplated by this Agreement, (a) the business of NII and its Subsidiaries has been conducted, in all material respects, in the Ordinary Course of Business, and (b) there have not been any circumstances, changes, effects or occurrences that, individually or in the aggregate, have had or would be reasonably expected to have a material adverse effect on (i) the Business Condition of NII and its Subsidiaries, taken as a whole, or (ii) the ability of NII and any NII Subsidiary Party to perform its obligations under this Agreement and each of the other Transaction Documents to which NII or any NII Subsidiary Party is a party.

     3.12 Permits. NII and its Subsidiaries are in possession of all material franchises, tariffs, grants, concessions, authorizations, licenses, permits, easements, variances, consents, certificates, approvals and orders of any Governmental Authority necessary for NII and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “NII Permits”). All NII Permits are in full force and effect, NII and its Subsidiaries are in compliance with the terms of each NII Permit, and no NII Permit shall cease to be effective as a result of the transactions contemplated by this Agreement, in each case, except where the failure would not reasonably be expected to have a material adverse effect on the Business Condition of NII and its Subsidiaries, taken as a whole.
     3.13 Intellectual Property. NII, and its Subsidiaries own or have the right to use, or can acquire or obtain the right to use on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, the “NII Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or have the right to use the NII Intellectual Property would not reasonably be expected to have a material adverse effect on the Business Condition of NII and its Subsidiaries, taken as a whole. None of NII or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any NII Intellectual Property or of any facts or circumstances that would render any NII Intellectual Property invalid or inadequate to protect the interest of NII or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected to have a material adverse effect on the Business Condition of NII and its Subsidiaries, taken as a whole.
ARTICLE 4: REPRESENTATIONS AND WARRANTIES
REGARDING THE COMPANY
     The Company hereby represents and warrants to the Investor that, except as set forth in the Company Disclosure Statement:
     4.1 Corporate Status.
     (a) As of the Effective Date, the Company is a corporation duly organized and validly existing under the laws of Mexico. After the Conversion, the Company will be a limited liability company with variable capital (sociedad de responsabilidad limitada de capital variable) duly organized, validly existing and in good standing under the laws of Mexico. The Company has all requisite corporate or other power and authority to own or lease and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and each of the other Transaction Documents to which it is a party and to carry out the provisions of this Agreement and each of the other Transaction Documents to which it is a party and consummate the transactions contemplated hereby and thereby. The Company is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes the qualification necessary, except where the failure to be in good standing or so qualified would not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole. As of the Closing, the Company has duly approved and adopted the Company Restated Bylaws, and each of the Company’s Subsidiaries have duly approved and adopted the respective Subsidiary Bylaws, each of which are valid and in full force and effect, except for the Subsidiary Bylaws that require approval of the SCT, all of which have been or will be filed with the SCT in accordance with the provisions hereof.
     (b) Each Subsidiary of the Company (i) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or other power and authority to own or lease and operate its properties, to carry on its business as now conducted and proposed to be conducted, and (ii) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes the qualification necessary, except where the failure to be in good standing or so qualified would not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole.
     (c) As of the Closing, the Conversion will have been approved by way of a unanimous shareholder approval of the Company, which will incorporate a set of bylaws of a limited liability company with variable capital in substantially the form attached as Exhibit C-1 and once approved, the corresponding minutes will have been notarized and registered with the Public Registry of Commerce of Mexico City, and all legal requirements pursuant to the General Law of Mercantile Companies (Ley General de Sociedades Mercantiles) for the Conversion to be concluded and in full force and effect, will have been carried out by the Company.
     4.2 Power and Authority. The Company has the power and authority to execute and deliver, and to perform its obligations under, this Agreement and each of the other Transaction Documents to which it is a party, and the Company has taken all necessary action to authorize this Agreement and each of the other Transaction Documents to which it is a party and its execution, delivery and performance of this Agreement and each of the other Transaction Documents to which the Company is a party. This Agreement has and, when executed, each of the other Transaction Documents will have been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors’ rights generally and by general equitable principles.
4.3 No Conflict. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not result in any violation of or conflict with, constitute a default (with or without notice or the lapse of time) under, or give rise to a right of termination, cancellation, acceleration of, or a right to put, or compel a tender offer for, outstanding securities under, or result in the imposition of any Encumbrance under, or require any consent under, or require any payment by the Company to any other Person pursuant to any term of (a) the charter, bylaws or other organizational documents of the Company (giving effect to the changes that are to be made as contemplated by the Restated Bylaws) or any of its Subsidiaries, (b) any note, bond, debt instrument, mortgage, indenture or other agreement or instrument, including licenses and sublicenses of intellectual property or (c) except as contemplated by Section 4.4, any Law or Order, by which the Company or any of its Subsidiaries may be bound, except where the violation, conflict or default, right of termination, cancellation or acceleration, put or similar right, imposition of an Encumbrance, failure to obtain the consent or the amount of the required payment, individually or in the aggregate, would not have a material adverse effect on (i) the Business Condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.
     4.4 Consents and Approvals. The Company Disclosure Statement lists all Authorizations, consents, approvals or waivers required to be made, filed, given or obtained by the Company and any of its Subsidiaries with, to or from any Person in connection with the transactions contemplated to occur at or prior to the Closing by this Agreement and each of the other Transaction Documents to which the Company is a party other than those Authorizations, consents, approvals and waivers that have already been obtained or as to which the failure to make, file, give or obtain, individually or in the aggregate, would not have a material adverse effect on (a) the Business Condition of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and each of the other Transaction Documents to which the Company is a party.
     4.5 Financial Statements. The Company has previously delivered to the Investor correct and complete copies of its audited consolidated financial statements as of and for the year ended December 31, 2008 (the “Audited Statements”) and its unaudited consolidated financial statements as of and for the nine months ended September 30, 2009 (the “Unaudited Statements” and, together with the Audited Statements, the “Company Financial Statements”). Each of the balance sheets included in the Company Financial Statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and each of the related statements of earnings, retained earnings, and cash flows included in the Company Financial Statements present fairly, in all material respects, the consolidated results of operations and cash flows of the Company and its Subsidiaries for the respective periods thereof (subject, in the case of the Unaudited Statements, to normal audit adjustments and to any other adjustments described therein, including the notes thereto), all in conformity with Mexican GAAP consistently applied during the periods involved except as otherwise noted therein. The management fees under the Intercompany Services Agreement, dated as of January 1, 2003, accrued and paid to NII as of December 31, 2008, and under the Intercompany License Agreement and the Intercompany Services Agreement, effective as of January 1, 2009, paid to NII during 2009 by the Company and its Subsidiaries are accurately reflected as a separate line item in the Company Financial Statements.
     4.6 Capitalization of the Company. As of the Effective Date, the outstanding capital stock of the Company amounts to $5,894,720,791 pesos, of which $500,000 pesos represent the fixed capital and $5,894,220,791 the variable capital, and consists of 5,894,720,791 shares of Company Common Stock, of which 500,000 shares correspond to the minimum fixed capital and 5,894,220,791 shares correspond to the variable capital. All outstanding shares of Company Common Stock are duly authorized, validly issued, subscribed, fully paid and non-assessable, free and clear of all Encumbrances. After the Conversion, the authorized equity interests of the Company will consist of three quotas, two of which will be outstanding and held by Wholly Owned Subsidiaries of NII and one by the Investor or its designee or permitted transferee. When issued, the Investor Quota will be duly authorized, validly issued, subscribed, fully paid and non-assessable. There are no outstanding options, warrants or other rights to acquire, or obligations to issue, shares of capital stock of any class of, or other equity interests in, or securities convertible into or exchangeable for capital stock of, the Company or its Subsidiaries, except as contemplated by this Agreement.
     4.7 Capitalization of the Company’s Subsidiaries. All outstanding shares of capital stock or other equity interests of the Subsidiaries of the Company are owned by the Company or a Wholly Owned Subsidiary of the Company, free and clear of all Encumbrances.
     4.8 No Pending Proceedings. There are no Proceedings pending or, to the knowledge of the Company, threatened by or before any Governmental Authority against the Company or any of its Subsidiaries, or any property of the Company or any of its Subsidiaries, that would reasonably be expected to have a material adverse effect on (a) the Business Condition of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and each of the other Transaction Documents to which the Company is a party. There are no Orders against the Company or any of its Subsidiaries or any of their respective properties or businesses that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on (i) the Business Condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement and each of the other Transaction Documents to which the Company is a party.
     4.9 Compliance with Laws. The conduct of the business of each of the Company and its Subsidiaries complies with all Laws and Orders applicable thereto, except for violations or failures so to comply, if any, that would not have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole. None of the Company or any of its Subsidiaries has received any written or, to the Company’s knowledge, oral communication from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance with, or may be liable under, any Law or Order other than instances of alleged non-compliance or alleged liability that are not reasonably expected to have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole.
     4.10 Brokers and Finders. Except for Lazard Frères & Co. LLC, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     4.11 Voting and Shareholder Agreements. None of the Company or its Subsidiaries has any outstanding bonds, options, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company or any of its Subsidiaries on any matter. Except for (a) this Agreement; (b) the Inversiones Nextel Trust; (c) the shareholders agreement dated as of March 6, 2000 by the Company, Inversiones Nextel de México, S.A. de C.V. and the Settlor and Beneficiary of the Inversiones Nextel Trust (the “Inversiones Nextel Shareholders’ Agreement”); and (d) and the other Transaction Documents, none of the Company or its Subsidiaries has entered into any form of agreement that results in the existence of derivative or synthetic transactions with respect to the Company’s shares or those of its Subsidiaries. Except for 3,594 shares which are held by Servicios NII, S. de R.L. de C.V. (a Wholly Owned Subsidiary of the Company) as minority shareholder of the Company, no shares of the Company are owned by a Subsidiary of the Company. No shares of the Company or any Subsidiary are held in treasury. Except for this Agreement and the other Transaction Documents, there are no shareholder agreements, registration agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries or any preemptive rights with respect thereto. Except for this Agreement and the other Transaction Documents, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (a) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (b) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (c) redeem, repurchase, or otherwise acquire any such shares of capital stock or other equity interests or (d) provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any Person other than a Subsidiary of the Company. Except for this Agreement and the other Transaction Documents, none of the Company or any of its Subsidiaries have any obligation to issue additional stock as a result of contributions for future increases of capital that have been made by their shareholders.
     4.12 No Equity Investments. The Company does not own, directly or indirectly, any capital stock or other voting or equity securities or interests in any Person (other than the Wholly—Owned Subsidiaries of the Company).
     4.13 Permits. The Company and its Subsidiaries are in possession of all material franchises, tariffs, grants, concessions, authorizations, licenses, permits, easements, variances, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Company Permits”). All of the Company Permits are in full force and effect, the Company and its Subsidiaries are in compliance with the terms of each Company Permit, and no Company Permit will cease to be effective as a result of the transactions contemplated by this Agreement, in each case, except as would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole. The Company Permits are sufficient for the Company and its Subsidiaries to carry out their business in its ordinary course. There are no current or contingent procedures that would result in the cancellation, revocation, amendment or nationalization of the Company Permits, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect in the Business Condition of the Company and its Subsidiaries taken, as a whole.
     4.14 Environmental Matters. (a) The Company and its Subsidiaries have complied in all material respects with all applicable Environmental Laws except for violations or failures so to comply, if any, that would not reasonably be expected to have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole, (b) there is no contamination with Hazardous Substances at, or release of any Hazardous Substances at, on, in to or from, any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, and neither the Company nor any or its Subsidiaries engage in the handling, transportation or disposal of Hazardous Substances, except as have not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole, (c) neither the Company nor any of its Subsidiaries has received any written notice, demand letter, claim or request for information alleging that the Company or any of its Subsidiaries is or may be in material violation of or subject to material liability under any Environmental Law, (d) neither the Company nor any of its Subsidiaries currently is subject to or, to the knowledge of the Company, threatened to be to subject to, any order, decree, injunction or agreement with any Governmental Authority, or any indemnity or other agreement or Environmental Law or otherwise relating to any Hazardous Substance that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and (e) none of the Company’s or its Subsidiaries’ operations are subject to any agreement material to the Company and its Subsidiaries, taken as a whole, which resulted from a previous breach by the Company or its Subsidiaries to any Environmental Law.
     4.15 Tax Matters. Except as would not, individually or in the aggregate, have or be reasonably expected to have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole, (a) the Company and each of its Subsidiaries have prepared and timely filed all Tax Returns required to be filed by or with respect to any of them, and all such Tax Returns are complete and accurate in all material respects, (b) the Company and each of its Subsidiaries have paid (or has had paid on its behalf) all Taxes that are required to be paid by or with respect to any of them, except with respect to matters contested in good faith and for which adequate reserves have been established on the Company Financial Statements, (c) the Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, including with respect to payments made to any employee, independent contractor, creditor, stockholder, partner or other third party, and has, within the time and manner prescribed, withheld and paid over to the appropriate Governmental Authority all amounts required to be withheld and paid over under all applicable Laws, (d) all assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid, (e) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Tax matters of the Company or any of its Subsidiaries, (f) there are no Encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Encumbrances for Taxes not yet due and payable, (g) none of the Company or any of its Subsidiaries (i) is a party to, bound by, or obligated under any Tax sharing, allocation, indemnity or similar agreement or arrangement, (ii) is or was a member of any consolidated, combined, unitary or affiliated Tax Return group, or (iii) has any liability for Taxes of any other Person under any Law, as transferee or successor, by contract or otherwise, (h) the accruals and reserves for Taxes reflected in the Company Financial Statements are adequate, in accordance with Mexican GAAP, to cover all unpaid Taxes of the Company and its Subsidiaries for periods ending on or prior to the date of the Company Financial Statements, and all such accruals and reserves for Taxes, as adjusted for operations and transactions and the passage of time for periods beginning after the date of the Unaudited Statements and ending on or prior to the Closing Date will be adequate, in accordance with Mexican GAAP, to cover all unpaid Taxes of the Company and its Subsidiaries accruing through the Closing Date, and (i) no closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Governmental Authority with respect to the Company or any of its Subsidiaries within six years of the Effective Date, and no such agreement or ruling has been applied for and is currently pending.
     4.16 Affiliate Transactions. Except for Company Benefit Plans, there are no contracts or arrangements that are in existence as of the Effective Date under which the Company or any of its Subsidiaries has any existing or future material liabilities between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, (i) any present officer or director of either NII, the Company or any of their respective Subsidiaries or any person that has served as such an officer or director within the past two years or any of that officer’s or director’s immediate family members, (ii) NII or its Subsidiaries (other than the Company or any of its Subsidiaries), or (iii) to the knowledge of the Company, any Affiliate of any person in clause (i) or (ii) (other than the Company or any of its Subsidiaries).
     4.17 No Undisclosed Liabilities. Except (a) as set forth or reserved against in the Company’s consolidated balance sheets (or the notes thereto) for the fiscal year ended December 31, 2008 included in the Company Financial Statements, (b) for transactions contemplated by this Agreement and (c) for liabilities and obligations incurred in the Ordinary Course of Business since December 31, 2008, neither the Company nor any Subsidiary of the Company has any liabilities or obligations, whether or not accrued, absolute, contingent or otherwise and whether due or to become due, that would, individually or in the aggregate, be material to the Business Condition of the Company and its Subsidiaries, taken as a whole.
     4.18 Absence of Certain Changes or Events. Since December 31, 2008, except as otherwise required or contemplated by this Agreement, (a) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the Ordinary Course of Business, (b) there have not been any circumstances, changes, effects or occurrences that, individually or in the aggregate, have had or would be reasonably expected to have a material adverse effect on (i) the Business Condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company or any Subsidiary of the Company to perform its obligations under this Agreement and each of the other Transaction Documents to which the Company is a party, and

(c) neither the Company nor any of its Subsidiaries has taken any action, that if taken after the date of this Agreement without the Investor’s consent, would constitute a breach of any of the covenants set forth in Section 6.6.
     4.19 Intellectual Property. The Company, and its Subsidiaries own or have the right to use, or can acquire or obtain the right to use on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, the “Company Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or have the right to use the Company Intellectual Property would not reasonably be expected to have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole. None of the Company or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Company Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected to have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole.
     4.20 Property. Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect in the Business Condition of the Company and its Subsidiaries, taken as a whole, the Company or a Subsidiary of the Company owns and has good and valid fee title to all of its owned real properties, has valid leasehold interests in all of its leased properties, and has good title to all its owned personal property, sufficient to conduct their respective businesses as currently conducted, free and clear of all Encumbrances (except for Encumbrances permissible under any applicable loan agreements and indentures and for title exceptions, defects, Encumbrances, restrictions and restrictive covenants which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used). Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect in the Business Condition of the Company and its Subsidiaries, taken as a whole, all leases under which the Company or any of its Subsidiaries lease any real or personal property are valid and effective against the Company or any of its Subsidiaries and, to the Company’s knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or any of its Subsidiaries which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, have or be reasonably expected to have a material adverse effect on the Business Condition of the Company, all of the properties of the Company comply with applicable federal, state and municipal Laws and regulations, including those regarding zoning, construction, safety and environmental requirements.

     4.21 Employee Benefit Plans.
     (a) (i) Neither the Company nor any of the Subsidiaries maintain or have any liability with respect to, any plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation, or other employee benefit plan, program, arrangement, agent or commitment (each, an “Employee Plan”). The entering into and performance of this Agreement will not result in any payment, of any nature, to any employee, worker, agent or advisor, of any nature, of the Company or any of the Subsidiaries or to any Person; (ii) Each of the Employee Plans has been operated, funded and administered in all material respects in accordance with its terms and with applicable Laws; (iii) all material contributions or other material amounts payable by the Company or any of its Subsidiaries to or with respect to each Employee Plan in respect of any period of time ending prior to the Closing Date have or shall have been paid or accrued in accordance with Mexican GAAP; (iv) there are no pending or, to the Company’s knowledge, threatened claims (other than routine claims for benefits), proceedings, litigation, audits, investigations or actions involving any of the Employee Plans which would reasonably be expected, individually or in the aggregate, to result in any material liability of the Company or any of its Subsidiaries; (v) no circumstances exist which would reasonably be expected to result in incurrence by the Company or any of its Subsidiaries of a material liability in respect of an employee benefit arrangement of an Affiliate (other than the Company or any of its Subsidiaries), including any controlled group liability under U.S., Mexican or other Laws; and (vi) each Employee Plan that is intended to be funded and/or book-reserved is fully funded and/or book reserved, as applicable, based upon reasonable actuarial assumptions.
     (b) Each Employee Plan that is a pension plan or deferred compensation plan has assets reasonably sufficient to pay all obligations and liabilities thereunder.
     (c) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, director, consultant, officer, or other service provider of the Company or any of its Subsidiaries (including any predecessor entities or any entity whose assets were partially or completely acquired by the Company or any of its Subsidiaries) to severance pay, unemployment compensation or any other compensatory payment or benefit, or (ii) accelerate the time of payment or vesting or funding of, or increase the amount of any compensation or benefit due any such current or former employee, director, consultant, officer, or other service provider of the Company or any of its Subsidiaries (including any predecessor entities or any entity whose assets were partially or completely acquired by the Company or any of its Subsidiaries).
     4.22 Labor Matters. There are no collective bargaining agreements, contract or understanding to which the Company or any of its Subsidiaries is party. No employee of the Company or any of its Subsidiaries has chosen to participate in any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization to which the Company or any of its Subsidiaries is a party. Neither the Company nor any of its Subsidiaries is currently subject to a material dispute, strike or work stoppage, and to the Company’s knowledge there is no threatened labor dispute, strike or work stoppage nor conditions exist for any of such disputes, strikes or stoppages to occur. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened, involving employees of the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects with all public welfare and social security obligations applicable to the, including without limitation, obligations with the Mexican Social Security Institute (IMSS), the Mexican Workers Housing Fund Institute (INFONAVIT) and contributions to the Mexican Retirement Savings System (SAR). None of the Company or its Subsidiaries has entered into any agreement with any current or prior employee of the Company or any of its Subsidiaries pursuant to which the Company is obligated to pay such individual any severance that exceeds the minimum severance set forth in applicable Mexican labor Laws.
     4.23 Material Contracts.
     (a) Neither the Company nor any of its Subsidiaries is in breach of or in default under the terms of any contract, agreement or other arrangement that is material to the Company and its Subsidiaries, taken as a whole (a “Material Contract”). To the Company’s knowledge, no other party to any Material Contract is in breach of or default under the terms of any Material Contract other than any breach that would not reasonably be expected to have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole.
     (b) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect in the Business Condition of the Company and its Subsidiaries, taken as a whole, each Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Company’s knowledge, of each other party thereto, and is in full force and effect, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors’ rights generally and by general equitable principles.
     (c) Neither the Company nor any Subsidiary of the Company is a party to (i) any contract, agreement or other arrangement providing for the exclusive provision of services with any other telecommunications provider or (ii) any contract, agreement or other arrangement that would bind the Investor or its Affiliates following the consummation of the transactions contemplated hereby.

ARTICLE 5: REPRESENTATIONS AND WARRANTIES
REGARDING THE INVESTOR
     The Investor makes the representations and warranties set forth in Exhibit F (the “Investment Representations”) and hereby represents and warrants to the Company Parties that, except as set forth in the Investor Disclosure Statement:
     5.1 Corporate Status. The Investor is a corporation duly organized and validly existing under the laws of Mexico and has all requisite corporate or other power and authority to own or lease and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and each of the other Transaction Documents to which it is a party and to carry out the provisions of this Agreement and each of the other Transaction Documents to which it is a party and consummate the transactions contemplated hereby and thereby. Each Subsidiary of the Investor executing any Transaction Document (each, if any, an "Investor Subsidiary Party”) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or other power and authority to own or lease and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and each of the other Transaction Documents to which it is a party and to carry out the provisions of this Agreement and each of the other Transaction Documents to which it is a party and consummate the transactions contemplated hereby and thereby.
     5.2 Power and Authority. The Investor and each Investor Subsidiary Party has the power and authority to execute and deliver, and to perform its obligations under, this Agreement and each of the other Transaction Documents to which it is a party, and the Investor and each Investor Subsidiary Party has taken all necessary action to authorize this Agreement and each of the other Transaction Documents to which it is a party and its execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party. This Agreement has and, when executed, and each of the other Transaction Documents to which the Investor or any Investor Subsidiary Party is a party will have been duly executed and delivered by the Investor and each Investor Subsidiary Party and constitutes, or will constitute, a valid and binding agreement of the Investor and each Investor Subsidiary Party enforceable against the Investor and each Investor Subsidiary Party in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors’ rights generally and by general equitable principles.
     5.3 No Conflict. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which the Investor or any Investor Subsidiary Party is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not result in any violation of or conflict with, constitute a default (with or without notice or the lapse of time) under, or require any consent under (a) the charter, bylaws or other organizational documents of the Investor or any Investor Subsidiary Party, (b) any obligation for borrowed money or any other agreement to which the Investor or any Investor Subsidiary Party is a party or (c) except as contemplated by Section 5.4, any Law or Order, by which the Investor or any Investor Subsidiary Party may be bound, except where the violation, conflict or default, or failure to obtain the consent, individually or in the aggregate, would not have a material adverse effect on the ability of the Investor or any Investor Subsidiary Party to perform their respective obligations under this Agreement and each of the other Transaction Documents to which they are a party.
     5.4 Consents and Approvals. The Investor Disclosure Statement lists all Authorizations, consents, approvals or waivers required to be made, filed, given or obtained by the Investor or any Investor Subsidiary Party with, to or from any Person in connection with the transactions contemplated to occur at or prior to the Closing by this Agreement and each of the other Transaction Documents to which the Investor or any Investor Subsidiary Party is a party other than those Authorizations, consents, approvals and waivers that have already been obtained or as to which the failure to make, file, give or obtain, individually or in the aggregate, would not have a material adverse effect on the ability of the Investor and any Investor Subsidiary Party to perform their respective obligations under this Agreement and each of the other Transaction Documents to which the Investor or any Investor Subsidiary Party is a party.
     5.5 No Pending Proceedings. There are no Proceedings pending or, to the knowledge of the Investor, threatened by or before any Governmental Authority against the Investor or any Investor Subsidiary Party, or any property of the Investor or any Investor Subsidiary Party, that would reasonably be expected to have a material adverse effect on the ability of the Investor or any Investor Subsidiary Party to perform its obligations under this Agreement and each of the other Transaction Documents to which the Investor or any Investor Subsidiary Party is a party. There are no Orders against the Investor or any Investor Subsidiary Party or any of their respective properties or businesses that prohibit the transactions contemplated by this Agreement and each of the other Transaction Documents to which the Investor or any Investor Subsidiary Party is a party.
     5.6 Compliance with Laws. The conduct of the business of each of the Investor and its Subsidiaries complies with all Laws and Orders applicable thereto, except for violations or failures so to comply, if any, that would not have a material adverse effect on the ability of the Investor or any Investor Subsidiary Party to perform their respective obligations under this Agreement and each of the other Transaction Documents to which they are a party. None of the Investor or its Subsidiaries has received any written communication from a Governmental Authority that alleges that the Investor or any of its Subsidiaries is not in compliance with, or may be liable under, any Law or Order other than instances of alleged non-compliance or alleged liability that are not reasonably expected to have a material adverse effect on the ability of the Investor or any Investor Subsidiary Party to perform their respective obligations under this Agreement and each of the other Transaction Documents to which they are a party.
     5.7 Available Funds. The Investor has sufficient and immediately available funds to meet its monetary obligations under this Agreement and each of the other Transaction Documents to which the Investor or any Investor Subsidiary Party is a party, including payment of the Contribution and the License Payment.
     5.8 Brokers and Finders. Except for Allen & Company LLC and McKinsey & Company, the Investor has not employed any investment banker, broker, finder, consultant or

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS
DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT
TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED
THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
intermediary in connection with the transactions contemplated by this Agreement that would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.
     5.9 No Other Representations; Non-Reliance. The Investor acknowledges that the Company Parties have not made and are not making any representations or warranties whatsoever regarding the subject matter of this Agreement except as specifically provided in Articles 3 and 4. The Investor is not relying and has not relied on any representations or warranties except as provided in Articles 3 and 4.
ARTICLE 6: COVENANTS
     6.1 Auction Matters. From the Effective Date until the earlier of the Closing Date or the termination of this Agreement, each Party will comply with the covenants set forth on Exhibit G.
     6.2 Commercial Arrangements. From the Effective Date and consistent with the time frames set forth in Exhibit H, unless and until the termination of this Agreement, each Party will negotiate in good faith and use its reasonable best efforts to agree upon terms and conditions that will govern the commercial arrangements described on Exhibit H to be entered into by the appropriate Parties (or appropriate Affiliates thereof) at the Closing (the "Commercial Arrangements”). None of the Parties or their respective Affiliates will be required to agree to any Adverse Condition or take any action that in the reasonable opinion of that Party would result in or produce an Adverse Condition, in connection with, or as part of the terms of, the Commercial Arrangements. Entering into the Commercial Arrangements is not a condition to the Closing.
     6.3 Governmental Approvals. From the Effective Date until the earlier of the Closing Date or the termination of the Parties obligations under Section 6.5, each Party will use its reasonable best efforts to obtain all other necessary Authorizations, orders, consents, approvals and waivers as are required to be obtained in connection with the issuance of the Investor Quota and the Investor License Share under any applicable Law. Without limiting the foregoing, the ***. None of the Parties or their respective Affiliates will be required to agree to any Adverse Condition or take any action that in the reasonable opinion of that Party would result in or produce an Adverse Condition.
     6.4 Notification of Certain Matters. From the Effective Date until the earlier of the Closing Date or the termination of the Parties obligations under Section 6.5, each Party will give prompt notice to the other Parties of (a) any circumstance that would likely cause any of that Party’s representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect, (b) any failure on that Party’s part to comply with or satisfy any covenant or agreement to be complied with or satisfied by that Party hereunder and (c) any circumstance that could reasonably be expected to make the satisfaction of the conditions in Article 2 impossible or unlikely.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
     6.5 Participation in Auction.
     (a) ***
     (b) Confidentiality. ***
     (c) Obligations Continue. ***
     (d) Investor Limited Liability. ***
     (e) Effect on Consortium. ***
     6.6 Conduct of Business. From the Effective Date until the Closing Date, except as otherwise provided by this Agreement, required by applicable Law or as specifically consented to in writing by the Investor (which consent will not be unreasonably withheld, conditioned or delayed), (a) the Company and its Subsidiaries will conduct their respective businesses in the Ordinary Course of Business and use their respective commercially reasonable efforts to preserve intact their respective businesses and to preserve the goodwill of customers, suppliers and all other Persons having business relationships with the Company or any of its Subsidiaries and (b) without limiting the generality of the foregoing, prior to the Closing Date, neither the Company nor any of its Subsidiaries will: (i) issue, reissue or sell, or authorize the issuance, reissuance or sale of shares of its capital stock or other equity interests of any class, or securities convertible into capital stock or other equity interests of any class, or any rights, warrants or options to acquire any convertible securities or capital stock or other equity interests; (ii) repurchase, redeem, reclassify, or otherwise alter any capital stock or other equity interests of any class other than in connection with the Conversion; (iii) dispose of any material assets or properties except to the extent they are used, retired or replaced in the Ordinary Course of Business or performed between or among the Company and its Subsidiaries in the Ordinary Course of Business; (iv) except as set forth in Section 6.6 of the Company Disclosure Statement, enter into transactions with NII or Affiliates of NII (other than the Company and its Subsidiaries) outside of the Ordinary Course of Business; (v) except for the Closing Distribution, pay any dividends to owners of the Company; (vi) manage working capital other than in the Ordinary Course of Business, including with respect to payment of accounts payable and the collection of accounts receivable; (vii) amend the Restated Bylaws of the Company or the Bylaws of the Company’s Subsidiaries; or (viii) take any action that if taken after the Closing Date would be a Special Approval Matter.
     6.7 ***
     6.8 Public Announcements. Except for the press releases announcing the execution of this Agreement, which press releases have been agreed upon by the Parties, and the related investor information calls held in connection with the issuance of the press releases, no Party will, and no Party will permit any of its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior written consent

(which consent will not be unreasonably withheld, conditioned or delayed) of NII, in the case of a proposed announcement or statement by the Investor or any of its Subsidiaries, or the Investor, in the case of a proposed announcement or statement by NII or any of its Subsidiaries; except, that, either Party may, without the prior written consent of the other Party (but after prior consultation with the other Party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by Law or by the rules and regulations of any applicable stock exchange, including a filing or press release with the SEC, the Mexican Stock Exchange and the National Banking and Securities Commission (CNBV) of Mexico.
     6.9 Confidentiality. From the Effective Date until the earlier of (a) the day that the Investor ceases to own Quotas or (b) the later of (i) termination of this Agreement and (ii) the termination of the Parties’ obligations under Section 6.5, except for disclosures expressly permitted by the terms of this Agreement or required by applicable Law or stock exchange rules (in which case the Parties shall use good faith efforts to give each other a reasonable opportunity to review such disclosures) or in connection with financial reporting purposes, the Confidentiality Agreement shall remain in full force and effect. The provisions of this Section 6.9 are in addition to and are not intended as a limitation on any obligation imposed on the Parties or their representatives under Law.
     6.10 Further Assurances. Promptly following the Closing, the Company will duly register with the Public Registry of Companies a copy of the public deed that contains the minutes approving the Conversion and deliver a copy of the public deed to the Investor. From the Effective Date, each Party will execute and deliver (and will cause their respective appropriate Affiliates to execute and deliver) the additional instruments and other documents and will take the further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including making application as soon as practicable after the Effective Date for all consents and approvals required in connection with the transactions contemplated by this Agreement and diligently pursuing the receipt of the consents and approvals in good faith thereafter. Uruguay will do (or refrain from doing) all things necessary and appropriate to effectuate the obligations of NII hereunder to the extent NII’s actions alone are not sufficient and/or to the extent Uruguay’s actions (or refrain) are necessary or appropriate.
     6.11 Standstill. As of the Effective Date, except as previously disclosed to the Company in writing, the Investor and its Subsidiaries do not beneficially own any securities of NII entitled to be voted generally in the election of directors or any direct or indirect options or other rights to acquire any such securities (“NII Securities”). From the Effective Date and so long as the provisions of this Section 6.11 are in effect, except as specifically requested in writing by NII, none of the Investor or its Affiliates or any of the advisors to the Investor, (a) will publicly propose or publicly announce or otherwise disclose an intent to propose or enter into or agree to enter into, singly or with any other Person or directly or indirectly, (i) any form of business combination, acquisition or other similar transaction relating to NII or any of its material Subsidiaries, (ii) any form of restructuring, recapitalization or similar transaction with respect to NII or any of its material Subsidiaries, or (iii) any demand, request or proposal to amend, waive or terminate this Section 6.11; and (b) singly or with any other Person or directly

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS
DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT
TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED
THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
or indirectly, (i) acquire, or offer, propose or agree to acquire, by tender offer, purchase or otherwise, NII Securities (including acquisition of beneficial ownership of any NII Securities or of any derivative positions or contracts, except any hedging activity or pursuant to the Call Agreement, whether or not cash settled, based on the value of any NII Securities) or any material assets, indebtedness or businesses of NII, (ii) make, or in any way actively participate in, any solicitation of proxies with respect to any NII Securities (including by the execution of action by written consent), (iii) participate in a program or organized effort to influence any person with respect to the voting or disposition of any NII Securities, or (iv) participate in or actively encourage the formation of any partnership, syndicate or other group that owns or seeks or offers to acquire beneficial ownership of any NII Securities or material assets, indebtedness or businesses of NII or for the purpose of circumventing any provision of this Section 6.11; ***. The provisions of this Section 6.11 shall terminate and be of no further effect on the earlier of (i) ***, (ii) the time, if any, when NII enters into a definitive agreement providing for a merger, consolidation or other business combination transaction or commences a process by which it proposes to sell or dispose of itself or substantially all of its assets (or any business or Subsidiary, in which case the provisions of this Section 6.11 shall no longer apply with respect to such business or Subsidiary), (iii) the time, if any, when a tender offer or exchange offer is commenced by a third Person for equity securities of NII, or (iv) on the later of (A) the date on which the Investor and its Subsidiaries no longer own over 5% of the issued and outstanding NII Shares and (B) the date that is six months after the rights granted to the Investor pursuant to Article 7, including the Special Approval Rights, have terminated. The foregoing shall in no way impact Investor’s rights to acquire, register or dispose of NII Securities as contemplated by the Transaction Documents or Investor’s other rights under the Transaction Documents.
     6.12 Anti-Dilutive Rights.
     (a) From the date of the Closing until the termination of the rights granted to the Investor under Article 7, and subject to Article 7, if the Company is making any proposed public (if converted back to a sociedad anónima) or private issuance (a “Proposed Issuance”) of (i) Quotas or shares or (ii) any other security convertible into or exercisable for Quotas (excluding issuances in connection with the Option) or shares, then the Company will send written notice to the Investor not less than 45 days before the Proposed Issuance setting forth all material terms of the Proposed Issuance including the manner of sale, the sale price or the amount and type of other consideration to be received by the Company.
     (b) The Investor will have the right, by sending written notice to the Company within 20 days after receipt of the Company’s notice, to make an additional cash contribution as is necessary to maintain its Fully Diluted Ownership Percentage as it existed immediately prior to that Proposed Issuance, at the same price set forth in the Company’s notice. If the Proposed Issuance is not for cash, then the fair market value of the property or other consideration received by the Company will be determined by an independent third party appraiser mutually acceptable to the Company and the Investor. The written notice delivered pursuant to this Section 6.12(b) will be irrevocable unless (i) closing of the Investor’s contribution under this Section 6.12 has not occurred within 90 days after the delivery of the notice or (ii) the sale price or the amount and type of other consideration for the issuance or any other material purchase term has changed, in which case a new notice will be required before a Proposed Issuance can occur.

     (c) Subject to Section 6.15, a closing for the additional contribution under this Section 6.12 will occur on (i) the date on which the Proposed Issuance occurs, as the case may be, or (ii) a later date as may be agreed to by the Investor and the Company, at a time and place specified by the Investor in a notice provided to the Company at least 10 days prior to the closing. The Company and the Investor will provide customary closing certificates and other related documents as the Investor and the Company, as appropriate, reasonably request.
     6.13 Access. The Company will keep, and cause its Subsidiaries to keep, books and records of the type typically maintained by entities engaged in similar businesses and which set forth a true, accurate and complete account of the business and affairs of the Company and its Subsidiaries, including a fair presentation of all income, expenditures, assets and liabilities thereof. From and after the Closing Date, (a) until the Investor no longer owns, directly or indirectly, any Quotas, the Company will afford to the Investor and its employees, agents, advisors and other representatives, reasonable access during regular business hours and on reasonable advance written notice to its properties, books and records, and officers, employees and agents of the Company and its Subsidiaries to whom the Investor reasonably requests access, and (b) until the Termination Trigger, the Investor may request that a third party auditor, at the sole expense of the Investor, conduct an audit of (i) any related party transactions engaged in by the Company or any of its Subsidiaries and (ii) any other item, provided that in the case of clause (ii), (A) the Investor first requests that the Company’s audit firm review and provide the requested information to the Investor regarding such item and (B) the Company’s audit firm is unable or unwilling to provide such review and/or information (except in the case of the Investor’s refusal to execute with the Company’s audit firm a customary workpaper access letter if requested by the Company’s audit firm).
     6.14 Financial Statements. The Company will furnish to the Investor:
     (a) from and after the Closing Date until the Termination Trigger, as soon as practicable and in any event within 10 Business Days following the end of each fiscal month of the Company, an unaudited consolidated balance sheet of the Company as at the end of that fiscal month and the related unaudited statements of income and cash flows of the Company for that month, prepared in accordance with Mexican GAAP reconciled to U.S. GAAP;
     (b) from the Effective Date through the Closing and thereafter until the Investor no longer directly or indirectly owns any Quotas as soon as practicable and in any event within 15 Business Days following the end of each fiscal quarter of the Company, an unaudited consolidated balance sheet of the Company as at the end of that fiscal quarter and the related unaudited statements of income and cash flows of the Company for that quarter, prepared in accordance with Mexican GAAP reconciled to U.S. GAAP, except, that, if prior to the 15-Business Day period the Investor requires the information described in this Section 6.14(b) to prepare its own reporting materials, upon request by Investor the Company will use its reasonable best efforts to provide preliminary quarterly financial information within time periods to meet the Investor’s reporting requirements;

     (c) from and after the Closing Date until the Termination Trigger, as soon as practicable and in any event within the first 30 Business Days of the first month after the end of a fiscal year, preliminary consolidated and consolidating balance sheets of the Company, as of the end of that fiscal year, and the related preliminary consolidated and consolidating statements of income and cash flows of the Company for that fiscal year, prepared in accordance with Mexican GAAP reconciled to U.S. GAAP;
     (d) from the Effective Date, as promptly as practicable, and in any event within the first 20 Business Days of the second month after the end of a fiscal year, audited consolidated and consolidating balance sheets of the Company, as of the end of that fiscal year, and the related audited consolidated and consolidating statements of income and cash flows of the Company for that Fiscal Year, prepared in accordance with Mexican GAAP reconciled to U.S. GAAP; and
     (e) as soon as reasonably practicable, such other financial information as the Investor shall reasonably require to satisfy its financial reporting, accounting, Tax reporting and other public, statutory and regulatory disclosure requirements.
     6.15 Post-Closing Actions.
     (a) All actions and transactions after the Closing that are required or permitted by this Agreement will be subject to any prior Authorizations, orders, consents, approvals or waivers necessary, advisable or appropriate under any Laws, rules or regulations of any Governmental Authority, including any self regulatory organization or stock exchange or required to be made, filed, given or obtained by any Party or any of its shareholders, quotaholders or its Subsidiaries with, to or from any Person. Each of the Parties shall use its reasonable best efforts to obtain (and to cooperate with the other Parties to obtain) such Authorizations, orders, consents, approvals or waivers in a timely manner to allow such actions and transactions to occur as promptly as practicable as contemplated hereby. Any time periods contained in this Agreement with respect to any action or transaction after the Closing that is required or permitted by this Agreement will be extended until five Business Days after receipt of the Authorizations, consents, approvals, waivers and other items described in this Section 6.15, provided, however, that if any such Authorization, order, consent, approval or waiver is not obtained within a reasonable period of time, then the Parties shall negotiate in good faith and agree upon an alternative approach to achieve, to the greatest extent possible, the economic, business and other purposes of such action or transaction without the need for such Authorization, order, consent, approval or waiver.
     (b) NII shall keep available and reserved for issuance sufficient authorized shares or non-subscribed capital stock or quotas, respectively, to comply in full with its obligations hereunder. Neither NII nor the Company will adopt any shareholder rights plan or take other similar action without including provisions that would preserve the Investor’s rights to acquire equity of NII as contemplated by the Transaction Documents. In no event will NII issue shares in satisfaction of its rights or obligations under Article 9, in an amount that represents more than 19.99% of the number of shares of NII outstanding on the Closing Date (without giving effect to the transactions contemplated hereby) if that issuance in excess thereof requires prior shareholder approval in accordance with applicable Laws, rules or regulations of any Governmental Authority, including any self-regulatory organization or stock exchange applicable to NII. For the avoidance of doubt, any consideration owing to an Article 9 Quotaholder and which cannot be satisfied in NII Shares as described in the immediately preceding sentence will be paid in cash (based on the value of NII Shares calculated as the average Closing Price of NII Shares for the 10 Trading Days ending two market days prior to the relevant closing of the issuance of the NII Shares, and to be paid pursuant to the applicable provisions of Article 9).
     (c) NII shall use reasonable best efforts to obtain, prior to the first anniversary of the Closing, at an annual or a special meeting called for such purpose, approval for the issuance of NII Shares in satisfaction of its rights or obligations under Article 9 in an amount in excess of 19.99% of the number of NII Shares outstanding immediately prior to the Closing Date in accordance with Section 5635 of the Rules of the NASDAQ Stock Market LLC. In that regard, without limiting the generality of the foregoing, NII shall duly convene a meeting of shareholders to consider such approval and use reasonable best efforts to solicit proxies in favor of such approval, and the Board of Directors of NII shall recommend that NII’s shareholders vote in favor of such approval.
     6.16 Settlement of Equity Awards. After the Closing Date, the Company and its Subsidiaries, including Servicios de Radiocomunicacion Movil de Mexico, S.A. de C.V., will not pay or otherwise settle with NII (or its other Subsidiaries) any amounts in respect of options, restricted stock or other equity awards granted to the Company’s employees, directors and/or consultants to the extent such options, restricted stock or awards are or would be vested on or prior to the day immediately prior to the Closing Date, and, with respect to options, restricted stock or awards for which the vesting period continues after the Closing, the Company will only pay and settle with NII (or its other Subsidiaries) on a pro rata basis determined by the number of days after the Closing as compared to the total number of days of the vesting period.
     6.17 Company and Subsidiary Resolutions. No later than the 45th day following the Effective Date, the Company Parties shall have executed or adopted, as applicable, or caused the execution or adoption, as applicable, all of the resolutions referred to in Section 1.8(a)(i), (ii), (iii) and (vi), provided, that effectiveness of such resolutions may be contingent upon the occurrence of the Closing.
ARTICLE 7: MANAGEMENT RIGHTS
     7.1 Board and Committees Matters; Statutory Auditors; Bylaws.
     (a) Board Matters. Subject to the next sentence, the Board will consist of six members, of whom two members will be designated by the Investor and four members will be designated by NII. If the Investor’s right to designate two members of the Board terminates pursuant to Section 7.5, then the Investor’s designees will submit their resignations or NII will have the right to remove the Investor’s designees, and NII will have the right to determine the size of the Board and the membership of the Board. For so long as the Investor is permitted to designate two members of the Board, the Investor will promptly receive copies of all minutes from meetings of the Boards of Directors (or equivalent bodies) as well as of resolutions adopted without a meeting by unanimous consent of the Company and the Company’s Subsidiaries.
     (b) Statutory Auditors. Subject to the next sentence, the Company and each of its Subsidiaries will have two statutory auditors (comisarios, as such term is used in the General Law of Mercantile Companies) and their respective alternates, of whom one will be designated by the Investor (together with its respective alternate) and one will be designated by NII (together with its respective alternate). The statutory auditors (comisarios) shall be vested with all the rights and authority contemplated for the statutory auditors (comisarios) under the General Law of Mercantile Companies and such rights may not be challenged or waived in any manner by any Party for so long as the Investor has the right to designate two members of the Board. If the Investor’s right to designate one statutory auditor (comisario) of the Company and each of its Subsidiaries terminates pursuant to Section 7.5, then the Investor’s statutory auditors (comisarios) will submit their resignations or NII will have the right to remove the Investor’s statutory auditors (comisarios), and NII will have the right to appoint the statutory auditor (comisario) of the Company and each of its Subsidiaries in its sole discretion. The Bylaws of the Company and each of its Subsidiaries will provide that the signatures of one of the statutory auditors (comisarios) will be sufficient in any shareholder, quotaholder or Board meeting containing resolutions approving the financial statements of the Company and its Subsidiaries.
     (c) Committees. For so long as the Investor is permitted to designate two members of the Board, if the Board forms any committees, the Investor’s designees will be allowed proportionate appointment to those committees, but a least one member.
     (d) Bylaws. As promptly as reasonably practicable, but in no event later than the 45th day following the Effective Date, each of the Company and the Subsidiaries of the Company shall have approved and adopted amendments to their respective Company Restated Bylaws or Subsidiary Bylaws to conform to Exhibit C-1 or to include the terms set forth on Exhibit C-2, respectively; provided that with respect to any such Subsidiaries that hold concessions from the SCT, such approval and adoption may be contingent on the receipt of approval of the Subsidiary Bylaws by the SCT so long as the Company Parties shall file applications for such approval within five Business Days of such contingent approval and adoption. None of the Investor, Uruguay, NII, the Company or their respective Subsidiaries will challenge in any court or before any other Governmental Authority the validity of all or any portion of the Company Restated Bylaws or the Subsidiary Bylaws.
     (e) Investor Designees. Individuals designated by the Investor to serve on the Company Board will not be an officer, a director, partner, manager, or senior executive or in a consulting role involving strategic, commercial or business planning for a Restricted Person or any other Person who is engaged in the Permitted Business (other than the Investor and its Affiliates).

     7.2 General Voting Matters.
     (a) Quotaholder. The holders of a majority of the Percentage Interests entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the Quotaholders for the transaction of business except as otherwise provided by applicable Law. Subject to Section 7.3, when a quorum is present at any meeting, the vote of the holders of a majority of the Percentage Interests that have voting power present in person or represented by proxy will decide any question properly brought before the meeting within the items expressly included in the Agenda of the meeting, unless the question is one upon which by express provision of applicable Law, this Agreement, the Company Restated Bylaws or the Subsidiary Bylaws, a different vote is required, in which case the express provision will govern and control the decision of the question. Unless waived by the Investor or if all the Investor’s designees attend without objecting to the deficiency of notice, the Company will provide at least 15 days’ notice to the Investor of all meetings of the Quotaholders.
     (b) Board. At all meetings of the Board, a majority of the total number of members will constitute a quorum for the transaction of business, and, subject to Section 7.3, the act of a majority of the members present at any meeting at which there is a quorum will be the act of the Board, unless the question is one upon which by express provision of applicable Law, this Agreement or the Company Restated Bylaws, a different vote is required, in which case the express provision will govern and control the decision of the question. Unless waived by the Investor, the Company will provide at least five Business Days’ notice to the Investor of all meetings of the Board.
     7.3 Special Approval Rights. Notwithstanding anything to the contrary in Section 7.2, the matters identified on Exhibit J (the “Special Approval Matters”) will require the affirmative vote or other approval of at least one member of the Board who has been designated by the Investor pursuant to Section 7.1 and, if required by applicable Law, the Company Restated Bylaws or otherwise submitted to the Quotaholders for approval, the affirmative vote or other approval of the Investor (collectively, the “Special Approval Rights”). If any Special Approval Matter is approved by the Board pursuant to the Special Approval Rights of this Section 7.3, that Special Approval Matter will be deemed to also be approved by the Quotaholders pursuant to the Special Approval Rights of this Section 7.3, subject to applicable Law. If any Special Approval Matter is approved by the Quotaholders pursuant to the Special Approval Rights of this Section 7.3, that Special Approval Matter will be deemed to have received the approval of the Board pursuant to the Special Approval Rights of this Section 7.3, subject to applicable Law. The Company will not, and will cause its Subsidiaries to not engage in any Special Approval Matter, unless that Special Approval Matter has been approved with the Special Approval Rights.
     7.4 Deadlock.
     (a) Occurrence of a Deadlock or Impasse. A deadlock or impasse (in each case, a “Deadlock Event”) means that the Board or the Quotaholders, as required pursuant to Section 7.3, fails to approve:

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS
DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT
TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED
THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
     (i) the Annual Budget by June 30 of the year to which it applies (or, in the event of a fiscal year that is not a calendar year, 180 days after the end of the preceding fiscal year), it being understood that the Annual Budget shall be submitted for Board approval at least 180 days before such date.
     (ii) the Business Plan on or before the 180th day after the date of the meeting when that Business Plan was first submitted for Board approval.
     (iii) a *** or exclusivity arrangement with an aggregate value exceeding $*** over a three-year period or less (“Major Alliance”) on or before the 10th day after the date of the meeting when the *** or exclusivity arrangement was submitted for Board approval or Special Approval Rights.
     (iv) an acquisition of assets in one transaction or a series of transactions with an aggregate value exceeding $*** (a “Major Acquisition”) on or before the 10th day after the date of the meeting when the acquisition was submitted for Board approval or Special Approval Rights.
     (v) the voluntary liquidation, dissolution, bankruptcy or merger of the Company on or before the 10th day after the date of the meeting when the matter was submitted for Board approval or Special Approval Rights.
     (vi) the disposition of any right to use spectrum or other concessions issued by COFETEL with an aggregate value exceeding $*** (a “Major Disposition”) on or before the 10th day after the date of the meeting when the disposition was submitted for Board approval or Special Approval Rights.
     (b) Deadlock Notice. Either Party may, on or before the 10th Business Day after a Deadlock Event, give notice in writing (a “Deadlock Notice”) to the other Party. If no Deadlock Notice is served by either Party within the 10-Business-Day time period, then the Parties will be deemed to have waived their respective rights to serve a Deadlock Notice in respect of the specific Deadlock Event and that Deadlock Event will remain unapproved.
     (c) Negotiation Following a Deadlock Event. For a period of 30 days following receipt of a Deadlock Notice by any Party with respect to the Special Approval Matters described in Sections 7.4(a)(i) and (ii), and for a period of 10 days following receipt of a Deadlock Notice by any Party with respect to the Special Approval Matters described in Sections 7.4(a)(iii), (iv), (v) and (vi), the Parties, will enter into negotiations to settle the Deadlock Event. Each Party will promptly refer the Deadlock Event to its authorized representatives who will attempt to reach an acceptable resolution. The negotiation period provided above may be extended or abridged on the mutual written agreement of the Parties (the “Negotiation Period”). If, at or prior to the end of the Negotiation Period, an acceptable resolution to the Deadlock Event has been reached, the

     Parties will cause the Board and/or the Quotaholders to take any action necessary or desirable to implement that decision.
     (d) Operation of the Company During a Deadlock Event. If a Deadlock Event occurs, then the Company will continue to operate its business in the Ordinary Course of Business, except for those issues that are subject to the Deadlock Event; except, that:
     (i) if the failure to approve the Annual Budget is the event causing the Deadlock Event, then the Company will operate under the Substitute Annual Budget;
     (ii) if the failure to approve a Major Acquisition is the event causing the Deadlock Event, and NII has given or received a Deadlock Notice then the Company may pursue and consummate that Major Acquisition during and after the Negotiation Period without giving effect to any Special Approval Rights directly relating to financing that Major Acquisition;
     (iii) if the failure to approve a Major Disposition is the event causing the Deadlock Event, and NII has given or received a Deadlock Notice then the Company may pursue and consummate that Major Disposition during and after the Negotiation Period; and
     (iv) if the failure to approve a Major Alliance is the event causing the Deadlock Event, and NII has given or received a Deadlock Notice then the Company may pursue and consummate that Major Alliance during and after the Negotiation Period.
     (e) Information Regarding a Deadlock Event. If a Deadlock Event occurs due to the failure to approve a Major Acquisition, Major Disposition, a Major Alliance or merger and the Company elects to continue to pursue such Major Acquisition, Major Disposition, Major Alliance or merger, as applicable, then prior to the closing of the Major Acquisition, Major Disposition, Major Alliance or merger, as applicable, the Company and NII shall keep the Investor regularly apprised of the status of, and shall promptly notify the Investor of significant developments in the process leading to such Major Acquisition, Major Disposition, Major Alliance or merger, as applicable, and, subject to the Investor entering into a customary non-disclosure agreement, give the Investor (i) information regarding negotiations, timing and terms and conditions; (ii) copies of drafts of transaction agreements setting forth the material terms and conditions of such transaction; (iii) access to all information included in any data room (including any electronic data room) set up in connection with such transaction, or otherwise provided to any prospective counterparty thereto; and (iv) a reasonable opportunity to meet with members of management of the Company and the prospective counterparties in such transaction.
     7.5 Termination of Management Rights. The rights granted to the Investor pursuant to this Article 7, including the Special Approval Rights (other than those rights set forth in paragraphs 8 (to the extent relating to an amendment of bylaws or entry into or amendment of any quotaholder or similar agreement, in each case that would have the effect of limiting or removing a right or protection of the Investor that it would have had under applicable Law in a sociedad anónima), 12, 13 and 14 (when determining the voting of the shares or quotas of any of the Company Subsidiaries with respect to any of the matters listed in said paragraphs 8, 12 and 13) of Exhibit J), will immediately terminate and become null and void without any other further action if the Termination Trigger has occurred.
     7.6 Personal to the Investor. The rights granted to the Investor pursuant to Articles 7, 8 and 9 are personal in nature and may not be assigned or transferred, by operation of Law or otherwise; except, that, if, subject to Article 8, the Investor Transfers all of its Percentage Interest, including any Percentage Interest attributable to the exercise of the Option, to a Permitted Transferee or a Third Party Purchaser in a single transaction, then the Investor will be permitted to Transfer the rights granted to it under Articles 7, 8 and 9 and the Termination Trigger will not be deemed to have occurred in connection with the Transfer to that Permitted Transferee or Third Party Purchaser. Any action taken or attempted to be taken by the Investor in violation of this Section 7.6 will be null and void and result in the immediate termination of the rights granted to the Investor pursuant to this Article 7.
ARTICLE 8: RESTRICTIONS ON TRANSFER
     8.1 General.
     (a) NII and the Investor will not, and the Investor will cause any Permitted Transferee not to, directly or indirectly, in whole or in part, sell, assign, transfer or otherwise dispose of (“Transfer”) any Quota (or portion thereof) (or solicit any offers to buy or otherwise acquire, or take a pledge of any Quotas) except in accordance with the terms and conditions of this Agreement. For the avoidance of doubt, the term “Transfer” shall not include, and the Investor shall be permitted to undertake, subjecting all or any party of any Quota to any Encumbrance as part of a collateral package in which the Quota is not substantially all of the collateral so long as the holder of the Encumbrance acknowledges in writing that the Quotas are subject to, and any levy or execution on its collateral interest is subject to, the other provisions of this Agreement to the Company Restated Bylaws and licenses or concessions of the Company’s Subsidiaries. Nothing herein shall restrict the undertaking of, (i) any hedging, swap, future, option or other derivative contract with respect to any Quota or NII Shares, (ii) subjecting any NII Shares to any Encumbrance, or (iii) subject to compliance with applicable Laws, making any dividend, distribution, spin-off, split-off, or other transaction between a holder of NII Securities and the equityholders of such Person. The Investor will use good faith in structuring the transactions contemplated by the immediately preceding sentence and will not structure the transactions in any manner that will circumvent the restrictions on Transfer under this Agreement.
     (b) Any attempt to Transfer a Quota (or portion thereof) not in compliance with this Agreement will be null and void and the Company will not, and will cause any transfer agent or other Person not to, give any effect, whether in the quotaholder registry book of the Company or otherwise, to the attempted Transfer.
     (c) No Transfer of a Quota (or portion thereof) by NII, the Investor or a Permitted Transferee will be effective until the recipient of the Quota (or portion thereof) has executed and delivered a counterpart to this Agreement agreeing to be bound hereby and made the Investment Representations.
     8.2 Permitted Transferees. The Investor may at any time Transfer the legal and beneficial interests to its Quota (or portion thereof), the Option and the Investor License and the Investor Sublicense (together, in each case, with the corresponding Investor License Share) to one or more Permitted Transferees without the consent of the Board or any other Quotaholder and without complying with Sections 8.3 and 8.4 so long as (a) the Permitted Transferee has agreed in writing to be bound by the terms of this Agreement and has assumed in writing and agreed to discharge any and all obligations of the Permitted Transferee that relate to that Quota (or portion thereof), (b) the Permitted Transferee makes the Investment Representations, and (c) the Transfer to the Permitted Transferee is not in violation of applicable Laws. If at any time a Permitted Transferee has or will cease to meet the definition of “Permitted Transferee”, the Quota and the corresponding Investor License Share must be transferred to the Investor or to a Person who is a Permitted Transferee and that Permitted Transferee must comply with clauses (a) through (c) of the immediately preceding sentence.
     8.3 Other Transfers.
     (a) Except as provided in Section 8.2, the Investor or a Permitted Transferee may Transfer its Quota (or portion thereof) only after the third anniversary of the Closing Date, subject to Section 8.4, in a Transfer to any Person (other than to a Restricted Person, which Transfer thereto is prohibited) so long as (i) such Person has agreed in writing to be bound by the terms of this Agreement and has assumed in writing and agreed to discharge any and all obligations of that Person that relate to that Quota (or portion thereof), (ii) such Person makes the Investment Representations, and (iii) the Transfer is not in violation of applicable Laws.
     (b) NII may Transfer, and may cause any of its Subsidiaries to Transfer, its Quota (or portion thereof) at any time after the Effective Date in a Transfer to any Person (other than to a Restricted Person, which Transfer thereto is prohibited) so long as (i) the Person has agreed in writing to be bound by the terms of this Agreement and has assumed in writing and agreed to discharge any and all obligations of that Person that relate to that Quota (or portion thereof), (ii) the Person makes the Investment Representations, and (iii) the Transfer is not in violation of applicable Laws); except, that, if NII desires to Transfer a Quota (or portion thereof) to any Person (other than to a Wholly Owned Subsidiary of NII) representing more than 10% of the Percentage Interests beneficially held by NII (an “NII Major Transfer”), then that Transfer will be subject to Sections 8.4 and 9.5 and, if applicable, Section 9.6. NII will use good faith in structuring Transfers and will not structure Transfers in a manner to avoid rights that the Investor would otherwise have under this Section 8.3(b) and Section 8.4.

     (c) In no event will any Quotaholder Transfer a Quota (i) to a Restricted Person without the prior approval of the Board and NII or the Investor, as applicable, or (ii) in violation of applicable securities Laws.
     (d) The rights granted to the Investor and its Permitted Transferees pursuant to Section 6.12 and Article 8 are in lieu of any and all comparable rights granted to the Quotaholders under applicable Law. The Investor and its Permitted Transferee waive any and all elections to purchase Quotas, Percentage Interests represented thereby or any other capital stock of the Company that may be provided under applicable Law, but not contemplated by this Agreement.
     8.4 Rights of First Refusal.
     (a) If the Investor or a Permitted Transferee desires to Transfer a Quota (or portion thereof) to any Person (other than to (i) a Permitted Transferee or (ii) a Restricted Person, which Transfer in the case of clause (ii) is prohibited) or NII (or its designee) desires to Transfer any of its Quota (or portion thereof) in an NII Major Transfer to any Person (other than to a Restricted Person, which Transfer thereto is prohibited), and the selling Quotaholder (the “Selling Party”) receives from or otherwise negotiates and enters into with such Person (the “Third Party Purchaser”) a legally binding, written agreement for the Third Party Purchaser to purchase the Quota (or portion thereof) (a “ROFR Sale”) and the Selling Party intends to pursue the ROFR Sale, then the Selling Party will give written notice of the same (a “ROFR Notice”) to the Company and the Investor or NII, as applicable (the “Offered Quotaholder”). The ROFR Notice will set forth a general description of the terms, including the identity of the Third Party Purchaser, the number of Percentage Interests represented by the Quota (or portion thereof) that is to be Transferred by the Selling Party (the “Transferred Quota”), the consideration that the Selling Party would receive for the Transferred Quota (the “ROFR Price”), and all other material transaction terms and conditions, including, in the case of the Investor, any arrangements with the Third Party Purchaser related to the Special Approval Rights, and will be accompanied by a copy of the written agreement and any related agreements.
     (b) The giving of a ROFR Notice will constitute an irrevocable offer (the “ROFR Offer”) by the Selling Party to sell the Transferred Quota to the Offered Quotaholder for cash at the ROFR Price on the terms set forth in the ROFR Notice. The Offered Quotaholder will have a 15-Business Day period (the “Initial Offer Period”) in which to accept the ROFR Offer (and any additional or differing terms as agreed to by the Selling Party and the Offered Quotaholder) as to the Transferred Quota by giving a written notice of acceptance of the ROFR Offer to the Selling Party (together with a copy thereof to the Company) prior to the expiration of the Initial Offer Period. If the Offered Quotaholder fails to so notify the Selling Party prior to the expiration of the Initial Offer Period, then it will be deemed to have declined the ROFR Offer.
     (c) If the Offered Quotaholder accepts the ROFR Offer, then the Offered Quotaholder will have an unconditional obligation to purchase the Transferred Quota pursuant to the terms contained in the ROFR Notice (and any additional or differing terms as agreed to by the Selling Party and the Offered Quotaholder); provided that if the consideration in the ROFR Notice is not cash, the accepting Offered Quotaholder shall pay the cash equivalent of the consideration set forth in the ROFR Notice, with the value thereof to be agreed by the Selling Party and the Offered Quotaholder. If such agreement is not reached within 10 Business Days of the acceptance of the ROFR Offer the Parties shall agree on a third party Appraiser (the fees and expenses of which shall be shared by the Selling Party and the Offered Quotaholders) which shall determine such value within 20 Business Days of its selection. In such case, the Company’s reasonable out-of-pocket costs will be shared equally by the Selling Party and the Offered Quotaholder.
     (d) Upon the earlier of (i) full rejection of the ROFR Offer by the Offered Quotaholder, and (ii) the expiration of the Initial Offer Period without the Offered Quotaholder electing to purchase the Transferred Quota, there will commence a 180-day period during which the Selling Party will have the right to close the sale to the Third Party Purchaser of all of the Transferred Shares on the same or more favorable (as to the Selling Party) terms and conditions as were set forth in the ROFR Notice and at a price not less than 100% of the ROFR Price. If the Selling Party does not consummate the sale of the Transferred Quotas in accordance with the foregoing time limitations, then the Selling Party may not sell its Quota (or portion thereof) without repeating the foregoing procedures of this Section 8.4 to the extent required thereby.
     (e) The Investor’s or any Permitted Transferee’s rights (but not its obligations) pursuant to this Section 8.4 will immediately terminate and become null and void without any other further action if the Termination Trigger has occurred.
     8.5 Special Call Rights.
     (a) If the Selling Party sells the Transferred Quota to the Third Party Purchaser without complying in all material respects with the procedures set forth in Section 8.4, then upon consummation of the sale to the Third Party Purchaser (a “Third Party Sale”), the Selling Party will notify the Offered Quotaholder within five days of the Third Party Sale and the Offered Quotaholder will have the right (the “Special Call Right”) to purchase from the Third Party Purchaser the Transferred Quota purchased by the Third Party Purchaser pursuant to the Third Party Sale (the “Called Interest”). In any Third Party Sale, the Selling Party shall notify the Third Party Purchaser of the Special Call Right and shall not complete such Third Party Sale unless the Third Party Purchaser agrees in writing to be subject to the Special Call Right.
     (b) To exercise the Special Call Right, the Offered Quotaholder must agree to exercise the Special Call Right in respect of the entire Called Interest and must give written notice (the “Special Call Notice”) to the Third Party Purchaser on or before the 30th day after the later of (i) the Third Party Sale or (ii) the date upon which the Offered Quotaholder first becomes aware of the consummation of the Third Party Sale. Upon receipt of the Special Call Notice, the Third Party Purchaser will be obligated to sell the Called Interest in accordance with the provisions of this Section 8.5.

     (c) The purchase price payable for the Transferred Quota will be an amount in cash equal to 95% of the purchase price paid for the Transferred Quota by the Third Party Purchaser in the Third Party Sale.
     (d) The closing for the purchase of any Called Interest pursuant to this Section 8.5 will occur as promptly as practicable (but in no event later than 60 days, subject to Section 6.15) after receipt by the Third Party Purchaser of the Special Call Notice. If the sale of the Called Interest by the Third Party Purchaser to the Offered Quotaholder is not consummated within the time periods set forth in the immediately preceding sentence, then the Third Party Purchaser will have no further obligations to sell the Called Interest so long as the Third Party Purchaser complies with Section 8.3(a) and (b), as applicable. On or prior to the closing for the purchase of any Called Interest pursuant to this Section 8.5, the Third Party Purchaser will deliver to Offered Quotaholder a certificate (if applicable) representing the Transferred Quota, duly endorsed, together with all other documents, required to be executed in connection with the sale of the Transferred Quota (it being understood that in no event will the Third Party Purchaser be obligated to make any representations and warranties, or to provide any indemnities, with respect to the Called Interest; except, that the Third Party Purchaser will be required to make the Investment Representations and represent and warrant that it owns the Called Interest free and clear of all Encumbrances, and to its authority, power and right to enter into and consummate the sale without contravention of any Law or agreement, and without the need for any Authorization, consent, approval or waiver). At any closing pursuant to this Section 8.5, the relevant Offered Quotaholder will deliver to the Third Party Purchaser the aggregate purchase price for the Called Interest sold by the Third Party Purchaser, by bank wire transfer of immediately available funds to the bank account as the Third Party Purchaser will have specified in writing no later than two Business Days prior to the closing.
ARTICLE 9: DEADLOCK AND CHANGE-IN-CONTROL RIGHTS;
TAG AND DRAG-ALONG RIGHTS
     9.1 Investor Deadlock Rights.
     (a) If a Deadlock Event has not been resolved by the end of the Negotiation Period in accordance with Section 7.4 or if a Deadlock Notice has been provided with respect to a Deadlock Event described in Sections 7.4(a)(iii), (iv), (v) or (vi), then, subject to the capital redemption procedure provided in Section 9.10, the Investor will have the right (the “Investor Deadlock Right”) to require NII (or its designee) to (i) deliver NII Shares in the amount required or permitted under Section 9.8 by exercising the Investor’s rights under the Call Agreement and requiring NII to exercise its rights under the Call Agreement to purchase a portion (the amount of which will be determined in accordance with Section 9.8) of the Percentage Interest held by the Investor and any Permitted Transferee (that Quotaholder, the “Article 9 Quotaholder” and all of such Percentage Interests, the “Article 9 Percentage Interest”) and (ii) purchase for cash all the Article 9 Quotaholder’s remaining Article 9 Percentage Interests. The value of the Article 9 Percentage Interest for purposes of clause (i) and the

Call Agreement will equal the portion of the Investor Deadlock Price attributable to the NII Shares delivered in accordance with Section 9.8 and the price for purposes of clause (ii) will equal the remaining portion of the Investor Deadlock Price.
     (b) To exercise the Investor Deadlock Right, the Investor must (i) if the Investor Deadlock Price is not paid 100% in cash, reaffirm the Investment Representations and (ii) give written notice (the “Investor Deadlock Right Notice”) to NII during the period commencing at the end of the Negotiation Period or (in the case of a Deadlock Event described in Sections 7.4(a)(iii), (iv), (v) and (vi), upon giving of the Deadlock Notice and ending on the 30th day after the expiration of the Negotiation Period; except, that, with respect to the Deadlock Events described in Sections 7.4(a), (iii), (iv), (v) and (vi), the end of the period in which the Investor may give the Investor Deadlock Right Notice to NII will be the fifth Business Day after the Major Acquisition, the Major Disposition, Major Alliance, merger or proceeding, as applicable, has closed (or has been filed, in the case of a proceeding) or, if the Major Acquisition, the Major Disposition, Major Alliance, merger or proceeding is abandoned or the agreement related thereto has been terminated, then on the fifth Business Day after the date on which the Company notifies the Investor that the transaction or proceeding has been abandoned or the agreements relating to Major Acquisition, the Major Disposition, Major Alliance or merger have been terminated; provided, that, the Company shall have provided such notification to the Investor on the date such abandonment or termination occurs. Upon receipt of an Investor Deadlock Right Notice, the Investor and NII (or its designee) will be obligated to complete the transactions contemplated by Section 9.1(a) in accordance with the provisions of this Article 9. Upon receipt of an Investor Deadlock Right Notice, the rights granted to the Investor pursuant to Article 7, including the Special Approval Rights, (but not rights under other Articles) will immediately terminate and become null and void without any other further action.
     (c) The “Investor Deadlock Price” means and will equal the Article 9 Percentage Interest multiplied by the Fair Market Value as of the date the Investor Deadlock Right Notice is given (in the case of a Deadlock Event described in Sections 7.4(a)(iii), (iv), (v), and (vi), on a basis without giving effect to the Major Acquisition, Major Disposition or Major Alliance, merger or proceeding, as applicable), as agreed upon by NII and the Investor or, if NII and the Investor fail to agree on or before the 14th day after the Article 9 Quotaholder provides the Investor Deadlock Right Notice, then as determined by the Banker Approach under Section 9.9.
     (d) The Article 9 Quotaholder’s rights pursuant to this Section 9.1 will immediately terminate and become null and void upon the Termination Trigger.
     9.2 Investor Change-In-Control Rights.
     (a) Upon the occurrence of a Change-in-Control of NII, subject to the capital redemption procedure provided in Section 9.10, the Investor will have the right (the “Investor Change-in-Control Right”) to require NII (or its designee) to (i) deliver NII Shares in the amount required or permitted under Section 9.8 (or corresponding amount of consideration into which NII Shares are converted or exchanged in the Change-in-Control transaction) by exercising the Investor’s rights under the Call Agreement and requiring NII to exercise its rights under the Call Agreement to purchase a portion (the amount of which will be determined in accordance with Section 9.8) of the Article 9 Percentage Interest and (ii) purchase for cash all of the Article 9 Quotaholder’s remaining Article 9 Percentage Interests. The value of the Article 9 Percentage Interest for purposes of clause (i) and the Call Agreement will equal the portion of the Investor Change-in-Control Price attributable to the NII Shares (or corresponding amount of consideration into which NII Shares are converted or exchanged in the Change-in-Control transaction) delivered in accordance with Section 9.8 and the price for purposes of clause (ii) will equal the remaining portion of the Investor Change-in-Control Price.
     (b) To exercise the Investor Change-in-Control Right, the Investor must (i) if the Investor Change-in-Control Price is not paid 100% in cash, reaffirm the Investment Representations and (ii) give written notice (the “Investor Change-in-Control Notice”) to NII on or before the 30th day after receiving notice from NII of the occurrence of the Change-in-Control of NII. Upon receipt of an Investor Change-in-Control Notice, the Investor and NII (or its designee) will be obligated to complete the transactions contemplated by Section 9.2(a) in accordance with the provisions of this Article 9. Upon receipt of the Investor Change-in-Control Notice, the rights granted to the Investor pursuant to Article 7, including the Special Approval Rights (but not rights under other Articles), will immediately terminate and become null and void without any other further action.
     (c) The “Investor Change-in-Control Price” means and will equal the Article 9 Percentage Interest multiplied by the Fair Market Value as of the close of business on the day immediately prior to the Change-in-Control of NII as agreed upon by NII and the Investor or, if NII and the Investor fail to agree on or before the 14th day after the Article 9 Quotaholder provides the Investor Change-in-Control Notice, then as determined by the Banker Approach under Section 9.9. At any time after an agreement or other event relating to a potential Change-in-Control has been publicly announced or a tender offer or exchange offer that could lead to a Change-in-Control has been launched, the Article 9 Quotaholder may give non-binding notice to NII that the Article 9 Quotaholder intends to exercise the Investor Change-in-Control Right, in which case the Parties shall commence the procedure to determine the Fair Market Value so that such determination may be finalized prior to the date of the Change-in-Control in the event that the Article 9 Quotaholder gives the Investor Change-in-Control Notice.
     9.3 NII Deadlock Rights.
     (a) If a Deadlock Event has not been resolved by the end of the Negotiation Period in accordance with Section 7.4 or if a Deadlock Notice has been provided with respect to a Deadlock Event described in Sections 7.4(a)(iii), (iv), (v) or (vi), then, subject to the capital redemption procedure provided in Section 9.10, NII (or its designee) will have the right (the “NII Deadlock Right”) to (i) require the Investor to purchase NII Shares in the amount required or permitted under Section 9.8 by exercising the Investor’s rights under the Call Agreement and to exercise NII’s (or its designee’s) rights under the Call Agreement to purchase a portion (the amount of which will be determined in accordance with Section 9.8) of the Article 9 Percentage Interest and (ii) purchase for cash all of the Article 9 Quotaholder’s remaining Article 9 Percentage Interests. The value of the Article 9 Percentage Interest for purposes of clause (i) and the Call Agreement will equal the portion of the NII Deadlock Price attributable to the NII Shares delivered in accordance with Section 9.8 and the price for purposes of clause (ii) will equal the remaining portion of the NII Deadlock Price.
     (b) To exercise the NII Deadlock Right, NII must give written notice (the “NII Deadlock Right Notice”) to the Article 9 Quotaholder during the period beginning on the 31st day after the expiration of the Negotiation Period and ending on the 60th day after the expiration of the Negotiation Period; except, that, with respect to the Deadlock Events described in Sections 7.4(a)(iii), (iv), (v) and (vi), NII may provide the NII Deadlock Right Notice only upon the sixth day after the closing of the Major Acquisition, the Major Disposition, the Major Alliance, merger or proceeding, as applicable, and for 30 days thereafter. Upon receipt of the NII Deadlock Right Notice, the Article 9 Quotaholder and NII (or its designee) will be obligated to complete the transactions contemplated by Section 9.3(a) in accordance with the provisions of this Article 9. Upon receipt of the NII Deadlock Right Notice, the rights granted to the Investor pursuant to Article 7, including the Special Approval Rights, (but not rights under other Articles) will immediately terminate and become null and void without any other further action and the Article 9 Quotaholder will reaffirm the Investment Representations.
     (c) The “NII Deadlock Price” means and will equal the Article 9 Percentage Interest multiplied by the Fair Market Value as of the date the NII Deadlock Right Notice is given (in the case of a Deadlock Event described in Sections 7.4(a)(iii), (iv), (v), and (vi), on a basis without giving effect to the Major Acquisition, Major Disposition, Major Alliance, merger or proceeding, as applicable), as agreed upon by NII and the Investor or, if NII and the Investor fail to agree on or before the 14th day after NII provides the NII Deadlock Right Notice, then as determined by the Banker Approach under Section 9.9.
     (d) For the avoidance of doubt, NII’s rights pursuant to this Section 9.3 will immediately terminate and become null and void without any other further action if the Termination Trigger has occurred.
     9.4 NII Change-In-Control Rights.
     (a) Upon the occurrence of a Change-in-Control of the Investor, subject to the capital redemption procedure provided in Section 9.10, NII (or its designee) will have the right (the “NII Change-in-Control Right”) to (i) deliver NII Shares in the amount required or permitted under Section 9.8 by requiring the Investor to exercise its rights under the Call Agreement and by exercising NII’s (or its designee’s) rights under the Call Agreement to purchase a portion (the amount of which will be determined in accordance with Section 9.8) of the Article 9 Percentage Interest and (ii) purchase for cash all of the

Article 9 Quotaholder’s remaining Article 9 Percentage Interests. The value of the Article 9 Percentage Interest for purposes of clause (i) and the Call Agreement will equal the portion of the NII Change-in-Control Price attributable to the NII Shares delivered in accordance with Section 9.8 and the price for purposes of clause (ii) will equal the remaining portion of the NII Change-in-Control Price.
     (b) To exercise the NII Change-in-Control Right, NII must give written notice (the “NII Change-in-Control Notice”) to the Investor on or before the 30th day after receiving notice from the Investor of the occurrence of the Change-in-Control of the Investor. Upon receipt of the NII Change-in-Control Notice, the Investor and NII (or its designee) will be obligated to complete the transactions contemplated by Section 9.4(a) in accordance with the provisions of this Article 9. Upon receipt of the NII Change-in-Control Notice, the rights granted to the Investor pursuant to Article 7, including the Special Approval Rights (but not rights under other Articles), will immediately terminate and become null and void without any other further action and the Article 9 Quotaholder will, if the NII Change-in-Control Price is not paid 100% in cash, reaffirm the Investment Representations.
     (c) The “NII Change-in-Control Price” means and will equal the Article 9 Percentage Interest multiplied by the Fair Market Value as of the close of business on the day immediately prior to the Change-in-Control of the Investor as agreed upon by NII and the Investor or, if NII and the Investor fail to agree on or before the 14th day after NII provides the NII Change-in-Control Notice, then as determined by the Banker Approach under Section 9.9.
     9.5 Investor Tag-Along Rights.
     (a) If NII or a Subsidiary thereof desires to Transfer or cause the Transfer of any of its Quotas to any Person other than a Wholly Owned Subsidiary of NII, which Transfer would result in NII, in the aggregate and together with any related Transfers, Transferring more than 25% of the Percentage Interests then held by NII or its Subsidiaries, whether by sale, merger or otherwise (a “Significant Sale”), and the Investor does not elect to exercise its rights under Section 8.4 (if any), to the extent applicable, or NII does not elect to exercise its rights under Section 9.6 (if any), then at least 30 days prior to the anticipated closing of the Significant Sale, NII will make an offer (the “Participation Offer”) to the Investor to include in the proposed Significant Sale at the NII Sale Price a Quota representing a certain amount of Percentage Interests held beneficially or of record by the Investor, which will be determined solely by the Investor but may not exceed the Investor’s Participation Portion.
     (b) The Participation Offer will describe the terms and conditions of any proposed Significant Sale, the identity of the proposed transferee, and the amount of Percentage Interests that the Investor may Transfer in the proposed Significant Sale and will be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer and (ii) the Investor’s execution and delivery of all agreements and other documents as NII (or its selling Subsidiary) is required to execute and deliver in connection with the Significant Sale. If the Investor accepts the Participation Offer, then NII will reduce, to the extent necessary, the number of Percentage Interests it or its selling Subsidiary otherwise would have Transferred in the proposed Significant Sale so as to permit the Investor to Transfer the number of Percentage Interests that it is entitled to Transfer under this Section 9.5 and NII will notify the proposed transferee of the Investor’s participation in the Significant Sale, and the Investor will Transfer the amount of the Percentage Interests specified in the Participation Offer to the proposed transferee in accordance with the terms set forth in the Participation Offer.
     (c) If the Investor desires to exercise its right to Transfer certain of its Percentage Interests in accordance with the Participation Offer, then the Investor will deliver written notice to NII on or before the 15th Business Day after the Investor’s receipt of the Participation Offer, specifying the number of Percentage Interests that the Investor desires to Transfer in the Participation Offer, the number of which will be limited to its Participation Portion, whereupon the Investor will be obligated, subject to the following sentence, to Transfer or cause the Transfer of the Percentage Interests at the closing of the Significant Sale in accordance with this Section 9.5, if and when it occurs. The written notice delivered pursuant to this Section 9.5(c) will obligate the Investor to Transfer or cause the Transfer of the Percentage Interests at the closing of the Significant Sale in accordance with this Section 9.5 unless (i) closing of the Significant Sale has not occurred within 180 days after the delivery the notice or (ii) the sale price or the amount and type of other consideration for the Quota representing the Investor’s Percentage Interests Transferred under this Section 9.5 or any other material purchase term has changed, in which case the procedures of this Section 9.5 will have to occur anew before any Significant Sale.
     (d) There will be no liability on the part of NII or its Affiliates and Subsidiaries to the Investor or its Affiliates and Subsidiaries if a proposed Significant Sale is not consummated for any reason.
     (e) If the Investor elects to exercise its rights under this Section 9.5, then the Investor will and will cause its Subsidiaries to (i) take any actions as may be reasonably requested by NII in connection with consummating the Significant Sale, (ii) vote in favor of, consent to and raise no objections against the Significant Sale or the process pursuant to which the Significant Sale was arranged, (iii) waive any dissenter’s, appraisal and other similar rights, (iv) if the Significant Sale is structured as a sale of interest, agree to sell the Investor’s Percentage Interests at the NII Sale Price and on the terms and conditions of the Significant Sale, (v) execute and deliver any documents as may be reasonably requested by NII in connection with any Significant Sale, including proxies, letters of transmittal, purchase agreements and stock powers, in each case so long as NII has also executed the documents on no more favorable a basis than the Investor, and (vi) (A) bear its proportionate share of any escrows, holdbacks or adjustments in purchase price as the same may be negotiated by NII in connection with any Significant Sale (it being understood that in no event will the indemnification obligations of the Investor exceed the proceeds received by the Investor in the Significant Sale), and (B) make any representations, warranties, covenants, indemnities (based on its proportionate share of the proceeds resulting from the Significant Sale) and covenants as are customary for tag-along sellers in transactions of the nature of the Significant Sale, but only to the extent made by NII (it being understood that in no event will the Investor be obligated to make any representations and warranties; except, that, the Investor will be required to represent and warrant that it owns its Quotas (and all portions thereof) free and clear of all Encumbrances, and to its authority, power and right to enter into and consummate the sale without contravention of any Law or agreement, and without the need for any Authorization, consent approval or waiver). At the closing of the Significant Sale, the Investor will deliver a certificate (if applicable) for the Quota representing all of the Percentage Interests to be Transferred by the Investor, duly endorsed for Transfer or termination, to the purchaser against delivery of the appropriate purchase price.
     (f) In connection with any Significant Sale, NII may, or may cause any of its Subsidiaries to, hire legal counsel and other professional advisors as it may deem necessary or desirable to effectuate the contemplated transaction on behalf of NII and the Investor (if participating). NII and the Investor (if participating) will bear their pro-rata share (based upon the number of Percentage Interests sold or to be sold) of the reasonable transaction costs of the Significant Sale to the extent the costs are not otherwise paid by the Company or the acquiring Person if the Significant Sale closes (and if the Significant Sale does not close, NII shall bear all such costs). Costs incurred by the Investor on its own behalf (other than the costs of the professional advisors hired by NII) will not be considered costs of a Significant Sale and will be paid solely by the Investor.
     (g) For the purposes of this Section 9.5 and Section 9.6, unless the context otherwise requires, the term “NII Sale Price” means all consideration received by NII (or its selling Subsidiary) in connection with any Significant Sale or any Entire Interest Sale, as applicable, other than the repayment of bona fide loans by NII or its Affiliates to the Company or any of its Subsidiaries and the reasonable consideration for bona fide services to be provided by NII or its Affiliates to the third party purchaser for consideration no more favorable to NII than the consideration that would be paid to a third party provider on arms’ length terms for such services.
     9.6 NII Drag-Along Right.
     (a) If (i) the Percentage Interest held by NII and its Subsidiaries is at least 30%, (ii) NII and its Subsidiaries are selling all of their Percentage Interests (an “Entire Interest Sale”) and the Termination Trigger has occurred, (iii) by NII’s exercise of its rights under this Section 9.6 all of the outstanding equity of the Company is being Transferred, and, (iv) if applicable, the Investor does not elect to exercise its rights under Section 8.4 or9.7(d), then NII will have the right, following expiration of the 30-day period set forth in Section 9.6(b), to require the Investor and its Subsidiaries to Transfer in a sale or cause the Transfer in a sale of a Quota representing all of the Percentage Interests owned by the Investor and its Subsidiaries. The Quota Transferred by the Investor pursuant to this Section 9.6 will be Transferred at the same price and terms as the Percentage Interests being Transferred by NII. NII will keep Investor reasonably apprised of any discussions or negotiations which could lead to a potential Entire Interest Sale.
     (b) NII will give the Investor at least 30 days’ prior written notice of any Entire Interest Sale as to which NII intends to exercise its rights under Section 9.6(a).
     (c) If NII elects to exercise its rights under this Section 9.6, then the Investor will and will cause its Subsidiaries to (i) take any actions as may be reasonably requested by NII in connection with consummating the Entire Interest Sale, (ii) vote in favor of, consent to and raise no objections against the Entire Interest Sale or the process pursuant to which the Entire Interest Sale was arranged, (iii) waive any dissenter’s, appraisal and other similar rights, (iv) if the Entire Interest Sale is structured as a sale of stock, agree to sell the Investor’s Percentage Interests at the NII Sale Price and on the terms and conditions of the Entire Interest Sale, (v) execute and deliver any documents as may be reasonably requested by NII in connection with any Entire Interest Sale, including proxies, letters of transmittal, purchase agreements and stock powers, in each case so long as NII has also executed the documents on no more favorable a basis than the Investor, and (vi) represent and warrant that the Investor owns its Quotas (and all portions thereof) free and clear of all Encumbrances, and to its authority, power and right to enter into and consummate the sale without contravention of any Law or agreement, and without the need for any Authorization, consent, approval or waiver. At the closing of the Entire Interest Sale, the Investor will deliver a certificate (if applicable) for the Quota representing all of the Percentage Interests to be Transferred by the Investor, duly endorsed for Transfer or termination, to the purchaser against delivery of the appropriate purchase price.
     (d) NII will be solely responsible for costs of the Entire Interest Sale to the extent the costs are not otherwise paid by the Company or the acquiring Person (including, for the avoidance of doubt, the costs of the legal counsel and professional advisors hired by NII) whether or not the Entire Interest Sale closes, except that costs directly incurred by the Investor on its own behalf will not be considered costs of an Entire Interest Sale and will be paid solely by the Investor.
     9.7 Investor Liquidity Rights.
     (a) Upon written notice from the Investor delivered to NII and the Company during the period commencing 30 days before, and ending 30 days after, the third anniversary of the Closing Date and continuing with respect to each anniversary thereafter, subject to the capital redemption procedure provided in Section 9.10, the Investor may elect (the “Liquidity Right”), with respect to an amount of the Article 9 Percentage Interest determined by the Investor not to exceed 33.33% of the Aggregate Percentage Interest (the “Liquidity Cap”) but not less than 25% of the Liquidity Cap or (if less) all of remaining Article 9 Percentage Interest (such amount of Article 9 Percentage Interest, the “Liquidity Percentage Interest”), to require NII (or its designee) to (i) deliver NII Shares in the amount required or permitted under Section 9.8 by exercising the Investor’s rights under the Call Agreement to purchase a portion (the amount of which will be determined in accordance with this Article 9) of the Liquidity Percentage Interest and (ii) purchase for cash all of the Article 9 Quotaholder’s remaining Liquidity Percentage Interest. The value of the Liquidity Percentage Interest for purposes of clause (i) and the Call Agreement will equal the portion of the Liquidity Price attributable to the NII Shares delivered in accordance with Section 9.8 and the price for purposes of clause (ii) will equal the remaining portion of the Liquidity Price. For purposes of this Section 9.7, “Aggregate Percentage Interest” means the sum of (A) the Investor’s Percentage Interest as of immediately after Closing (assuming for these purposes that all Installment Payments under Section 1.3 had then been made and the Investor’s Percentage Interest was appropriately increased) plus (B) any additional Percentage Interest acquired by the Article 9 Quotaholder pursuant to Section 1.6.
     (b) To exercise the Liquidity Right, the Investor must give written notice (the “Liquidity Notice”) to NII during the period set forth in Section 9.7(a). Upon receipt of the Liquidity Notice, the Investor and NII (or its designee) will be obligated to complete the transactions contemplated by Section 9.7(a) in accordance with the provisions of this Article 9.
     (c) The “Liquidity Price” means and will equal the Liquidity Percentage Interest multiplied by the Fully Distributed Public Market Value as of the date the Liquidity Notice is given as agreed upon by NII and the Investor or, if NII and the Investor fail to agree on or before the 14th day after the Article 9 Quotaholder provides the relevant notice exercising the applicable Liquidity Right, then as determined by the Banker Approach under Section 9.9.
     (d) If NII gives the Investor the notice described in Section 9.6(b), then during the 30-day period following such notice, the Investor may deliver notice to NII requiring that NII (or its designee) purchase from the Investor or its Permitted Transferee specified in such notice, all of the Percentage Interests held by the Investor, in accordance with this Section (without the cap set forth in clause (a)). The purchase price shall equal the price that would have been payable under Section 9.6.
     (e) Subject to Sections 6.15, 9.10 and 13.15, the closing for the transaction pursuant to this Section 9.7 will occur as promptly as practicable after determination of the Liquidity Price (or the price payable under Section 9.6, in the case of Section 9.7(d)). On or prior to the closing pursuant to this Section 9.7, the Article 9 Quotaholder will deliver to NII (or its designee) a certificate (if applicable) representing the Quota being sold, duly endorsed, together with all other documents, required to be executed in connection with the sale of the Quota (it being understood that in no event will the Article 9 Quotaholder be obligated to make any representations and warranties, or to provide any indemnities, with respect to the Quota being sold; except, that, the Investor will be required to reaffirm the Investment Representations and represent and warrant that it owns its Quotas free and clear of all Encumbrances, and to its authority, power and right to enter into and consummate the sale without contravention of any Law or agreement, and without the need for any Authorization, consent, approval or waiver). At any closing pursuant to this Section 9.7 or as otherwise permitted under Section 9.8, NII (or its designee) will deliver to the Article 9 Quotaholder, as applicable, (i) cash by bank wire transfer of immediately available funds to the bank account designated by the Article 9 Quotaholder in writing no later than two Business Days prior to the closing or (ii) delivery of NII Shares in accordance with Section 9.8 and the Call Agreement.
     (f) The value of NII Shares (calculated as the average Closing Price of NII Shares for the 10 Trading Days ending two market days before the closing of the transaction pursuant to this Section 9.7) to be delivered pursuant to Section 9.7(a)(i) will exceed the cash payment to be made pursuant to Section 9.7(a)(ii).
     9.8 Delivery of NII Shares.
     (a) Any transactions for Quotas and the Percentage Interests represented thereby pursuant to Section 9.1, 9.2, 9.3 or 9.4 shall be at least 50% in cash, with the remainder of the consideration to be determined at NII’s election to be cash, or to follow the procedures set forth in the Call Agreement (subject to the capital redemption procedure provided in Section 9.10), which determination shall be notified to the Investor at least 10 Business Days prior to payment thereof; except, that, (i) any transactions for Quotas and the Percentage Interests represented thereby pursuant to Section 9.1 or 9.3 in respect of a Deadlock Event described in Section 7.4(a)(iii), (iv), (v) or (vi) shall be 100% cash and (ii) any transactions for Quotas and the Percentage Interests represented thereby pursuant to Sections 9.1, 9.2, 9.3 or 9.4 as a result of the relevant notice having been given on or prior to the first anniversary of the Closing Date shall be 100% cash. Any transactions for Quotas and the Percentage Interests represented thereby pursuant to Section 9.7 must be made at least 50% by means of the procedures set forth in the Call Agreement (subject to the capital redemption procedure provided in Section 9.10, in which case the Investor would receive at least 50% of the consideration in NII Shares in such transaction). Notwithstanding any provision of the Call Agreement, Section 9.8 will determine the proportion of NII Shares to cash that the Investor will receive. In the event of a Change-in-Control of NII in which NII Shares are converted or exchanged into other consideration, the references to NII Shares as consideration shall instead be to such consideration into or for which NII Shares were converted or exchanged.
     (b) For purposes of any delivery by NII (or its designee) of NII Shares pursuant to the capital redemption procedure provided in Section 9.10 or pursuant to the Call Agreement, the value of NII Shares will be based on the average Closing Price of NII Shares for the 10 Trading Days ending two market days before the closing of the transaction under this Article 9. Only full shares of NII Shares will be issued and in lieu of any fractional shares that would otherwise have been issued, the Investor will be entitled to cash in an amount equal to the applicable fraction of the value described in the preceding sentence.
     (c) The delivery of NII Shares and Investor’s Quotas as permitted in this Article 9 is subject to Sections 6.15, 9.10 and 13.15. NII will use its reasonable best efforts to list the NII Shares issuable under this Article 9 as promptly as practicable on the NASDAQ (or another national securities exchange on which the NII Shares are principally traded) upon official notice of issuance.
     9.9 Banker Approach.
     (a) No later than 10 days after NII and the Investor fail to reach an agreement on the Fully Distributed Public Market Value or Fair Market Value, as applicable, of the Company during their 14-day determination period, NII will select and identify to the Investor an Appraiser (the “First Appraiser”) and the Investor will select and identify to NII an Appraiser (the “Second Appraiser”). The date when both Appraisers have been identified, is the “Start Date”. The Parties will cooperate with any Appraisers appointed under this Section 9.9 and share with each Appraiser all information relevant to a valuation of the Company, including that information described in Section 9.9(c). On or before the 20th day after the Start Date, the First Appraiser and the Second Appraiser will each determine its preliminary view of the Fully Distributed Public Market Value or Fair Market Value, as applicable, of the Company in accordance with the criteria set forth in the definitions of those terms in this Agreement, and will consult with each other with respect to their respective preliminary values. On or prior to the 30th day after the Start Date, the First Appraiser and the Second Appraiser will each render to the Parties its written report on the Fully Distributed Public Market Value or Fair Market Value, as applicable, of the Company.
     (b) If the higher Fully Distributed Public Market Value or Fair Market Value, as applicable, determined under Section 9.9(a) (the “High Value”) is not more than 115% of the lower Fully Distributed Public Market Value or Fair Market Value, as applicable, determined under Section 9.9(a) (the “Low Value”), then the Fully Distributed Public Market Value or Fair Market Value, as applicable, will be the average of the High Value and the Low Value. If the High Value is more than 115% of the Low Value, then, not more than 60 days after the Start Date, the First Appraiser and the Second Appraiser will together designate another internationally recognized investment banker or appraiser independent of and not affiliated with either Party (the “Third Appraiser”), who will be informed of the values determined by the First Appraiser and the Second Appraiser and receive copies of the written reports of the First Appraiser and the Second Appraiser described in Section 9.9(a). The Third Appraiser will make a determination of the Fully Distributed Public Market Value or Fair Market Value, as applicable, of the Company in accordance with the criteria set forth in the definitions of the same and delivers its written report to NII and the Investor (the “Third Value”) not more than 30 days after the Third Appraiser is designated. If the Third Value is within the middle one-third of the range of values between the High Value and the Low Value (the “Mid-Range”), then the Fully Distributed Public Market Value or Fair Market Value, as applicable, will be the Third Value. If the Third Value does not fall within the Mid-Range, then the Fully Distributed Public Market Value or Fair Market Value, as applicable, will be the average of (i) the Third Value and (ii) either (A) the High Value or (B) the Low Value, whichever is closest to the Third Value, provided that the Fully Distributed Public Market Value or Fair Market Value, as applicable, will not be less than the Low Value nor greater than the High Value. The determination of the Fully

Distributed Public Market Value or Fair Market Value, as applicable, under this Section 9.9(b) will be final and binding on the Parties.
     (c) Promptly following the engagement of each Appraiser pursuant to this Section 9.9, each Appraiser will enter into a nondisclosure agreement with NII, the Company and the Investor. NII, the Company and the Investor will provide each Appraiser with written instructions regarding the preparation of its determination of the Fully Distributed Public Market Value or Fair Market Value, as applicable, of the Company, including a copy of the pertinent provisions of this Agreement. The Company will (i) provide the Company’s most recent consolidated financial statements, (ii) provide financial forecasts for the Company on a consolidated basis for the then-current year and the following four years, and (iii) make available to each Appraiser a management presentation with respect to the matters set forth in clauses (i) and (ii). Each Appraiser will receive identical information pursuant to this Section 9.9(c).
     (d) All fees, expenses and disbursements of each Appraiser will be the responsibility of the Party that engaged that Appraiser. All fees, expenses and disbursements of the Third Appraiser will be shared equally by the Investor Parties, on the one hand, and NII, on the other hand.
     9.10 Closings under Article 9.
     (a) Structure. The Parties will use their respective reasonable best efforts to achieve the same results as the transactions contemplated by Sections 9.1, 9.2, 9.3, 9.4 and 9.7 (including the Investor’s receipt of NII Shares pursuant to such provisions) by way of capital redemptions of Investor Percentage Interests (provided that the Company has sufficient Tax attributes and sufficient equity or other capital). If a capital redemption is effected, a receivable issued to the Investor in respect of each such redemption will be recorded, followed by, as soon as possible, an acquisition of NII Shares and/or cash from NII as set forth in this Article 9 by the Investor in exchange for the resulting receivable. If the Parties determine such capital redemption structure (including the exchange of the receivable for NII Shares and/or cash) is not possible or does not effect the intended results in a timely manner consistent with the relevant time periods set forth in this Article 9, then the following provisions of this Section 9.10(a) shall apply. The Investor will be entitled to exercise its rights under the Call Agreement to accomplish the transactions contemplated by Sections 9.1, 9.2, 9.3, 9.4 and 9.7, provided that the Investor indemnifies and holds harmless NII and its Affiliates from and against any and all Taxes directly arising out of or resulting from the exercise and settlement by the Investor and NII of their call rights under the Call Agreement, subject to the limitations set forth in this Agreement (other than in Section 10.3(b)). For the avoidance of doubt, and except for any Withholding Tax, no amounts payable to the Investor hereunder shall be net of, reduced by, or otherwise negatively adjusted for any income or other Taxes.
     (b) Certain Closings. Subject to Sections 6.15 and 13.15, the closing for transactions under Sections 9.1, 9.2, 9.3 and 9.4 will occur as promptly as practicable

(but in no event later than five Business Days) after determination of the purchase price. On or prior to a closing contemplated by this Section 9.10, the Article 9 Quotaholder will deliver to NII (or its designee) a certificate (if applicable) representing the Quota being sold, duly endorsed, together with all other documents, required to be executed in connection with the sale of the Quota (it being understood that the Article 9 Quotaholder will not be obligated to provide any indemnities and will only make representations and warranties with respect to the Quota; except, that, the Article 9 Quotaholder will be required to represent and warrant that it owns the Quota free and clear of all Encumbrances, and to its authority, power and right to enter into and consummate the sale without contravention of any Law or agreement, and without the need for any Authorization, consent approval or waiver and, if the Article 9 Quotaholder is not being paid 100% in cash, to reaffirm the Investment Representations). At any closing contemplated by this Section 9.10(b) or as otherwise permitted under Section 9.8, NII (or its designee) will deliver to the Article 9 Quotaholder, as applicable, (i) cash by bank wire transfer of immediately available funds to the bank account designated by the Article 9 Quotaholder in writing no later than two Business Days prior to the closing, (ii) delivery of NII Shares in accordance with Section 9.8 and the Call Agreement or (iii) if a capital redemption is effected, a receivable from the Company followed by delivery of NII Shares and/or cash to the Investor in exchange for such receivable.
     (c) Investor License Share Transfers. If the Investor Transfers any of its Quota (or portion thereof) to NII (or its designee) pursuant to Section 9.1, 9.2, 9.3, 9.4, or 9.7, then a proportionate amount of the Investor License Share will be sold by the Investor to NII (or its designee) and a portion of the purchase price for the Quota (or portion thereof) sold will be allocated to the purchase of the Investor License Share based on the Net Present Value of that proportionate share (and paid in accordance with the applicable time periods set forth in Article 9) and subtracted from the purchase price payable under Article 9. If the Investor sells any of its Quota (or portion thereof) to a third Person pursuant to Section 8.4, 9.5, or 9.6, then NII (or its designee) will either (i) consent to the Transfer of a proportionate amount of the Investor License Share to that Person and enter into an agreement with that Person that NII and the Company and their respective Subsidiaries will not enter into or amend any royalty arrangements or agreements between or among them without that Person’s prior written consent, or (ii) purchase from the Investor a proportionate amount of the Investor License Share at a purchase price equal to the Net Present Value of that proportionate share and enter into an agreement with that Person that NII and the Company and their respective Subsidiaries will not enter into or amend any royalty arrangements or agreements between or among them without that Person’s prior written consent.
     9.11 Put/Call Payment Defaults. With respect to any puts or calls under this Article 9, once the put or call has been exercised, the Investor’s only right with respect to such put and call is to collect any payments due in connection with such put or call. Without limitation to any other remedies available under Law, if the payments are not made when due, then the amount unpaid will accrue a late fee at the rate provided for in Section 1.4 from the date it was due and all of the Investor’s rights (but not obligations) under Article 7, including the

Special Approval Rights, will be restored until the unpaid amounts have been received in full by the Investor, subject to Section 6.15 and 13.15.
ARTICLE 10: REMEDIES
     10.1 General Indemnification Obligation.
     (a) NII. After the Closing Date and subject to the limitations set forth in this Article 10, NII will indemnify and hold harmless the Investor Parties from and against any and all direct, out-of-pocket losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, costs, fees, expenses (including reasonable attorneys’ fees) and disbursements (each, a “Loss” and, collectively, the “Losses”) incurred or suffered by any Investor Party based upon, arising out of, or otherwise in respect of or relating to (i) any inaccuracies in or any breach of any representation, warranty, covenant or agreement of the Company Parties contained in this Agreement (in each case, determined without regard to any qualifications therein referencing the terms “materiality,” “material adverse effect,” or other terms of similar import or effect) and (ii) any funds drawn or other Losses incurred pursuant to the $72,000,000 Stand By Letter Agreement set forth in item 2 of Section 4.3 of the Company Disclosure Statement (the “Stand By Letter”). After the Closing, NII will indemnify and hold harmless the Company and its Subsidiaries from and against any and all Losses based upon, arising out of, or otherwise in respect of relating to the Stand By Letter, including any payments by the Company or its Subsidiaries thereunder.
     (b) Investor. After the Closing Date and subject to the limitations set forth in this Article 10, the Investor will indemnify and hold harmless NII from and against any and all Losses incurred or suffered by any Company Party based upon, arising out of, or otherwise in respect of any inaccuracies in or any breach of any representation, warranty, covenant or agreement of the Investor Parties contained in this Agreement.
     10.2 Notice of Asserted Liability. As soon as is reasonably practicable after any Company Party, on the one hand, or any Investor Party, on the other hand, becomes aware of any event or condition that could reasonably be expected to result in a Loss for which that Party is entitled to indemnification under Section 10.1 (a “Claim”), that Party (the “Beneficiary”) will give notice of the Claim (a “Claims Notice”) to the other Party (the “Indemnifying Party”). A Claims Notice must describe the Claim in reasonable detail and to the extent feasible indicate the amount (estimated, if feasible) of the Loss that has been or may be suffered by the Beneficiary. No delay in or failure to give a Claims Notice by the Beneficiary to the Indemnifying Party pursuant to this Section 10.2 will adversely affect any of the other rights or remedies that the Beneficiary has under this Agreement or alter or relieve the Indemnifying Party of its obligation to indemnify the Beneficiary except to the extent that such delay or failure has actually prejudiced the Indemnifying Party.

     10.3 Survivability; Limitations.
     (a) Survivability. Claims for breach of the representations and warranties of the Company Parties and the Investor Parties contained in this Agreement can be made (i) in respect of the representations set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.8, 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.11, 5.1, 5.2, 5.3 and 5.4, at any time following the Effective Time, (ii) in respect of the representations set forth in Sections 4.15, 4.21 and 4.22 until 60 days after the expiration of the applicable statute of limitations, and (iii) in respect of all other representations, on or before the 18-month anniversary of the Closing Date (as applicable, the “Expiration Date”); except, that, any claims pending on the Expiration Date for which notice has been given in accordance with Section 10.2 on or before such Expiration Date may continue to be asserted and indemnified against until finally resolved.
     (b) Limitations. Neither NII nor the Investor will have any liability under this Agreement as a result of any breach or inaccuracy in any of the representations and warranties unless the amount of any individual Loss (or series of related Losses) exceeds $75,000. If any Loss (or series of related Losses) exceeds $75,000 (a “Compensable Loss”), no liability under this Article 10 will arise until the aggregate amount of Compensable Losses (or series of related Losses) exceeds $5,000,000 (the “Threshold”). If Compensable Losses exceed the Threshold, the Indemnifying Party will be liable for all Compensable Losses up to a maximum aggregate liability under this Article 10 of $560,000,000. The limitations to indemnification set forth in this Section 10.3(b) shall not apply to any claims for indemnification (i) for breaches of covenants or agreements contained herein; (ii) brought by the Investor Parties pursuant to Section 10.1(a)(ii); (iii) brought by the Company pursuant to the last sentence of Section 10.1(a); or (iv) with respect to the representations set forth in Sections 3.1, 3.2, 3.8, 4.1, 4.2, 4.6, 4.7, 4.11, 5.1 and 5.2.
     10.4 Insurance. If any insurance policies maintained by the indemnified party would cover any Losses otherwise subject to indemnification by the Indemnifying Party hereunder, then the Indemnifying Party’s indemnification obligation with respect to those Losses will be reduced by the amount of any insurance proceeds actually collected by the Beneficiary with respect to those Losses
     10.5 No Consequential Damages. Except as prohibited by Law, each Party waives any right it may have to claim or recover any special, exemplary, punitive or consequential (including business interruption or lost profits) damages, or any damages other than, or in addition to, actual damages.
     10.6 Exclusive Remedy. Except as may be required to enforce post-Closing covenants contained in this Agreement, after the Closing Date the indemnification rights in this Article 10 are and will be the sole and exclusive remedies of the Parties with respect to this Agreement and the transactions contemplated hereby; except, that, this sentence will not be deemed a waiver by any Party of its right to (a) seek specific performance or injunctive relief in the case of another Party’s failure to comply with the post-Closing covenants made by the other

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
Parties or (b) pursue claims for fraud, intentional or knowing misrepresentation, or active concealment or willful misconduct, all of which will be claims that are outside the terms and conditions of this Agreement.
ARTICLE 11: TERMINATION OF INVESTMENT OBLIGATIONS
     11.1 Termination of Certain Obligations.
     (a) Subject to Section 11.1(b), the transactions contemplated by this Agreement may be terminated and the transactions contemplated to occur at the Closing may be abandoned at any time prior to the Closing as follows:
     (i) by mutual written consent of the Parties;
     (ii) by either the Investor Parties, on the one hand, or the Company Parties, on the other hand, upon written notice to the other Parties, if there is no Success at the Auction on or before ***;
     (iii) by either the Investor Parties, on the one hand, or the Company Parties, on the other hand, upon written notice to the other Parties, if there is no Success at the Auction on or before ***;
     (iv) by the Investor, upon written notice to the Company, ***; except, that, this termination option can only be exercised on or before the fifth Business Day ***;
     (v) by the Investor Parties, upon written notice to the Company Parties, if the Company Parties have failed to discharge and fulfill any of their covenants or agreements contained in this Agreement or any of their representations or warranties contained in this Agreement are not true or accurate, such that the condition to Closing set forth in Section 2.2(a), (b) and/or (c) would not be satisfied, and such failure or failure to be true and accurate is not curable or has not been cured within 30 days after such written notice has been given by the Investor Parties;
     (vi) by the Company Parties, upon written notice to the Investor Parties, if the Investor Parties have failed to discharge and fulfill any of their covenants or agreements contained in their Agreement or any of their representations or warranties contained in this Agreement are not true and accurate such that the condition to Closing set forth in Section 2.3(a), (b) and/or (c) would not be satisfied, and such failure or failure to be true and accurate is not curable or has not been cured within 30 days after such written notice has been given by the Company Parties;
     (vii) ***;

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
     (viii) by either the Investor Parties, on the one hand, or the Company Parties, on the other hand, upon written notice to the other Parties, if any Governmental Authority having competent jurisdiction has issued an Order permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and that Order has become final, binding and non-appealable;
     (ix) by either the Investor Parties, on the one hand, or the Company Parties, on the other hand, upon written notice to the other Parties, if any proceeding shall have been instituted and, if involuntary, not dismissed within 30 days by or against any of the other Parties seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, protection or other relief of it or its debts or any similar relief under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, administrative receiver, liquidator, provisional liquidator, administrator, custodian or other similar official for it or for any substantial part of its property;
     (x) ***;
     (xi) ***.
     (b) Effect of Termination. In the event of termination pursuant to Section 11.1(a), this Agreement will become void and of no further force and effect without any other further action; provided (i) in the case of a termination pursuant to Section 11.1(a)(ii) and (iv), the provisions of Sections 6.5 and 6.9, this Article 11 and Article 13 (but not Section 13.15) shall continue to apply except that Section 6.5 (other than Section 6.5 (b)) shall become void and of no further force and effect from and after ***; (ii) in the case of a termination pursuant to Section 11.1(a)(v) or (vi), the provisions of Sections 6.5 and 6.9, this Article 11 and Article 13 (but not Section 13.15) shall continue to apply except that Section 6.5 (other than Section 6.5(b)) shall become void and of no further force and effect from and after ***; and (iii) in the case of any other termination, the provisions of Sections 6.5(b) and 6.9, this Article 11 and Article 13 (but not Section 13.15) shall continue to apply. No exercise of a right of termination under a particular subsection of Section 11.1 will preclude the exercise of a termination right under any other subsection.

ARTICLE 12: DEFINITIONS.
     12.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:
     “Accounting Firm” has the meaning set forth in Section 1.5(c).
     “Accounting Firm Closing Distribution Statement” has the meaning set forth in Section 1.5(c).
     “Adverse Condition” means, in respect of any Party, (a) any condition or limitation that, in the reasonable opinion of that Party, would materially diminish, taken as a whole, that Party’s rights under this Agreement and the other Transaction Documents, (b) any condition or limitation that, in the reasonable opinion of that Party, would adversely affect in any material respect (i) any of that Party, its Subsidiaries or its business divisions or (ii) that Party’s ability to perform its obligations and carry out its agreements under this Agreement and each of the other Transaction Documents in a full and timely manner or (c) any condition or limitation imposed by COFECO that in the reasonable opinion of a Party would affect a business of that Party or its Subsidiaries.
     “Affiliate” means, as to any Person, another Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise; the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Aggregate Percentage Interest” has the meaning set forth in Section 9.7(a).
     “Agreement” has the meaning set forth in the preamble.
     “Annual Budget” means the annual operating and capital budgets of the Company for the coming fiscal year, prepared each year under the direction and guidance of the Company’s officers, and approved (with or without amendment) by the Board. Such budget will include customary detail in accordance with past practices and reasonable requests of members of the Board, including underlying assumptions, cash flow projections and operational metrics.
     “Appraiser” means any well reputed investment bank.
     “Article 9 Percentage Interest” has the meaning set forth in Section 9.1(a).
     “Article 9 Quotaholder” has the meaning set forth in Section 9.1(a).
     “Auction” means the public auctions conducted by COFETEL for the granting of concession titles to use and exploit frequency bands for wireless communication services within the portion of 1.9 GHz (Auction no. 20) and 1.7-2.1 GHz (Auction no. 21) of the radio-electric spectrum in Mexico.
     “Auction Guidelines” has the meaning set forth in Exhibit G.
     “Auction Rules” means the relevant rules for the Auction or “Bases de Licitación” issued by COFETEL.
     “Audited Closing Distribution Statement” has the meaning set forth in Section 1.5(c).
     “Audited Statements” has the meaning set forth in Section 4.5.
     “Authorization” means any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to any Competition/Investment Law) of, and/or filing, registration, notice, qualification, declaration or designation with or by, any Governmental Authority.
     “Award” means the “Fallo” as that term is defined in the Auction Rules.
     “Banker Approach” means the process set forth in Section 9.9 used to determine the Fully Distributed Public Market Value and Fair Market Value, as applicable, of the Company if the Parties fail to agree upon the values through good faith negotiations.
     “Beneficiary” has the meaning set forth in Section 10.2.
     “Board” means the Board of Directors of the Company; upon the Conversion, it means the Board of Managers of the Company.
     “Business Condition” means the business, properties, operations and financial condition of a Person together with its consolidated subsidiaries, if any, taken as a whole.
     “Business Day” means any day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in New York, New York, or Mexico City, Mexico.
     “Business Plan” means the rolling two to five year business forecast of the Company, prepared at least once every two years under the direction and guidance of the Company’s officers, and approved (with or without amendment) by the Board.
     “Call Agreement” means the Call Agreement dated the date hereof by and between NII and the Investor.
     “Called Interest” has the meaning set forth in Section 8.5(a).
     “Capital Reduction Payable” has the meaning set forth in Section 1.6(d)(i).
     “Capital Reduction Percentage Interest” has the meaning set forth in Section 1.6(d)(i).

     “Cash” means all cash and cash equivalents of the Company. For purposes of this definition, “cash equivalents” means any short-term, highly liquid investment that is readily convertible to known amounts of cash and so near its maturity that there is insignificant risk of changes in value because of changes in interest rates.
     “Change-in-Control” means for either the Investor or NII the first occurrence after the Closing Date of any of the following:
     (a) the direct or indirect sale or other transfer of all or substantially all of the assets (regardless of form or structure, and whether in a single transaction or a series of transactions) of that Person to any other Person (or Persons) who is not at the time of the transfer a Subsidiary of that Person;
     (b) the merger, consolidation or share exchange of that Person into or with any other Person if, as a result of that transaction, the Persons (or Affiliates thereof) who were holders of common stock of that Person as of the time immediately prior to that transaction do not own at least 65% of the voting power represented by the then issued and outstanding Voting Stock of the resulting Person (or of the ultimate parent of the resulting Person);
     (c) any “person” or “group” (as the terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than, in the case of the Investor, the Azcárraga Jean family (or Affiliates, immediate family members thereof and/or trusts for the benefit of such family, Affiliates or members (collectively, the “Azcárraga Group”)), (i) becomes (whether in a single transaction or a series of transactions) the beneficial owner, directly or indirectly, of at least 35% of the voting power represented by the issued and outstanding Voting Stock of that Person or (ii) commences a tender offer or exchange offer that, if consummated, would result in the acquisition by the “person” or “group” making the tender or exchange offer of at least 35% of the voting power represented by the then issued and outstanding Voting Stock of such Person; or
     (d) during any period of two consecutive years, individuals who at the beginning of that two-year period constituted the Board of Directors of that Person (together with any directors who are members of the Board of Directors of that Person on the Closing Date, and any new directors whose election by that Board of Directors or whose nomination for election by the stockholders of that Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of that Person.
     No Change-in-Control of the Investor shall be deemed to occur if the Azcárraga Group continues to control the Investor.
     “Claim” has the meaning set forth in Section 10.2.

     “Claims Notice” has the meaning set forth in Section 10.2.
     “Closing” has the meaning set forth in Section 1.7.
     “Closing Date” has the meaning set forth in Section 1.7.
     “Closing Distribution” has the meaning set forth in Section 1.5(a).
     “Closing Distribution Amount” has the meaning set forth in Section 1.5(b).
     “Closing Price” on any Trading Day with respect to the per share price of any shares of capital stock of any Person means the last reported sale price regular way or, in case no reported sale takes place on that day, the average of the reported closing bid and asked prices regular way, in either case on NASDAQ or, if the shares of capital stock are not listed or admitted to trading on that exchange, on the principal national securities exchange on which the shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NYSE member firm of national standing that is selected from time to time prior to the determination period by that Person for that purpose, or, if such bid prices are not available, the market price per share of the NII Shares as determined by a nationally recognized independent investment banking firm retained by the Company and acceptable to the Investor for this purpose.
     “COFECO” means the Comisión Federal de Competencia in Mexico.
     “COFETEL” means the Comisión Federal de Telecomunicaciones in Mexico.
     “Commercial Arrangements” has the meaning set forth in Section 6.2.
     “Company” has the meaning set forth in the preamble.
     “Company Benefit Plans” means the compensation, bonus, incentive, deferred compensation, vacation, stock purchase, stock option, equity, severance, employment, change-in-control, insurance, medical, disability, welfare, fringe benefit or other benefit plans, programs, policies, arrangements and agreements that are sponsored, maintained, contributed or required to be contributed to by the Company or any of its Subsidiaries for the benefit of their current or former employees, officers, contractors, directors, or other service providers or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any material liability or obligation in respect of the Company’s or any of its Subsidiaries’ (including their predecessor entities’ or any entity whose assets were partially or completely acquired by the Company or any of its Subsidiaries) current or former employees, officers, contractors, directors, or other service providers.
     “Company Common Stock” means the authorized common stock, $1.00 par value per share, of the Company. Once the Conversion has been approved, means the common stock represented by the quotas of the Company, with a value of $1.00 peso or its multiples.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
     “Company Disclosure Statement” means the disclosure statement dated the Effective Date and delivered by the Company to the Investor.
     “Company Financial Statements” has the meaning set forth in Section 4.5.
     “Company Intellectual Property” has the meaning set forth in Section 4.19.
     “Company Parties” has the meaning set forth in the preamble.
     “Company Permits” has the meaning set forth in Section 4.13.
     “Company Restated Bylaws” means the amended and restated bylaws of the Company to be effective immediately on or prior to the Closing.
     “Compensable Loss” has the meaning set forth in Section 10.3(b).
     “Competition/Investment Law” means any Law that is designed or intended to prohibit, restrict or regulate (a) foreign investment or (b) antitrust, monopolization, restraint of trade or competition.
     “Confidentiality Agreement” means the Confidentiality Agreement, dated April 3, 2009, by and among the Parties.
     “Consortium” means the consortium or “Grupo de Inversionistas"(as such term is defined in the rules for the Auctions) formed by the Parties pursuant to Exhibit G to participate in the Auction.
     “Continuation Consent” has the meaning set forth in Section 6.5(a).
     “Contribution” has the meaning set forth in Section 1.1(a).
     “Conversion” has the meaning set forth in the Recitals.
     “Deadlock Event” has the meaning set forth in Section 7.4(a).
     “Deadlock Notice” has the meaning set forth in Section 7.4(b).
     “Debt” means the aggregate indebtedness of the Company for (i) borrowed money and (ii) any lease that is required to be classified as a capitalized lease obligation in accordance with Mexican GAAP.
     “Default” has the meaning set forth in Section 1.4.
     “Designated Spectrum” has the meaning set forth in Exhibit I.
     ***

     “EBITDA” means the earnings of a Person before deduction for interest, taxes, depreciation and amortization, determined based on Mexican GAAP or U.S. GAAP, as the context requires.
     “Effective Date” has the meaning set forth in the preamble.
     “Employee Plan” has the meaning set forth in Section 4.21(a).
     “Encumbrance” means any lien, claim, charge, security interest, option, mortgage, pledge or other legal or equitable encumbrance, excluding any encumbrance arising under or pursuant to federal or state securities Laws.
     “Entire Interest Sale” has the meaning set forth in Section 9.6(a).
     “Environmental Laws” means any federal, state or local law, code, rule, ordinance, regulation or order of any government authority or agency having jurisdiction over the Person or over the matters which are subject to this Agreement, related to or in connection with the protection, conservation, or regulation of the environment and natural resources in general, including the use, generation, treatment, handling, emission, discharge, storage, disposal, removal or abatement of Hazardous Substance, or the release of Hazardous Substance, and shall include, Mexico’s Ley General del Equilibrio Ecológico y la Protección al Ambiente, Mexico’s Ley de Aguas Nacionales, Mexico’s Ley General para la Prevención y Gestión Integral de los Residuos, Mexican Official Norms NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-138-SEMARNAT/SS-2003, Mexico’s Ley General de Salud, Mexico’s Reglamento Federal de Seguridad, Higiene y Medio Ambiente en el Trabajo, and Mexican Official Norm NOM-010-STPS-1999, as such laws, regulations and Mexican Official Norms have been amended or supplemented.
     “Estimated Closing Distribution Statement” has the meaning set forth in Section 1.5(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations thereunder.
     “Expiration Date” has the meaning set forth in Section 10.3(a).
     “Fair Market Value” means, with respect to the Company, as of the date of determination, the price at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, all of the Company’s capital stock in an arms length, negotiated transaction with an unaffiliated third party without time constraints using standard valuation methodologies, assuming that the Investor License, Intercompany License Agreement, and the Investor Sublicense were not in effect. In connection with making this determination, the Company’s management will prepare a financial forecast for the then-current and next four fiscal years, which forecast will be prepared in good faith and on a basis consistent with the preparation of the Company’s then-current business plan.
     “Final Distribution Statement” has the meaning set forth in Section 1.5(b).

     “First Appraiser” has the meaning set forth in Section 9.9(a).
     “Fully Diluted Ownership Percentage” means, as of the time of determination, all Percentage Interests beneficially owned by the Investor and its Permitted Transferees, including any Percentage Interests issuable upon exercise of the Option or exercise or conversion of other securities, howsoever and whenever acquired.
     “Fully Distributed Public Market Value” means, with respect to the Company, as of the date of determination, the aggregate equity market value of the Company as if it was publicly traded on a U.S. national exchange and all its equity were widely distributed among public and institutional investors without any concentration of particular shareholders or affiliated groups of shareholders, and assuming no premium due to third party interest or bid speculation and taking into account all relevant facts and circumstances. In determining such value, standard valuation methodologies will be applied, assuming that the Investor License, Intercompany License Agreement and the Investor Sublicense were not in effect, provided that such methodologies shall be applied in a manner so as not to reflect any minority discount or any discount for lack of marketability, the existence of a controlling shareholder(s), the Company’s status as a subsidiary of another corporation, or any other discount of a similar nature. In connection with making this determination, the Company’s management will prepare a financial forecast for the then-current and next four fiscal years, which forecast will be prepared in good faith and on a basis consistent with the preparation of the Company’s then-current business plan.
     “General Law of Mercantile Companies” means the General Law of Mercantile Companies (Ley General Sociedades Mercantiles) in Mexico.
     “Governmental Authority” means any governmental or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether domestic or foreign, federal, state or local.
     “Group of Interest” means, with respect to a Person, any other Person deemed to be part of the same economic agent (agente economico) of such Person as determined under the applicable Mexican antitrust Laws, including the Ley Federal de Competencia Economica and its regulations.
     “Hazardous Substance” means any waste, substance or material whether in a solid, liquid or gaseous form or any constituent thereof that is of a corrosive, reactive, explosive, toxic, flammable or biologically infectious nature, or that has been mixed with substances or materials with such characteristics, or any other substances regulated and defined in any applicable Environmental Law, including those listed or characterized as “hazardous” under Mexican Official Norms, NOM-052-SEMARNAT-2005 and NOM-053-SEMARNAT-1993, and Mexico’s Ley General para la Prevención y Gestión Integral de los Residuos.
     “High Value” has the meaning set forth in Section 9.9(b).
     “Holding Subsidiary” has the meaning set forth in Exhibit G.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
     “Indemnifying Party” has the meaning set forth in Section 10.2.
     “Initial Offer Period” has the meaning set forth in Section 8.4(b).
     “Installment” has the meaning set forth in Section 1.3.
     “Intercompany License Agreement” means the Intercompany License Agreement for Business Processes and Know-How, effective August 1, 2009, as amended, between NII and the Company.
     “Intercompany License Agreement Amendment” has the meaning set forth in Section 1.1(b).
     “Inversiones Nextel Trust” means the Guarantee, Investment and Administration Trust number 115/2000 dated March 27, 2000, entered into by and among María Cristina Peña Téllez, Ricardo Elmer Backman Montes and Victor Hugo Tiburcio Hermida, as settlors and beneficiaries, Banca Mifel, S.A., Institución de Banca Múltiple, Grupo Financiero Mifel, as trustee and Comunicaciones Nextel, S.A. de C.V. (currently Comunicaciones Nextel de México, S.A. de C.V.), as amended, pursuant to which 2,550 common Series “A” shares representing 51% of the voting stock of Inversiones Nextel de México, S.A. de C.V. are held in trust.
     “Investment Representations” has the meaning set forth in the lead in to Article 5.
     “Investor” has the meaning set forth in the preamble.
     ***
     “Investor Change-in-Control Notice” has the meaning set forth in Section 9.2(b).
     “Investor Change-in-Control Price” has the meaning set forth in Section 9.2(c).
     “Investor Change-in-Control Right” has the meaning set forth in Section 9.2(a).
     “Investor Deadlock Right” has the meaning set forth in Section 9.1(a).
     “Investor Deadlock Right Notice” has the meaning set forth in Section 9.1(b).
     “Investor Deadlock Price” has the meaning set forth in Section 9.1(c).
     “Investor Disclosure Statement” means the disclosure statement dated the Effective Date and delivered by the Investor to the Company Parties.
     “Investor License” has the meaning set forth in Section 1.1(b).
     “Investor License Share” has the meaning set forth in Section 1.1(b).

     “Investor Parties” has the meaning set forth in the preamble.
     “Investor Quota” has the meaning set forth in Section 1.1(a).
     “Investor Sublicense” has the meaning set forth in Section 1.1(b).
     “Investor Subsidiary Party” has the meaning set forth in Section 5.1.
     “IPO” means an initial public offering of common stock (or equivalent equity interests) of (and by) a Person (whether primary or secondary offering) pursuant to an effective registration statement filed with the SEC or the applicable Governmental Authority in Mexico or other foreign jurisdiction, in each case in accordance with the Securities Act or under applicable securities Laws in Mexico or such other foreign jurisdiction.
     “Law” means any domestic or foreign, federal, state or local, law, statute, ordinance, rule, regulation or other requirement of any Governmental Authority.
     “License Payment” has the meaning set forth in Section 1.1(b).
     “Liquidity Cap” has the meaning set forth in Section 9.7(a).
     “Liquidity Notice” has the meaning set forth in Section 9.7(b).
     “Liquidity Percentage Interest” has the meaning set forth in Section 9.7(a).
     “Liquidity Price” has the meaning set forth in Section 9.7(c).
     “Liquidity Right” has the meaning set forth in Section 9.7(a).
     “Loss” and “Losses” have the meanings set forth in Section 10.1(a).
     “Low Value” has the meaning set forth in Section 9.9(b).
     “Major Acquisition” has the meaning set forth in Section 7.4(a)(iv).
     “Major Alliance” has the meaning set forth in Section 7.4(a)(iii).
     “Major Disposition” has the meaning set forth in Section 7.4(a)(vi).
     “Material Adverse Change” means any change, effect, occurrence or development that is or is reasonably likely to be materially adverse to the business, assets, condition (financial or otherwise), operating results or operations of the Company and its Subsidiaries, taken as a whole; except, that, none of the following will be deemed, individually or in the aggregate, to constitute, and none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Change: (a) any failure by the Company and its Subsidiaries to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the Effective Date (provided

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
that any change, effect, occurrence or development giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Change); (b) any change, effect, occurrence or development attributable to the announcement of the transactions contemplated by this Agreement; (c) any change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in applicable Law (to the extent not disproportionately affecting the Company); (d) any change, effect, occurrence or development in the rules relating to the Auction or any delay in, or granting of any injunction with regard to, the Auction; (e) ***; (f) any change in conditions in the telecommunications industry in general (to the extent not disproportionately affecting the Company); (g) any change in the general economic conditions in the United States or Mexican economy (in each case, to the extent not disproportionately affecting the Company); (h) any acts of war (whether or not declared), armed hostilities or terrorism, or developments or changes therein (to the extent not disproportionately affecting the Company); (i) compliance by the Company Parties with their covenants and agreements contained in this Agreement or the other Transaction Documents; or (j) any action taken or omitted to be taken by or at the request or with the written consent of the Investor Parties.
     “Material Contract” has the meaning set forth in Section 4.23(a).
     “Mexican GAAP” means the Financial Information Rules (Normas de Información Financiera) issued by the Consejo Mexicano para la Investigación y Desarrollo de Normas de Información Financiera.
     “Mid-Range” has the meaning set forth in Section 9.9(b).
     “NASDAQ” means the NASDAQ Global Select Market.
     “Negotiation Period” has the meaning set forth in Section 7.4(c).
     “Net Present Value” means, as of any date of determination, the value of the Investor License Share and/or the Option License Share, as applicable, calculated as the Net Present Value of: (a) the remaining compensation stream under the Intercompany License Agreement and the Investor Sublicense based on the then current projections plus (b) the remaining ongoing development costs under the Intercompany License Agreement based on the then current projections, but which shall not exceed ***% of the then current projected compensation stream under the Intercompany License Agreement and the Investor Sublicense for calendar years 20*** and 20***, and not to exceed ***% per year thereafter. For purposes of this definition, “Net Present Value” is calculated on a notional fully taxed basis assuming a discount rate of ***% and a tax rate equal to the statutory corporate income tax rate in Mexico as of the date of determination. The then-current projections shall be prepared by management in good faith and disclosed to the Investor.
     “NII” has the meaning set forth in the preamble.
     ***

     “NII Change-in-Control Notice” has the meaning set forth in Section 9.4(b).
     “NII Change-in-Control Price” has the meaning set forth in Section 9.4(c).
     “NII Change-in-Control Right” has the meaning set forth in Section 9.4(a).
     “NII Deadlock Right” has the meaning set forth in Section 9.3(a).
     “NII Deadlock Right Notice” has the meaning set forth in Section 9.3(b).
     “NII Deadlock Price” has the meaning set forth in Section 9.3(c).
     “NII Intellectual Property” has the meaning set forth in Section 3.13.
     “NII Major Transfer” has the meaning set forth in Section 8.3(b).
     “NII Permits” has the meaning set forth in Section 3.12.
     “NII Preferred Stock” has the meaning set forth in Section 3.8(a).
     “NII Sale Price” has the meaning set forth in Section 9.5(g).
     “NII SEC Documents” has the meaning set forth in Section 3.9(a).
     “NII Securities” has the meaning set forth in Section 6.11.
     “NII Shares” has the meaning set forth in Section 3.8(a).
     “NII Subsidiary Party” has the meaning set forth in Section 3.1.
     “NYSE” means the New York Stock Exchange.
     “Offered Quotaholder” has the meaning set forth in Section 8.4(a).
     “Option” has the meaning set forth in Section 1.6(a).
     “Option Contribution” has the meaning set forth in Section 1.6(c).
     “Option Exercise Price” has the meaning set forth in Section 1.6(c).
     “Option Holder” has the meaning set forth in Section 1.6(a).
     “Option License Payment” has the meaning set forth in Section 1.6(c).
     “Option License Share” has the meaning set forth in Section 1.6(a).
     “Option Percentage Interest” has the meaning set forth in Section 1.6(a).

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
     “Order” means any order, judgment, injunction, assessment, award, decree, ruling, charge or writ of any Governmental Authority.
     “Ordinary Course of Business” means the ordinary course of business consistent in all material respects with past custom and practice.
     “Participation Offer” has the meaning set forth in Section 9.5(a).
     “Participation Portion” means the Percentage Interests then held by the Investor multiplied by a fraction, the numerator of which is the Percentage Interests represented by the Quota proposed to be Transferred by NII or its Subsidiaries in the Significant Sale and the denominator of which is the total Percentage Interests represented by all Quotas held by NII and its Subsidiaries and the Investor.
     “Party” and “Parties” have the meanings set forth in the preamble.
     “Percentage Interest” means, with respect to each Quotaholder, the percentage equal to (a) the aggregate amount of that Quotaholder’s percentage in the capital stock (capital social) of the Company, divided by (b) the aggregate amount of the capital stock (capital social) of the Company.
     “Permitted Business” has the meaning set forth in Exhibit I.
     “Permitted Transferee” means (a) any Wholly Owned Subsidiary of the Investor for so long as that Subsidiary remains a Wholly Owned Subsidiary of the Investor, (b) ***, which are all controlled by the Investor, in each case for so long as that Subsidiary remains a Subsidiary controlled by the Investor and with substantially the same or greater ownership by the Investor, and any Wholly Owned Subsidiary of the entities listed in this clause (b) and (c) any Person that the Investor controls that holds the Investor’s interests in one or more of the entities listed in clause (b).
     “Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated society or association, joint venture, Governmental Authority or other entity of whatever nature or a group, including any pension, profit sharing or other benefit plan or trust.
     “Proceeding” means any demand, charge, complaint, action, suit, proceeding, arbitration, hearing, audit, investigation or claim of any kind (whether civil, criminal, administrative, investigative, informal or other, at law or in equity) commenced, filed, brought, conducted or heard by, against, to, of or before or otherwise involving, any Governmental Authority.
     “Proposed Issuance” has the meaning set forth in Section 6.12(a).
     “Quotaholder” means each Person (other than the Company) that agrees in writing to be bound by the terms of this Agreement, whether in connection with its execution and delivery as the Effective Date, pursuant to Sections 8.2, 8.3, 8.4 and 8.5 or otherwise, so long as that Person legally or beneficially owns any Quotas.

     “Quotas” means the equity interests of the Company, which need not be certificated.
     “Reasonable Best Efforts” where required of a Party by this Agreement or any of the other Transaction Documents, means the Party will endeavor to obtain the desired outcome and expend only the sums as are normally incidental to the performance of the relevant task, including payment of fees and expenses to obtain Authorizations and other fees and expenses in amounts appropriate to the effort in light of the benefits to be obtained.
     “Registration Rights Agreement” has the meaning set forth in Section 1.8(a)(ix).
     “Restricted Person” has the meaning set forth on Exhibit K.
     “ROFR Notice” has the meaning set forth in Section 8.4(a).
     “ROFR Offer” has the meaning set forth in Section 8.4(b).
     “ROFR Price” has the meaning set forth in Section 8.4(a).
     “ROFR Sale” has the meaning set forth in Section 8.4(a).
     “SCT” means the Secretaría de Comunicaciones y Transportes in Mexico.
     “SEC” means the United States Securities and Exchange Commission.
     “Second Appraiser” has the meaning set forth in Section 9.9(a).
     “Section 16(b) Period” has the meaning set forth in Section 13.15.
     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder.
     “Selling Party” has the meaning set forth in Section 8.4(a).
     “Settlement Date” has the meaning set forth in Section 1.6(d).
     “Short Term Debt” means the aggregate short term indebtedness of the Company for (a) borrowed money and (b) any lease that is required to be classified as a capitalized lease obligation in accordance with Mexican GAAP, in all cases payable within one year.
     “Significant Sale” has the meaning set forth in Section 9.5(a).
     “Special Approval Matters” has the meaning set forth in Section 7.3.
     “Special Approval Rights” has the meaning set forth in Section 7.3.
     “Special Call Notice” has the meaning set forth in Section 8.5(b).
     “Special Call Right” has the meaning set forth in Section 8.5(a).

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
     “Stand By Letter” has the meaning set forth in Section 10.1(a).
     “Start Date” has the meaning set forth in Section 9.9(a).
     ***
     “Subsidiary” means as to any Person, any other Person of which at least 50% of the equity interests are owned, directly or indirectly by the first Person, provided that Inversiones Nextel S.A. de C.V. shall be deemed to be a Subsidiary (but, for purposes of Articles 8 and 9, not a Wholly Owned Subsidiary) of each of the Company, NII and Uruguay.
     “Subsidiary Bylaws” means the bylaws of each Company Subsidiary, as in effect immediately prior to the Closing.
     “Substitute Annual Budget” means an annual operating and capital budget of the Company for the coming financial year, prepared substantially consistent with the most recently approved Annual Budget and containing adjustments to revenues and variable costs to reflect reasonably expected increases or decreases in the subscriber base.
     “Success at the Auction” means a success at the Auction determined pursuant to Exhibit L.
     “Tax” or “Taxes” means any and all federal, state or local United States of America, Mexican or other taxes, imposts, levies, fees or other assessments, including all net income, gross receipts, capital, gains, sales, use, transfer, franchise, profits, inventory, capital stock, value added, goods and services, ad valorem, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any and all interest, penalties, fines, additions to tax or additional amounts imposed with respect thereto by any Governmental Authority, whether disputed or not.
     “Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).
     “Telecommunications Company” means any Person at least ***% of whose revenues (calculated on a consolidated basis) are derived from the transmission or exchange of data, video or voice information by any form of wire, cable, fiber optic or wireless transmission in geographic markets where NII or the Company is either (a) doing business, or (b) holds a telecommunications license and has publicly stated its intention to do business. For purposes of this definition, (i) NII includes any entity in which NII holds a 10% or greater direct or indirect ownership interest that uses any technology platform compatible with that used by NII and (ii) the Company includes the Company and all of its Subsidiaries.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
     “Temporary Subsidiary” has the meaning set forth on Exhibit G.
     “Termination Trigger” means the Investor and its Permitted Transferees have sold or otherwise disposed of a sufficient number of Percentage Interests such that due to such disposals the Percentage Interests directly or indirectly held by the Investor (or a Permitted Transferee) is less than ***% of the Investor’s Percentage Interest as of immediately after the Closing (assuming for these purposes that all Installment Payments under Section 1.3 had then been made and the Investor’s Percentage Interest was appropriately increased).
     “Third Appraiser” has the meaning set forth in Section 9.9(b).
     “Third Party Purchaser” has the meaning set forth in Section 8.4(a).
     “Third Party Sale” has the meaning set forth in Section 8.5(a).
     “Third Value” has the meaning set forth in Section 9.9(b).
     “Threshold” has the meaning set forth in Section 10.3(b).
     “Trading Day” with respect to a securities exchange or automated quotation system means a day on which the exchange or system is open for a full day of trading.
     “Transaction Documents” means this Agreement and each agreement, document, instrument or certificate contemplated by this Agreement or to be executed by any of the Parties or their Affiliates in connection with the consummation of the transactions contemplated by this Agreement.
     “Transfer” has the meaning set forth in Section 8.1(a).
     “Transferred Quota” has the meaning set forth in Section 8.4(a).
     “Unaudited Statements” has the meaning set forth in Section 4.5.
     “Uruguay” has the meaning set forth in the preamble.
     “U.S. GAAP” means accounting principles generally accepted in the United States of America.
     “Voting Stock” of any Person means capital stock of that Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of that Person, regardless whether holders of a senior class of securities may have the voting power by reason of any contingency.
     “Wholly Owned Subsidiary” means a Subsidiary of which 100% of the equity interest is owned directly or indirectly by the parent company. For purposes of this definition, “Wholly Owned Subsidiary” when used with respect to the Company Parties includes (but not for purposes of Articles 8 and 9) (a) Inversiones Nextel de Mexico, S.A. de C.V., (b) Delta Comunicaciones Digitales, S.A. de C.V., and (c) Operadora de Comunicaciones, S.A. de C.V. When used with respect to the Investor Parties “Wholly Owned Subsidiary” includes any Person the equity of which is 99% or more owned directly or indirectly by the Investor.
     “Withholding Tax” had the meaning set forth in Section 1.10.
     12.2 Other Definitional Provisions.
     (a) All terms defined in this Agreement have the defined meanings when used in any certificate, report or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.
     (b) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.
     (c) As used herein, the neuter gender also denotes the masculine and feminine, and the masculine gender also denotes the neuter and feminine, where the context so permits.
     (d) The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.
     (e) The words “include”, “including” and “or” mean without limitation by reason of enumeration.
ARTICLE 13: MISCELLANEOUS
     13.1 Notices. All notices, demands, requests, certificates or other communications under this Agreement will be in writing and will be deemed to have been duly given when (a) hand delivered, (b) sent by confirmed facsimile transmission (with a written confirmation simultaneously sent by commercial courier guaranteeing next Business Day delivery) or (c) three Business Days after having been sent by reputable international commercial courier guaranteeing next Business Day delivery, addressed as follows:
     If to the Company Parties:
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, Virginia 20190
Attention: General Counsel
Facsimile No.: (703) 390-5191

and:
Comunicaciones Nextel de Mexico, S.A. de C.V.
Paseo Tamarindos No. 90 – Piso 29
Colonia Bosques de las Lomas
Delegación Cuajimalpa
México, D.F.
C.P.05120
Attention: Legal Vice President
Facsimile No.: +52 55 1018 4010 ext. 3619
with a copy (which shall not constitute notice) to:
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Attention: Jeanne M. Rickert
Facsimile No.: (216) 579-0212
     If to the Investor:
Grupo Televisa, S.A.B.
Avenida Vasco De Quiroga
No 2000 Colonia Santa Fe
Mexico, DF / 01210 / Mexico
Attention: General Counsel
Facsimile No.: +52 55 5261 2494
with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Joshua R. Cammaker
Facsimile No.: (212) 403-2331
Any communication delivered after business hours or on a Saturday, Sunday or legal holiday at the place designated in that delivery will be deemed, for purposes of computing any time period hereunder, to have been delivered on the next Business Day. Any Party may change its address or facsimile number for the purposes of this Section 13.1 by giving notice as provided in this Agreement.
     13.2 Expenses. Except as stated in Section 6.5 or otherwise expressly herein, the Investor (on behalf of itself and the other Investor Parties) and NII (on behalf of itself and the other Company Parties) will each bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by that Party, incurred in connection with the making of this Agreement or the other agreements contemplated hereby. For the avoidance of doubt, no such costs shall be paid by or charged to the Company or its Subsidiaries, unless paid before Closing.
     13.3 Benefits; Assignment. The provisions of this Agreement will be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective successors and permitted assigns any rights, remedies or obligations under or by reason of this Agreement. None of the rights or obligations of the Parties hereunder may be assigned to any other Person under any circumstances.
     13.4 Entire Agreement; Amendment and Waiver. This Agreement (which includes the Exhibits, the Company Disclosure Statement and the Investor Disclosure Statement), the certificates or other instruments delivered under this Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof, subject to the Restated Company Bylaws. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each Party, and none of the agreements to which any Company Party is a party may be amended, supplemented or otherwise modified except by an instrument in writing signed by that Company Party and each other party thereto. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by that Party. Any waiver by any Party of a breach of this Agreement will not operate or be construed as a waiver of any subsequent breach.
     13.5 Headings. The headings in this Agreement are for convenience only and will not affect the construction hereof.
     13.6 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or Law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless specifically stated otherwise, all references to “$” or dollar amounts are to lawful currency of the United States of America. In the event of any conflict or ambiguity between the provisions of this Agreement, on the one hand, and the provisions of any other Transaction Document (other than the Company Restated Bylaws or the Subsidiary Bylaws), on the other hand, the provisions of this Agreement will control.
     13.7 Severability. If any provision of this Agreement or the application of any provision of this Agreement to any party or circumstance is, to any extent, adjudged invalid or unenforceable, then the application of the remainder of that provision to that Party or circumstance, the application of that provision to other Parties or circumstances, and the application of the remainder of this Agreement will not be affected thereby.

     13.8 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES OF THAT STATE.
     13.9 Consent to Jurisdiction and Service of Process. The Parties hereby submit to the exclusive jurisdiction of the courts of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in respect of the interpretation and enforcement of the provisions of this Agreement and all of the other Transaction Documents and hereby waive, and will not assert, any defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement and any of the other Transaction Documents, that they are not subject to the courts’ jurisdiction or that the action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper; except, that nothing herein will preclude the bringing of any action in a court in Mexico relating to the Company Restated Bylaws, Subsidiary Bylaws or any other governing document of the Company or its Subsidiaries. Service of process with respect thereto may be made upon the Investor or the Company Parties by mailing a copy thereof by registered or certified mail, postage prepaid, to that Party at its address as provided in Section 13.1.
     13.10 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     13.11 Specific Performance. Each Party acknowledges that the other Parties would not have an adequate remedy at Law for money damages if any of the covenants or agreements of that Party in this Agreement were not performed in accordance with the covenant’s or agreement’s terms, and each Party in addition to and without limiting any other remedy or right that the Party may have, will have the right to an injunction or other equitable relief, enjoining any breach and enforcing specifically the terms and provisions hereof, and each Party hereby waives any and all defenses that Party may have on the ground of lack of jurisdiction or competence of the court to grant an injunction or other equitable relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity will be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party will not preclude the simultaneous or later exercise of any other right, power or remedy by that Party.
     13.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including documents in Adobe PDF format) will be effective as delivery of a manually executed counterpart to this Agreement.

     13.13 No Set-Off. The Parties will make all payments required under this Agreement or any instrument delivered pursuant to this Agreement without offset, deduction, counterclaim, demand, withholding or other matters of like consequence.
     13.14 Capital Matters. Appropriate revisions will be made to the terms of this Agreement to reflect any recapitalization, stock split, reverse stock split or other similar transaction affecting the Quotas that occurs after the Effective Date.
     13.15 Extension Periods. If there exists a period during which the Investor’s purchase, acquisition, receipt, sale, exercise, exchange or conversion of any Quota or NII Share pursuant to any provision of this Agreement or the Call Agreement would result in liability under Section 16(b) of the Exchange Act, or the rules and regulations promulgated thereunder (the “Section 16(b) Period”), then the period during which the Investor may be required to sell any Quota, NII may be required to sell or issue any NII Shares to the Investor or the Investor or NII may exercise its rights under the Call Agreement shall be suspended until the end of the Section 16(b) Period and shall be extended by a period of duration equal to such suspension.
[Remainder of Page Intentionally Blank – Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

NII HOLDINGS, INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President and General Counsel

COMUNICACIONES NEXTEL DE MEXICO, S.A. DE C.V.
By:	/s/ Carlos Gustavo Cantú Durán
	Name:	Carlos Gustavo Cantú Durán
	Title:	Attorney-in-fact

NEXTEL INTERNATIONAL (URUGUAY), LLC.
By:	NIHD Telecom Holdings, B.V.
Its:	Sole Member

By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President and Secretary

GRUPO TELEVISA, S.A.B.
By:	/s/ Salvi Folch Viadero
	Name:	Salvi Folch Viadero
	Title:	Attorney-in-fact

By:	/s/ Jorge Lutteroth Echegoyen
	Name:	Jorge Lutteroth Echegoyen
	Title:	Attorney-in-fact

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXHIBIT A
Calculations
***

EXHIBIT D
Form of Registration Rights Agreement
     THIS REGISTRATION RIGHTS AGREEMENT, dated as of [·], 2010 (this “Agreement”), is entered into by and between NII HOLDINGS, INC., a Delaware corporation (the “Company”) and GRUPO TELEVISA, S.A.B., a Mexican limited liability stock corporation (the “Investor”) pursuant to the Investment and Securities Subscription Agreement, dated February 15, 2010 (the “Investment Agreement”), by and among the Company, Comunicaciones Nextel de México, S.A. de C.V., a Mexican limited liability stock corporation Nextel International (Uruguay), LLC, a Delaware limited liability corporation, and the Investor. In order to induce Investor to enter into the Investment Agreement, the Company has agreed to provide the registration rights set forth in this Agreement in the event that the Company satisfies all or some of its obligations under Article 9 of the Investment Agreement through the issuance of shares of its Securities (as defined below).
     In consideration of the mutual covenants contained in this Agreement, the Company and Investor agree as follows:
     SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Investment Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:”Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.
     “Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a federal legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Effectiveness Period” means, for each Initial Shelf Registration Statement, a period commencing on the first date that such Initial Shelf Registration Statement becomes effective under the Act and ending on the date that all Registrable Securities have ceased to be Registrable Securities.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Filing Deadline Date” shall mean the date that the Company first delivers Securities to the Investor in satisfaction of some or all of its obligations under the Investment Agreement;

provided that if the Commission adopts any rule, regulation or interpretation following the date of this Agreement that would prohibit a filing on the Filing Deadline Date, then, solely in regards to such filing, the Filing Deadline Date shall be extended until the earliest date such filing would be allowed under such rule, regulation or interpretation.
     “FINRA Rules” shall mean the rules of the Financial Industry Regulatory Authority.
     “Freely Tradable” shall mean, with respect to a Security, a Security that may be sold to the public in accordance with Rule 144 under the Act or any successor provision thereof, without regard to any volume restrictions contained in such Rule 144.
     “Investment Agreement” shall have the meaning set forth in the preamble hereto.
     “Losses” shall have the meaning set forth in Section 6(d) hereof.
     “Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Shelf Registration Statement.
     “Payment Date” shall have the meaning set forth in Section 2(a) hereof.
     “Prospectus” shall mean the prospectus included in any Shelf Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Shelf Registration Statement, all amendments and supplements thereto, including post-effective amendments, and any and all information incorporated by reference therein.
     “Registrable Securities” shall mean Securities other than those that (a) have been registered under a Shelf Registration Statement and disposed of pursuant to such Shelf Registration Statement or (b) are Freely Tradable.
     “Securities” shall mean shares of common stock, par value $0.001 per share, of the Company and any securities issued directly or indirectly with respect to such shares because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations or similar events.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2 hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.
Exhibit D — 2

     “Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Act.
     “WKSI Shelf Registration Statement” shall mean an automatically effective registration statement for an offering of the Company’s securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Act filed by the Company with the Commission.
     SECTION 2. Shelf Registrations. (a) Subject to compliance with all applicable laws and the rules and regulations and interpretations of the Commission and the rules and regulations of any applicable self-regulatory organization, the Company shall prepare and file with the Commission, as soon as practicable but in any event by the Filing Deadline Date, a Shelf Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Act, registering the resale from time to time by Investor thereof of the Registrable Securities held by the Investor (an “Initial Shelf Registration Statement”); provided, however, that if an Initial Shelf Registration Statement is a WKSI Shelf Registration Statement, the Company shall prepare and file or cause to be prepared and file with the Commission such WKSI Shelf Registration Statement by the Effectiveness Deadline Date (as defined below). Notwithstanding the foregoing, if the Filing Deadline Date occurs at any time when audited financial statements of the Company for the preceding fiscal year are required to be included or incorporated by reference in the Initial Shelf Registration Statement but such financial statements are not yet available, the Filing Deadline Date shall be extended until the earlier of (i) forty-five (45) days from the date the Filing Deadline Date would otherwise have occurred or (ii) the date on which the Company’s annual report with respect to such fiscal year is due to be filed with the Commission. Subject to applicable law, and the rules, regulations and interpretations of the Commission, an Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Investor in accordance with the methods of distribution as set forth in such Initial Shelf Registration Statement. If an Initial Shelf Registration Statement is not a WKSI Shelf Registration Statement, the Company shall use its commercially reasonable efforts to cause such Initial Shelf Registration Statement to be declared effective under the Act as promptly as is practicable but in any event by the date (an “Effectiveness Deadline Date”) that is seventy-five (75) days after the Filing Deadline Date. Except as otherwise provided herein, the Company shall use its commercially reasonable efforts to keep any Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Act until the expiration of the applicable Effectiveness Period. Subject to the applicable rules and interpretations of the Commission, at the time an Initial Shelf Registration Statement is declared effective, Investor shall be named as a selling securityholder in such Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit Investor to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.
          (b) If any Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the applicable Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and, subject to applicable law, and the rules,
Exhibit D — 3

regulations and interpretations of the Commission, shall within thirty (30) days of such cessation of effectiveness amend such Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement (a “Subsequent Shelf Registration Statement”) covering all of the securities that as of the date of such filing are Registrable Securities. If a Subsequent Shelf Registration Statement is filed and is not a WKSI Shelf Registration Statement, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing. The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement (or Subsequent Shelf Registration Statement) continuously effective until the expiration of the applicable Effectiveness Period.
          (c) The plan of distribution contained in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (or related Prospectus supplement) shall be in a form reasonably acceptable to the Investor and the Company. Upon request by the Investor, the Company shall use its commercially reasonable efforts to file a Prospectus supplement as may be necessary or advisable to permit the Investor to sell Securities pursuant to the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement, as applicable. There shall be no limitation on the number of takedowns off the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement; provided, however, that such takedowns shall include no more than one underwritten offering during any 12-month period (but no limit on offerings that are not underwritten).
          (d) In the event that (i) the Company is no longer eligible to register Securities on a Shelf Registration Statement or (ii) the Investor desires to Transfer any Registrable Securities to its equityholders pursuant to a dividend, distribution, spin-off, split-off or similar transaction and a Shelf Registration Statement is not available for such Transfer, then the Company shall, upon request of the Investor, effect on a form appropriate for such purpose, as promptly as reasonably practicable, a registration under the Act of all Registrable Securities that the Investor requests to be registered, provided, however, that the Investor shall only be entitled to (A) one single registration per year pursuant to clause (i) (but a registration that is not completed will not be counted for purposes of such annual limit) and (B) one single completed registration pursuant to clause (ii). In the event of any such registration, the provisions of Sections 4-8 shall apply to such registration mutatis mutandis.
          (e) During the period commencing on the date that is 90 days prior to the anniversary of the Closing Date and ending on each anniversary of the Closing Date (the “Blackout Period”), unless the Investor (i) provides written notice to the Company at least 10 days prior to the commencement of a Blackout Period that the Investor waives any and all rights to the next exercise of a Liquidity Put Right and the Option, as applicable, or (ii) as of the commencement of a Blackout Period the Investor is no longer entitled to exercise a Liquidity Put Right or the Option, the Investor shall not sell any Securities under the Shelf Registration Statement or any registration statement filed on behalf of the Investor pursuant to Section 2(d); provided, however, that the Blackout Period shall be decreased or abandoned to the extent that the parties reasonably agree that doing so would be appropriate following the issuance by the Commission of any rules, regulations, interpretations or no action letters. Nothing in this Section
Exhibit D — 4

2(e) shall limit the Investor’s right to participate in a primary or secondary offering pursuant to Section 3.
     SECTION 3. Piggyback Registrations.
          (a) Right to Piggyback. Whenever the Company proposes to register for sale under the Act or publicly sell under a registration statement any Securities (unless Securities are being registered solely as a result of a registration of another bona fide security that is convertible into Securities) for its own account or the account of any stockholder of the Company (other than offerings pursuant to employee benefit plans, or noncash offerings in connection with a proposed acquisition, exchange offer, recapitalization or similar transaction) (a “Piggyback Registration”), the Company will give prompt written notice to the Investor and to all other holders of the Securities having similar registration rights of its intention to effect such a registration or sale and, subject to Section 3(b) hereof, shall include in such transaction all Registrable Securities with respect to which the Company has received written request for inclusion therein within 15 days after receipt of the Company’s notice.
          (b) Priority. If a registration or sale pursuant to this Section 3 involves an underwritten offering and the Managing Underwriters advise the Company in good faith that in its view the number of Securities requested to be included in such registration or sale exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such Securities can be sold, then the Company will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated:
               (i) if such offering was initiated by the Company as a primary offering on behalf of the Company, (A) first, to the Securities the Company proposes to sell, (B) second, to the Registrable Securities requested to be included in such offering by the Investor, and (C) third, among other securities, if any, requested and otherwise eligible to be included in such offering; and
               (ii) if such offering was initiated by a security holder of the Company (other than the Investor) as a secondary offering on behalf of such security holder (A) first, among the Securities requested to be included in such offering by such requesting security holder, (B) second, among the Registrable Securities requested to be included in such offering by the Investor, (C) third, among the Securities requested to be included in such offering by any other stockholder of the Company owning the Securities eligible for registration, and (D) fourth, among other securities, if any, requested and otherwise eligible to be included in such offering (including securities to be sold for the account of the Company).
          (c) Withdrawal of Registrations. In the case of an offering initiated by the Company as a primary offering on behalf of the Company, nothing contained herein shall prohibit the Company from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate or abandon the offering related thereto.
Exhibit D — 5

     SECTION 4. Additional Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, during any Effectiveness Period, the following provisions shall apply:
          (a) The Company shall, subject to applicable law, and the rules, regulations and interpretations of the Commission, include Investor in any Shelf Registration Statement as a selling security holder.
          (b) Subject to the following provisions of this Section 4, the Company shall ensure that:
               (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies as to form in all material respects with the Act; and
               (ii) any Shelf Registration Statement and any amendment thereto does not, as of the effective date of the Shelf Registration Statement or such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.
          (c) The Company shall advise Investor, and, if requested by Investor, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):
               (i) when the relevant Shelf Registration Statement and any amendment thereto has been filed with the Commission and when such Shelf Registration Statement or any post-effective amendment thereto has become effective;
               (ii) of any request by the Commission for any amendment or supplement to any Shelf Registration Statement or the Prospectus or for additional information or of any inquiry by the Commission relating to any Shelf Registration Statement or the Company’s status as a Well-Known Seasoned Issuer;
               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of any proceeding for that purpose;
               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and
               (v) at a time when a Prospectus is required to be delivered under the Act, of the happening of any event that requires any change in any Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material
Exhibit D — 6

fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.
          Following such notice, the Company shall use its commercially reasonable efforts to correct or remedy such event and to end such suspension as promptly as reasonably practicable.
          (d) The Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of any Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction, and if issued to obtain as soon as possible the withdrawal thereof.
          (e) The Company shall furnish Investor, upon written request, without charge, at least one copy of any Shelf Registration Statement and any post-effective amendment thereto.
          (f) The Company shall, during any Effectiveness Period (but not during any Blackout Period), deliver to Investor, without charge, as many copies of the Prospectus (including the preliminary Prospectus) included in any Shelf Registration Statement and any amendment or supplement thereto as Investor may reasonably request. Subject to the provisions of this Section 4, the Company consents to the use of the Prospectus or any amendment or supplement thereto by Investor in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in such Shelf Registration Statement, except during any suspension period referred to in Section 4(c) above or Section 4(i) below.
          (g) Prior to any offering of Securities pursuant to a Shelf Registration Statement, the Company shall arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as Investor shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject, or to subject itself to taxation in any jurisdiction where it is not now subject.
          (h) The Company shall cooperate with Investor to facilitate the timely preparation and delivery of certificates representing Securities to be issued or sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Investor may request.
          (i) (i) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above or subsection (i)(ii) below, the Company shall promptly (or within the time period provided for by clause (i)(ii) hereof, if applicable) prepare and file a post-effective amendment to the applicable Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Investor, the Prospectus will not include an untrue statement of a material fact or omit to state any material
Exhibit D — 7

fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the applicable Effectiveness Period shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) or Section 4(i)(ii), as applicable, to and including the date when Investor has received such amended or supplemented Prospectus pursuant to this Section or shall have been advised in writing by the Company that the Prospectus may be used.
               (ii) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, or the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to Investor that the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, Investor agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until it shall have received such amended or supplemented Prospectus pursuant to this Section or has been advised in writing by the Company that the Prospectus may be used. The period during which the availability of the Shelf Registration and any Prospectus is suspended shall not exceed forty-five (45) days in any three-month period or ninety (90) days in any twelve-month period.
          (j) The Company shall comply in all material respects with all applicable rules and regulations of the Commission.
          (k) In the event Investor fails to furnish information reasonably required by Section 5 below within a reasonable time after such request, notwithstanding anything to the contrary in Section 2 above, the Company shall not be obligated to file any Shelf Registration Statement until Investor shall furnish such information.
          (l) The Company shall enter into reasonable and customary agreements and take all other customary actions reasonably appropriate in order to expedite or facilitate the registration and the disposition of the Securities, including, if the method of distribution of Registrable Securities is by means of an underwritten offering, using commercially reasonable efforts to, (i) participate in and make documents available for the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company, (ii) cause the chief financial officer and other senior executives to be available at reasonable dates and times to participate in “road show” presentations and/or investor conference calls to market the Registrable Securities during normal business hours, on reasonable advance notice and (iii) negotiate and execute an underwriting agreement in customary form with the managing underwriter(s) of such offering and such other documents reasonably required under the terms of such underwriting arrangements, including using commercially reasonable efforts to procure a customary legal opinion and auditor “comfort” letters.
Exhibit D — 8

          (m) The Company shall, if requested:
               (i) subject to the execution of confidentiality agreements reasonably satisfactory to the Company, upon reasonable prior written notice and during regular business hours, make reasonably available for inspection by Investor, any Underwriter participating in any disposition pursuant to the applicable Shelf Registration Statement, and any attorney, accountant or other agent retained by Investor or any such Underwriter, at the Company’s principal place of business, financial and other records and pertinent corporate documents of the Company and its subsidiaries reasonably requested by Investor or any such Underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that with respect to any attorney engaged by Investor or any Underwriter, the foregoing inspection and information gathering shall be coordinated by one counsel designated by Investor and one counsel designated by the Underwriter or Underwriters;
               (ii) subject to the execution of confidentiality agreements reasonably satisfactory to the Company, upon reasonable prior written notice and during regular business hours, cause the Company’s officers, employees, accountants and auditors to supply, at the Company’s principal place of business, information reasonably requested by Investor or any such Underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that with respect to any attorney engaged by Investor or any Underwriter, the foregoing inspection and information gathering shall be coordinated by one counsel designated by Investor and one counsel designated by the Underwriter or Underwriters;
               (iii) in connection with an underwritten offering pursuant to any Shelf Registration Statement, make such representations and warranties to the Underwriters, in form, substance and scope as are reasonably and customarily made by issuers to underwriters in primary follow-on underwritten offerings;
               (iv) in connection with an underwritten offering pursuant to any Shelf Registration Statement, use commercially reasonable efforts to obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to the Underwriters, covering such matters concerning the Company as are reasonably and customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Underwriters;
               (v) in connection with an underwritten public offering pursuant to any Shelf Registration Statement, use commercially reasonable efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to the Underwriters, in customary form reasonably acceptable to such independent certified public
Exhibit D — 9

     accountants and covering matters of the type reasonably and customarily covered in “comfort” letters in connection with primary underwritten offerings; and
               (vi) deliver such documents and certificates as may be reasonably requested by the Managing Underwriters, including those to evidence compliance with Section 3(i) and with any customary conditions contained in the underwriting agreement or any other customary agreement entered into by the Company in connection therewith.
The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (m) shall be performed at each closing under any underwriting or similar customary agreement as and to the extent required thereunder.
          (n) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA Rules) thereof, whether as an Underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall provide reasonable assistance to such Broker-Dealer in making filings in accordance with the FINRA Rules.
          (o) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities, as the case may be, covered by a Shelf Registration Statement.
     SECTION 5. Investor’s Obligations. (a) Investor agrees, by acquisition of the Registrable Securities, that it shall not be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto unless Investor has furnished the Company with a completed questionnaire in substantially the form attached hereto as Exhibit A (with such changes as may be reasonably agreed upon by the parties to reflect any changes in applicable rules, regulations or interpretations of the Commission following the date of this Agreement), any information reasonably requested or required by the Commission (provided that the Company shall afford the Investor reasonable opportunity and cooperation to dispute any such request) and the information set forth in the next sentence. Investor agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by Investor not misleading in any material respect. Any sale of any Registrable Securities by Investor shall constitute a representation and warranty by Investor that the information relating to Investor that is furnished in writing by the Investor expressly for use in a Shelf Registration Statement or Prospectus does not as of the time of such sale contain any untrue statement of a material fact and does not as of the time of such sale omit to state any material fact relating to or provided by Investor or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading in any material respect. Investor further agrees, by acquiring Registrable Securities, that it will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus (as defined in Rule 405 under the Act) prepared by or on behalf of Investor that otherwise would not be required to be filed by the Company thereunder but for the action of Investor.
Exhibit D — 10

          (b) Notwithstanding anything that may be contained herein to the contrary, Investor agrees to comply in all material respects to the extent applicable to its obligations hereunder with any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, applicable to Investor or any of its properties.
     SECTION 6. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of their obligations under Sections 2 and 3 hereof and, will reimburse Investor for the reasonable fees and disbursements of one firm of counsel in connection with the preparation, filing and effectiveness of any Shelf Registration Statement; provided, however, that such fees and disbursements shall not exceed $100,000 in the aggregate per Shelf Registration Statement (including in respect of any takedowns thereunder). Notwithstanding the foregoing, Investor shall pay all agency fees and commissions and underwriting discounts, commissions and costs attributable to the sale of its Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by or on behalf of Investor, other than the counsel specifically referred to above. Notwithstanding anything that may be contained herein to the contrary, the Company will not be responsible for any fees of counsel retained by any Underwriters.
     SECTION 7. Indemnification by the Company. (a) Upon the registration of Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless Investor and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of such Registrable Securities, and each of their respective officers and directors and each person who controls Investor, and each underwriter, selling agent or other securities professional, if any, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities are to be registered under the Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use therein.
Exhibit D — 11

          (b) Indemnification by Investor and any Agents and Underwriters. Investor agrees, as a consequence of the inclusion of any of the Registrable Securities in any Shelf Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign such Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such person expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by subsection (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) is for money damages only and (iii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
Exhibit D — 12

          (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations including, but not limited to, the timeliness of the notice given as required by Section 7(c). The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if Investor or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of Investor and any underwriters, selling agents or other securities professionals in this Section 7(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.
     (e) Notwithstanding any other provision of this Section 7, in no event will (i) Investor be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds to be received by Investor from the sale of Investor’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Act and (ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.
     SECTION 8. Underwritten Registrations. If any of the Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by Investor, such selection to be subject to the Company’s prior written approval, not to be unreasonably withheld or delayed.
Exhibit D — 13

     SECTION 9. Rule 144; Rule 144A. For so long as there are any Registrable Securities held by the Investor, the Company shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of resales under Rule 144 or Rule 144A (or any successor provisions) under the Securities Act.
     SECTION 10. No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to Investor herein or that otherwise conflicts with the provisions hereof.
     SECTION 11. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given at any time, unless the Company has obtained the written consent of Investor.
     SECTION 12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery, to the parties as follows:
(i)	if to the Company, to:

NII Holdings, Inc. 1875 Explorer Street, Suite 1000 Reston, Virginia 20190 Attention: General Counsel Fax: (703) 390-5191

with a copy to (which shall not constitute notice):

Jones Day 901 Lakeside Avenue Cleveland, OH 44114 Attention: Jeanne M. Rickert Fax: (216) 579-0212

(ii)	If to the Investor:

Grupo Televisa, S.A.B. Avenida Vasco De Quiroga No 2000 Colonia Santa Fe Mexico, DF / 01210 / Mexico Attention: General Counsel Facsimile No.: +52 55 5261 2494
Exhibit D — 14

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Attention: Joshua R. Cammaker Fax: (212) 403-2331
     All such notices and communications shall be deemed to have been duly given when received. The Company and Investor by notice to the other party may designate additional or different addresses for subsequent notices or communications.
     SECTION 13. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. If any Permitted Transferee or other Person acquires Registrable Securities in a Transfer that complies with Article 8 of the Investment Agreement, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person (a) shall be conclusively deemed to have (i) agreed to be bound by and to perform all of the terms and provisions of this Agreement and (ii) made the representations and warranties in Exhibit D of the Investment Agreement at the time of such transfer and (b) shall be entitled to receive the benefits of this Agreement.
     SECTION 14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     SECTION 15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     SECTION 16. Applicable Law; Consent to Jurisdiction and Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to contracts made and to be performed in the state of Delaware. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement. The parties hereby submit to the exclusive jurisdiction of the courts of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and will not assert, any defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that they are not subject to such courts’ jurisdiction or that the action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon the parties by mailing a copy thereof by registered or certified mail, postage prepaid, to that party at its address as provided in Section 12.
Exhibit D — 15

     SECTION 17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by applicable law.
     SECTION 18. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Investment Agreement and other Transaction Documents (as defined in the Investment Agreement), there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights except as set forth in the Investment Agreement and other Transaction Documents. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.
     SECTION 19. Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of any Effectiveness Period, if at such time, the Company has no further contingent right or obligation to deliver Securities pursuant to the Investment Agreement, except for any liabilities or obligations under Sections 6 or 7 hereof, each of which shall remain in effect in accordance with its terms.
[Signature Page Follows]
Exhibit D — 16

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NII HOLDINGS, INC.
By:
Name:
Title:

GRUPO TELEVISA, S.A.B.
By:
Name:
Title:

Exhibit D — 17

EXHIBIT A
SELLING STOCKHOLDER QUESTIONNAIRE

To:	NII Holdings, Inc.
Attention: General Counsel
Reference is made to the that certain Registration Rights Agreement, dated as of [•], 2010, by and among NII Holdings, Inc. and Grupo Televisa, S.A.B. (the “Agreement”).
Pursuant to Section 5 of the Agreement, the undersigned hereby furnishes to the Company the following information for use by the Company in connection with the preparation of a Shelf Registration Statement contemplated by Section 2 of the Agreement.
(1) Name and Contact Information:
Full legal name of record holder:
Address of record holder:
Identity of beneficial owner (if different than record holder):
Name of contact person:
Telephone number of contact person:
Fax number of contact person:
E-mail address of contact person:
(2) Beneficial Ownership of Registrable Securities:
(a) Number of Registrable Securities owned by Selling Stockholder:

(b) Number of Registrable Securities requested to be registered (if less than all Registrable Securities):

(3) Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:
Except as set forth below in this Item (3), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (2)(a).
Type and amount of other securities beneficially owned by the Selling Stockholder:

(4) Relationships with the Company:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.
State any exceptions here:

(5) Selling Stockholder Affiliations:
(a) Is the Selling Stockholder a registered broker-dealer?

(b) Is the Selling Stockholder an affiliate of a registered broker-dealer(s)? (For purposes of this response, an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.)

(c) If the answer to Item (6)(b) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

(d) If the answer to Item (6)(b) is yes, did the Selling Stockholder acquire the Registrable Securities in the ordinary course of business (if not, please explain)?

(e) If the answer to Item (6)(b) is yes, did the Selling Stockholder, at the time of purchase of the Registrable Securities, have any agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Securities (if yes, please explain)?

Note: If the Selling Stockholder is an affiliate of a broker-dealer and did not purchase its Registrable Securities in the ordinary course of business or at the time of the purchase had any agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Securities, the Company may be required to identify the Selling Stockholder as an underwriter in the Registration Statement, any amendments thereto and the related prospectus.
(6) Voting or Investment Control over the Registrable Securities:
If the Selling Stockholder is not a natural person, please identify the natural person or persons who have voting or investment control over the Registrable Securities listed in Item (2) above:

Pursuant to Sections 4(c) and 4(i) of the Agreement, the undersigned acknowledges that the Company may, by written notice to the undersigned, suspend or withdraw the Registration Statement and require that the undersigned immediately cease sales of Registrable Securities pursuant to the Registration Statement under certain circumstances described in the Agreement. At any time that such notice has been given, the undersigned may not sell Registrable Securities pursuant to the Registration Statement.
The undersigned hereby acknowledges that, pursuant to Section 7(b) of the Agreement, the undersigned shall indemnify the Company and each of its directors and officers against, and hold the Company and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Company or its directors and officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement by the undersigned, including the information furnished in this Questionnaire by the undersigned.
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement, any amendments thereto and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
The undersigned has reviewed the answers to the above questions and affirms that the same are true, complete and accurate. THE UNDERSIGNED AGREES TO NOTIFY THE COMPANY AS SOON AS REASONABLY PRACTICABLE OF ANY CHANGES IN THE FOREGOING INFORMATION.

Dated:_________________ ____,________
Name:
Title:

EXHIBIT F
Investment Representations
Investment Representations.
(a) The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and was not, or will not be, organized for the specific purpose of acquiring the Issued Quota, any Percentage Interest issued pursuant to the Option, any NII Shares or any securities convertible into or exchangeable therefor.
(b) The Investor has sufficient knowledge, sophistication and experience in financial and business matters as are necessary to evaluate the risks and merits of an investment in the Company Parties.
(c) The Investor has had an opportunity to discuss the business, management and financial affairs of the Company Parties with the management of the Company Parties.
(d) The Investor Quota, any Percentage Interest issued pursuant to the Option, any NII Shares or any securities convertible into or exchangeable therefor that are being, or may be, acquired by the Investor are being, or will be, acquired for its own account.
(e) The Investor understands that (i) none of the Investor Quota, any Percentage Interest issued pursuant to the Option, NII Shares or any securities convertible into or exchangeable therefor will be at the time of issuance and delivery to Investor, registered under the Securities Act and are being, or will be, offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) the Investor Quota, any Percentage Interest issued pursuant to the Option, any NII Shares or any securities convertible into or exchangeable therefor must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Investor Quota, any Percentage Interest issued pursuant to the Option, any NII Shares or securities convertible into or exchangeable therefor will bear a legend to such effect, as applicable, and (iv) the Company Parties will make a notation on the applicable transfer books to such effect.
No General Solicitation. The Investor is not purchasing the Investor Quota, any Percentage Interest issued pursuant to the Option, any NII Shares or any securities convertible into or exchangeable therefor as a result of any “general solicitation” or “general advertising,” as such terms are used in Regulation D under the Securities Act, including any advertisement, article, notice or other communication regarding the Investor Quota, any Percentage Interest issued pursuant to the Option, any NII Shares or any securities convertible into or exchangeable therefor, published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement.
Acknowledgment of Issuance Limitation. The Investor acknowledges that if NII delivers NII Shares pursuant to Article 9, the Investor will not be entitled to receive such NII Shares (and in lieu of receiving such NII Shares will receive cash instead pursuant to Article 9) to the extent (but only to the extent) that such receipt would cause the aggregate number of NII Shares delivered to Investor to represent more than 19.99% of the number of shares of NII Shares outstanding on the Closing Date, unless the Company obtains the requisite stockholder approval under NASDAQ Marketplace Rule 5635, in which case, such limitation would no longer apply to the Investor.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXHIBIT G
Auction Matters
1.	***

2.	Litigation. ***

3.	Formation of Consortium. ***

4.	(a) ***

(b) ***

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXHIBIT H
Description of Commercial Arrangements
***

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXHIBIT I
***

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXHIBIT J
Special Approval Matters
1.	At least once every two full calendar years, approval of the Business Plan.

2.	On or before December 15 of each year, approval of the Annual Budget for the immediately following calendar year.

3.	To the extent not contemplated in the Annual Budget decisions on the following matters of the Company and/or its Subsidiaries will be Special Approval Matters:
(a)	(i)	The amount to be spent or committed, in the aggregate, in one or a series of transactions in one calendar year, would result in the projected EBITDA for the calendar year, based on the results through the preceding quarter, being less than 80% of the amount of the EBITDA in the approved Annual Budget for the calendar year.

	(ii)	The amount to be spent or committed on capital expenditures, in the aggregate in one or a series of transactions in one calendar year, would exceed by more than 10% the approved capital expenditures for the amount in the approved Annual Budget for the calendar year.

(b)	(i)	Agreements in which the Company or its Subsidiaries grants exclusivity for a period of over *** to any Person (other than its Wholly Owned Subsidiaries);

	(ii)	***; or

	(iii)	***
(c)	A sale or other disposition or licensing of assets (including shares or other equity interests of the Company’s Subsidiaries) in one transaction or a series of transactions during one calendar year, if the aggregate value of the assets being transferred, disposed of or licensed is greater than 10% of the Company’s total assets; except, that, transactions between or among the Company and its Wholly Owned Subsidiaries will not be considered Special Approval Matters.

(d)	Acquisitions of assets in one transaction or series of transactions during one calendar year, if the aggregate value of the assets being acquired is greater than $*** individually or $*** in the aggregate; except, that, transactions between or among the Company and its Wholly Owned Subsidiaries will not be considered Special Approval Matters.

(e)	Contracts or transactions with Affiliates of NII, the Company or the Investor, if the aggregate value of the contract or transaction is greater than $***; except, that, the foregoing will not be applicable to:

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
(i)	Transactions between or among the Company and its Wholly Owned Subsidiaries

(ii)	Management fees payable to NII pursuant to and on the terms contemplated by the existing management compensation agreements for services provided by NII, fees payable to NII under the Intercompany License Agreement, compensation payable to the Investor under the Investor Sublicense and payments to NII pursuant to and on the terms contemplated by the existing agreements between the Company and NII to compensate NII for the value of equity compensation (including stock options and restricted stock) granted by NII to employees of the Company. Escalations to management fees that naturally occur under the management fee formula in the existing agreements will not be considered Special Approval Matters. Changes to formulas or changes to the agreed management fee structure or to the terms on which payments with respect to equity compensation are calculated and made (other than changes that are required under applicable Law or as a result of a ruling of a Government Authority) would be considered Special Approval Matters.

(iii)	Contracts related to the purchase of products and services by the Company under agreements with third parties to which other NII Subsidiaries are also parties if the terms on which the Company is allowed to purchase the products and services (A) are not less favorable to the Company than those available to the other NII Subsidiaries under the agreement (so that the benefits of the agreement are not disproportionately allocated to the other NII Subsidiaries and the costs are not disproportionately allocated to the Company); and (B) are not less favorable to the Company than those it could obtain independently from other unrelated third party providers.

(iv)	Purchases of products and services by the Company from NII or its controlled Affiliates (in addition to those provided pursuant to the arrangements contemplated by Section 4(e)(ii) of this Exhibit J) if (A) NII can reasonably establish that the terms of the purchases are no less favorable to the Company than the terms on which the products or services can be purchased from unrelated parties or if the cost of the products or services are less than the amounts that the Company incurs internally to purchase or deliver the products or services; and (B) the transactions during the calendar year do not exceed individually the principal amount of $*** or in the aggregate the principal amount of $***.
4.	Obligations of the Company or its Subsidiaries for borrowed money, capital leases or any kind of encumbrances, guarantees or security interests, in the aggregate, as at any time of determination and measured in U.S. Dollars, exceeding 1.5 times the Company’s Operating Income (Loss) before Depreciation and Amortization and License Fees annualized by adding the four immediately preceding and completed fiscal quarters. Indebtedness created as a result of the implementation of required changes to the

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
Company’s accounting policies, and transactions between or among the Company and its Wholly Owned Subsidiaries, will not be considered Special Approval Matters.
5.	Loans by the Company or its Subsidiaries to third parties; except, that, loans entered into in the Ordinary Course of Business to distributors not to exceed $*** individually or $*** in the aggregate and other loans in the Ordinary Course of Business not to exceed $*** in the aggregate outstanding at any time and transactions between or among the Company and its Wholly Owned Subsidiaries, will not be considered Special Approval Matters.

6.	Amending, terminating or failing to abide by the dividend policy agreed by the Parties and attached as Exhibit M (including share or other equity interest repurchases) or accounting policy of the Company or its Subsidiaries, except, that, amendments to the Company’s or its Subsidiaries’ accounting policy to the extent that the changes (a) to the policy are the result, and are meant to make the policy consistent, with changes to the then current generally accepted accounting principles or NIFs (Normas de Información Financiera) applicable in the United States of America or Mexico or (b) are being implemented by NII in all of its markets and are permitted by the then current generally accepted accounting principles or NIFs applicable in the United States of America and Mexico will not be considered Special Approval Matters.

7.	*** except, that, roaming or other services offered to Company customers outside Mexico, and existing infrastructure coordination arrangements in the Mexico/United States border will not be considered Special Approval Matters.

8.	(i) Amendments to bylaws of the Company or its Subsidiaries, other than amendments contemplated by this Agreement or required in order to comply with applicable Law; and (ii) entry into or amendment of any equityholder or similar agreements by the Company or its Subsidiaries.

9.	Liquidation, dissolution, bankruptcy, merger, spin-off, conversion or IPO of the Company or its Subsidiaries; except, that, transactions carried out between the Company and its Wholly Owned Subsidiaries will not be considered Special Approval Matters.

10.	Disposition by the Company or its Subsidiaries of any kind of spectrum and other concessions issued by the COFETEL.

11.	The issuance or grant of any options, restricted stock or other equity awards in any one year to the extent that the aggregate number of shares of NII underlying such options, restricted stock or other awards, respectively, which are effectively charged to or paid by the Company or its Subsidiaries exceeds 125% of the aggregate number of shares of NII underlying such options, restricted stock or other awards, respectively, of the immediately preceding year (but adjusting such prior year amount by taking into account new employees eligible for such award in the relevant calendar year). Such calculation will be computed separately for options, restricted stock and other equity awards such that the 125% threshold will be applied to each type of grant. For purposes of this calculation, the adjustment of aggregate amount of grants to account for the increase in eligible individuals will be calculated based upon the increase in the number of individuals in each position grade and the average grant levels made to employees in that grade.

12.	Any changes in the capitalization of the Company or its Subsidiaries (other than as a result of equity contributions among the Company and its Wholly Owned Subsidiaries which do not have a negative tax impact on the Company or its Subsidiaries).

13.	Entering into or amending by the Company or its Subsidiaries any intellectual property licensing arrangements or agreements with NII (or any Subsidiary thereof other than the Company and its Subsidiaries); provided that the Investor Sublicense, the Investor License and the Intercompany License Agreement Amendment shall be entered into in accordance with the terms of this Agreement.

14.	The determination of the voting of the shares or quotas of each of the Subsidiaries of the Company that are owned by the Company, when the relevant shareholder or quotaholders meeting of such Subsidiary intend to resolve on any of the matters considered Special Approval Matters above. This is also applicable if the resolutions are adopted by a unanimous written consent.

15.	Any amendment to the Inversiones Nextel Trust or to the shareholders agreement dated March 6, 2000 by and among Maria Cristina Peña Téllez, Ricardo Elmer Backman Montes, Victor Hugo Tiburcio Hermida, the Company and Inversiones Nextel de México, S.A. de C.V.
To the extent that any matter could be deemed to be a Special Approval Matter under more than one of the provisions of this Exhibit J, if the Special Approval Matter is approved pursuant to one of the provisions of this Exhibit J, the Special Approval Matter will be deemed to be approved for all purposes of this Exhibit J. To the extent that any matter is specifically excluded from any particular Special Approval Matter on this Exhibit J, it will not be deemed to be approved for purposes of any other Special Approval Matter. Nothing in this Agreement shall limit any rights of the Investor pursuant to the Company Restated Bylaws and/or applicable Law.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXHIBIT K
Restricted Persons
“Restricted Person” means:
1.	***

2.	***

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXHIBIT L
Success at the Auction
***

EXHIBIT M
Dividend Policy
No dividend is required until the end of the 2014 calendar year. Beginning in 2015, a required annual dividend, declared at the first Company Board meeting following the end of each calendar year (the first dividend will be paid in early 2015), equal to 40.0% of the Free Cash Flow generated in the most recently completed calendar year for as long as compensation is still being paid pursuant to the Investor Sublicense. If the payments have ceased, the annual dividend will increase to 50% of the Free Cash Flow of the most recently completed calendar year.
For the purposes of the dividend policy, Free Cash Flow is equal to the sum of (i) Cash Flow Provided by Operating Activities reflected on the Company’s cash flow statement of the fiscal year ended prior to the date the dividend is declared, plus (ii) cash, if any, received by the Company in connection with the disposition of assets, minus (iii) cash used for capital expenditures, and minus (iv) cash, if any, used in acquisitions including purchases of spectrum or other assets or businesses.